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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

THE BON-TON STORES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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2801 East Market Street
York, PA 17402
www.bonton.com

May 1, 2012

Dear Shareholder:

        You are cordially invited to attend our Annual Meeting of Shareholders to be held at the Company's offices, 2801 East Market Street, York, Pennsylvania on Tuesday, June 12, 2012, beginning at 9:00 a.m.

        We are using the Securities and Exchange Commission rule that allows companies to furnish proxy materials over the internet. The proxy materials consist of our official notice of meeting, the proxy statement and our 2011 Annual Report. We are mailing to many of our shareholders a notice that the proxy materials, including our 2011 Annual Report, are available on our website rather than sending a paper copy of this proxy statement and our 2011 Annual Report. We believe this electronic proxy process will expedite shareholders' receipt of proxy materials, conserve valuable natural resources and reduce the Company's costs of printing and distributing proxy materials.

        Your vote is important to us. Even if you plan to attend the meeting, please vote your shares by telephone or over the internet, or, alternatively, if you elect to receive a paper copy of the proxy card by mail, by signing, dating and mailing the proxy card in the postage-paid envelope provided. Instructions regarding these three methods of voting are contained in our proxy materials. If you attend the meeting, you may continue to have your shares voted as previously indicated or you may withdraw your proxy at the meeting and vote the shares in person.

Sincerely,
Byron L. Bergren Chairman of the Board

2801 East Market Street
York, PA 17402
www.bonton.com

NOTICE OF ANNUAL MEETING

        The Annual Meeting of Shareholders of The Bon-Ton Stores, Inc. will be held on Tuesday, June 12, 2012, at 9:00 a.m., at the Company's offices, 2801 East Market Street, York, Pennsylvania.

        The purposes of the meeting are:

  1.
  To elect an eight-member Board of Directors for a one-year term;

  2.
  To approve the Amendment and Restatement of The Bon-Ton Stores, Inc. Cash Bonus Plan;

  3.
  To approve the Amendment and Restatement of The Bon-Ton Stores, Inc. 2009 Omnibus Incentive Plan;

  4.
  To approve, on an advisory basis, the compensation of the Named Executive Officers of the Company, as disclosed in the Proxy Statement;

  5.
  To ratify the appointment of KPMG LLP as independent registered public accounting firm for 2012; and

  6.
  To consider any other matters as may properly come before the meeting.

        Shareholders who owned shares of our stock at the close of business on April 13, 2012 may attend and vote at the meeting. You may vote by telephone or over the internet or, if you elect to receive a paper copy of the proxy card by mail, you may vote by signing, dating and mailing the proxy card in the postage-paid envelope provided. Any shareholder attending the meeting may vote in person, even if he or she has already returned a proxy card or voted by telephone or over the internet.

J. Gregory Yawman Vice President, General Counsel and Secretary

York, Pennsylvania
May 1, 2012

        Please vote by telephone or over the internet as instructed on the proxy card or, if you have elected to receive a paper copy of our proxy materials by mail, complete, sign and date the proxy card as promptly as possible and return it in the envelope provided. If you vote by telephone or over the internet, do not return your proxy card.

 IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 12, 2012

        This proxy statement and the Company's Annual Report for the fiscal year ended January 28, 2012 are both available in the Investor Relations section of the Company's website at www.bonton.com.

THE BON-TON STORES, INC.
PROXY STATEMENT

        We are providing this proxy statement to solicit your proxy for use at the Annual Meeting of Shareholders (the "meeting") which will be held at 9:00 a.m. on Tuesday, June 12, 2012. The proxy materials, which consist of the 2011 Annual Report, the Notice of Annual Meeting, this proxy statement and the proxy card, are being made available to our shareholders on or about May 1, 2012.

        The Company is furnishing proxy materials over the internet pursuant to rules adopted by the Securities and Exchange Commission (the "SEC"). We are mailing to many of our shareholders a notice that the proxy materials are available on our website. The notice provides instructions on accessing the proxy materials and submitting your proxy on-line. The notice also provides instructions for requesting paper copies of the proxy materials, which are available free of charge.

        We do not anticipate that any matters will be raised at the meeting other than those described in the Notice of Annual Meeting. If any other matters come before the meeting, your proxies will be authorized to act in accordance with their best judgment.

        When your proxy card is signed and returned, or you have submitted your proxy over the internet or by telephone, your shares will be voted in accordance with your instructions. If your proxy card is signed and returned without specifying choices, your shares will be voted "for" the Board nominees, "for" the approval of the amendment and restatement of The Bon- Ton Stores, Inc. Cash Bonus Plan (the "Cash Bonus Plan"), "for" the approval of the amendment and restatement of The Bon-Ton Stores, Inc. 2009 Omnibus Incentive Plan (the "Incentive Plan"), "for" the approval of the compensation of executive officers, and "for" ratification of the appointment of KPMG LLP as independent registered public accounting firm.

        You may revoke your proxy before its exercise by notifying the Secretary of the Company in writing, by delivering a properly executed, later-dated proxy card, by submitting your proxy again over the internet or by telephone or by voting in person at the meeting.

        Your proxy is being solicited by the Board of Directors (the "Board"). We will bear the cost of this solicitation, including the charges of brokerage houses, nominees and fiduciaries in forwarding these materials to beneficial owners. This solicitation may be made in person, by telephone or by other means of communication by our directors, officers or employees.

        References in this proxy statement to a year refer to our fiscal year, which is the 52 or 53 week period ending on the Saturday nearer to January 31 of the following calendar year (for example, a reference to 2011 is a reference to the fiscal year ended January 28, 2012).

VOTING PROCEDURES AND SECURITY OWNERSHIP

Outstanding Shares and Voting Rights

        Shareholders of record at the close of business on April 13, 2012 are entitled to vote at the meeting. At that time, there were 16,945,014 shares of common stock and 2,951,490 shares of Class A common stock outstanding. The common stock and the Class A common stock vote together on all matters. Holders of common stock are entitled to one vote per share and holders of Class A common stock are entitled to ten votes per share. There are no other classes of voting securities outstanding. In the election of directors, shareholders do not have cumulative voting rights.

        The presence at the meeting, in person or by proxy, of persons entitled to cast a majority of the shareholder votes will constitute a quorum.

        For Proposal One, the nominees receiving a majority of the votes cast will be elected. (A majority of votes cast means that the number of votes cast "for" a director must exceed the number of votes cast "against" that director.) A proxy marked "withhold" with respect to the election of a director will not be voted as to the director indicated, but will be counted for purposes of determining whether there is a quorum.

        For Proposal Two, an affirmative vote of the majority of the votes cast by shareholders present in person or represented by proxy at the Annual Meeting and entitled to vote on Proposal Two is required to approve the amendment and restatement of the Cash Bonus Plan.

        For Proposal Three, an affirmative vote of the majority of the votes cast by shareholders present in person or represented by proxy at the Annual Meeting and entitled to vote on Proposal Three is required to approve the amendment and restatement of the Incentive Plan.

        For Proposal Four, an affirmative vote of the majority of the votes cast by shareholders present in person or represented by proxy at the Annual Meeting and entitled to vote on Proposal Four is required to approve, on an advisory basis, the compensation of our Named Executive Officers as described in this Proxy Statement.

        For Proposal Five, an affirmative vote of the majority of the votes cast by shareholders present in person or represented by proxy at the Annual Meeting and entitled to vote on Proposal Five is required to approve the ratification of the appointment of KPMG LLP as our independent registered public accounting firm.

        Because your vote on Proposal Four is advisory, it will not bind the Board or the Human Resources and Compensation Committee. However, the Board and the Human Resources and Compensation Committee will review the voting results and take the results into consideration in making future determinations on executive compensation.

        Abstentions and broker non-votes are counted to determine whether a quorum is present at the meeting but are not counted as a vote in favor of or against a particular matter. A "broker non-vote" occurs when a holder of record for a beneficial owner does not vote on a particular matter because the holder of record does not have discretionary voting power as to that item and has not received voting instructions from the beneficial owner.

        The rules that guide how most brokers vote your stock have changed over the last several years. The rules provide that brokerage firms or other nominees may not vote your shares with respect to matters that are not "routine" under the rules. The rules now provide that the election of directors is not a "routine" matter. Accordingly, most brokerage firms or other nominees may not vote your shares with respect to the election of directors without specific instructions from you as to how your shares are to be voted. Similarly, the approval of the Cash Bonus Plan and approval of the Incentive Plan are non-routine matters for which brokerage firms or other nominees require specific instructions from you. Additionally, as required by Section 957 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act"), an advisory vote on executive compensation is also considered a non-routine matter for which brokers do not have discretionary authority to vote shares held by account holders. The ratification and appointment of our independent registered public accounting firm for 2012 is considered a "routine" matter under the rules and, therefore, brokerage firms and other nominees have the authority under the rules to vote your unvoted shares with respect to this matter if you have not furnished voting instructions within a specified period of time prior to the meeting.

        If you own common stock in your own name, you are an "owner of record." This means you may direct the persons named as proxies how to vote your shares. If you fail to return your proxy, the proxies cannot vote your shares at the meeting.

        You have four voting options:

  •
  Internet:  You can vote over the internet at the internet address shown on your proxy card. Internet voting is available 24 hours a day. If you have access to the internet, we encourage you to vote this way. If you vote over the internet, do not return your proxy card.

  •
  Telephone:  You can vote by calling the toll-free telephone number on your proxy card. Telephone voting is available 24 hours a day. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. If you vote by telephone, do not return your proxy card.

  •
  Proxy Card:  You can vote by signing, dating and mailing your proxy card in the postage-paid envelope provided.

  •
  Vote in Person:  You can attend the Annual Meeting and vote at the meeting.

        If a broker, bank or other nominee holds your common stock for your benefit but not in your name, your shares are held in "street name." In that case, your bank, broker or other nominee will send you a voting instruction form to use in voting your shares. The availability of internet and telephone voting depends on their voting processes. Please follow the voting instruction form sent to you by your bank, broker or other nominee.

        If you are a participant in The Bon-Ton Stores, Inc. Retirement Contribution Plan (the "401(k) Plan"), your proxy will incorporate all shares you own through the 401(k) Plan, assuming all your shares are registered in the same name. Your proxy will serve as a voting instruction for the trustee of the 401(k) Plan. If you own shares through the 401(k) Plan and you do not vote, the 401(k) Plan trustee will vote your shares in the same proportion as shares for which instructions were received from other shareholders under the 401(k) Plan.

        The NASDAQ Stock Market listing standards provide that if more than 50% of the voting power in a company is held by an individual, group or another company, the company is a "controlled" company. Bon-Ton is a "controlled" company because Tim Grumbacher, Executive Chairman of the Board through February 6, 2012 and currently a director and Strategic Initiatives Officer of the Company, is the beneficial owner of shares of common stock and Class A common stock entitled to vote more than 50% of the votes entitled to be cast at the meeting. Mr. Grumbacher has indicated that he will vote "for" each of the nominees for director, "for" the approval of the Cash Bonus Plan, "for" the approval of the Incentive Plan, "for" the approval of the compensation of the Named Executive Officers and "for" ratification of the appointment of KPMG LLP. Consequently, the election of each nominee for director, the approval of the Cash Bonus Plan, the approval of the Incentive Plan, the approval of the compensation of the Named Executive Officers, and the ratification of the appointment of KPMG LLP are assured.

 Principal Shareholders

        This table shows owners of 5% or more of the Class A common stock or common stock as of March 9, 2012. Each person listed has sole voting power and sole investment power as to the shares indicated unless otherwise noted.

	Class A Common Stock		Common Stock(1)
Name and Address	Number of Shares	Percent of Class	Number of Shares		Percent of Class
Tim Grumbacher 2801 E. Market Street York, PA 17402	2,951,490	100.00%	4,634,982		23.25%
Michael L. Gleim 2801 E. Market Street York, PA 17402	—		994,652	(2)	5.86%
Paradigm Capital Management, Inc. 9 Elk Street Albany, NY 12207	—		975,900	(3)	5.75%
BlackRock, Inc. 40 E. 52nd Street New York, NY 10022	—		870,707	(3)	5.13%
Gamco Investors, Inc. One Corporate Center Rye, NY 10580-1435	—		861,500	(3)	5.07%

(1)
Each share of Class A common stock is convertible into one share of common stock at the holder's option. Accordingly, the number of shares of common stock for each person includes the number of shares of common stock issuable upon conversion of all shares of Class A common stock beneficially owned by such person. Also, the total number of shares of common stock outstanding for purposes of calculating percentage ownership of a person includes the number of shares of Class A common stock beneficially owned by such person.

(2)
Includes (a) 195,523 shares of common stock held by The Grumbacher Family Foundation, a charitable foundation of which Mr. Gleim, Tim Grumbacher and Nancy T. Grumbacher (Mr. Grumbacher's wife) are the directors, (b) 454,194 shares of common stock held by trusts for the benefit of Tim Grumbacher's children of which Messrs. Gleim and David R. Glyn are the trustees (c) 15,558 shares of common stock held by trusts for the benefit of Mr. Grumbacher's grandchildren of which Ms. Grumbacher, Beth Elser, Mr. Glyn and Mr. Gleim are the trustees, and (d) 214,203 shares of common stock held by trusts for the benefit of Mr. Grumbacher's wife and his children of which Messrs. Gleim and Glyn are the trustees. Also includes 53,367 shares owned by Cathy Gleim, Mr. Gleim's wife, and 2,300 shares which Mr. Gleim holds as custodian for his grandchildren. Mr. Gleim disclaims beneficial ownership of all shares referred to in this note. Does not include 58,778 restricted stock units held by Mr. Gleim. These restricted stock units do not confer on Mr. Gleim voting or dispositive control over shares of common stock until one year following termination of his Board service, at which time shares of common stock are issued on a one-share for one-unit basis.

(3)
Based solely on Schedules 13G filed with the Securities and Exchange Commission by: (a) Paradigm Capital Management, Inc. on February 13, 2012 and (b) BlackRock, Inc. on February 9, 2012, and on Schedule 13D filed with the Securities and Exchange Commission by Gamco Investors, Inc. on March 4, 2009.

 Security Ownership of Directors and Executive Officers

        This table shows, as of March 9, 2012, the holdings of Mr. Bergren, our Chief Executive Officer through February 6, 2012; our Chief Financial Officer; the three other most highly compensated executive officers during 2011 (collectively, the "Named Executive Officers"); Brendan L. Hoffman, our Chief Executive Officer beginning February 7, 2012; each director; and all directors and executive officers as a group. Each person listed has sole voting power and sole investment power with respect to the shares indicated unless otherwise noted.

	Class A Common Stock		Common Stock(1)
Name	Shares Beneficially Owned	Percent of Class	Shares Beneficially Owned(2)		Percent of Class
Tim Grumbacher	2,951,490	100.00%	4,634,982		23.25%
Michael L. Gleim	—		994,652	(3)	5.86%
Byron L. Bergren	—		798,723		4.64%
Brendan L. Hoffman	—		600,000		3.53%
Anthony J. Buccina	—		543,229		3.17%
Barbara J. Schrantz	—		283,285		1.66%
Stephen R. Byers	—		215,759		1.26%
Keith E. Plowman	—		210,207	(4)	1.23%
Lucinda M. Baier	—		10,000		*
Philip M. Browne	—		8,600		*
Marsha M. Everton	—		860		*
Todd C. McCarty	—		—		*
All directors and executive officers as a group (13 persons)	2,951,490	100.00%	8,204,672	(5)	39.90%

*
less than 1%

(1)
See note (1) to Principal Shareholders table.

(2)
The shares reflected include both options exercisable within 60 days of March 9, 2012 and Restricted Shares, but exclude Restricted Stock Units ("RSUs"). RSUs do not confer on the holder voting or dispositive control over common shares until, in the case of non-employee directors, one year following termination of Board services, and, in the case of Mr. Bergren, six months after termination of employment. The following table sets forth the number of options exercisable within 60 days of March 9, 2012, and the number of Restricted Shares and RSUs held by each person:

Name	Options Exercisable Within 60 Days of March 9, 2012	Restricted Shares	Restricted Stock Units
Tim Grumbacher	—	—	—
Michael L. Gleim	—	—	58,778
Byron L. Bergren	220,000	—	20,259
Brendan L. Hoffman	—	600,000	—
Anthony J. Buccina	157,019	185,000	—
Stephen R. Byers	97,519	15,000	—
Keith E. Plowman	61,019	87,000	—
Barbara J. Schrantz	49,452	215,000	—
Lucinda M. Baier	—	—	46,125
Philip M. Browne	—	—	57,643
Marsha M. Everton	—	—	57,643
Todd C. McCarty	—	—	46,202
All directors and executive officers as a group (13 persons)	629,646	1,152,000	286,650

(3)
See note (2) to Principal Shareholders Table.

(4)
Includes 675 shares held in an IRA by Mr. Plowman's spouse. Mr. Plowman disclaims beneficial ownership of these shares.

(5)
See notes (1)—(4) above. Includes 44,637 options exercisable within 60 days of March 9, 2012 held by an executive officer not named in this table. Includes 50,000 Restricted Shares held by an executive officer not named in this table. Restricted Shares confer voting rights on the holder but are subject to forfeiture as provided in the Amended and Restated 2000 Stock Incentive and Performance-Based Award Plan and the 2009 Omnibus Incentive Plan (together, the "Stock Incentive Plan").

PROPOSAL ONE

ELECTION OF DIRECTORS

        The Board proposes the following nominees for election as directors to hold office until the 2013 Annual Meeting of Shareholders and until their respective successors have been elected. Each is currently a director and has agreed to serve if elected. Should a nominee become unable or decline to serve before the meeting, the proxies may vote for a substitute recommended by the Governance and Nominating Committee of the Board, unless the Board reduces the number of directors.

LUCINDA M. BAIER—Director since 2007. Age 47

        Ms. Baier has been Executive Vice President, Chief Financial Officer and Chief Administrative Officer of Central Parking System, Inc., a leading firm in parking management and marketing, since June 2011, having previously served as Senior Vice President and Chief Financial Officer since September 2010. Prior to that, Ms. Baier was Executive Vice President and Chief Financial Officer of Movie Gallery, Inc., a home entertainment specialty retailer, from July 2008 to February 2010. In February 2010, Movie Gallery, Inc. filed for reorganization under Chapter 11 of the Bankruptcy Code. Ms. Baier served from 2006 until July 2008 as Chief Financial Officer of World Kitchen, LLC.

        In determining that Ms. Baier should serve as a director of the Company, the Board considered her significant experience as a chief financial officer of a public company, her expertise and background with regard to accounting and financial matters, as well as her expertise in financial and strategic planning, regulatory compliance and reporting and corporate financing.

BYRON L. BERGREN—Director since 2004. Age 65

        Mr. Bergren served as President and Chief Executive Officer of Bon-Ton from August 2004 to February 2012, when he retired as President and Chief Executive Officer and was named Chairman of the Board of Directors. Mr. Bergren joined Bon-Ton in November 2003 as Vice Chairman and served as President and Chief Executive Officer of The Elder-Beerman Stores Corp. from February 2002 through August 2004.

        In determining that Mr. Bergren should serve as a director of the Company, the Board considered his previous role as President and Chief Executive Officer, his numerous years of executive leadership with the Company and management experience in the department store industry as well as his expertise in strategic planning, business expansion, merchandising, marketing, financing and corporate governance.

PHILIP M. BROWNE—Director since 2002. Age 52

        Mr. Browne was Senior Vice President and Chief Financial Officer of Advanta Corp., one of the nation's largest credit card issuers in the small business market, from June 1998 to March 2011. In November 2009, Advanta Corp. filed for reorganization under Chapter 11 of the Bankruptcy Code. Prior to that, Mr. Browne was a partner at Arthur Andersen LLP, where he was employed for more than 15 years.

        In determining that Mr. Browne should serve as a director of the Company, the Board considered his significant experience as a chief financial officer of a public company, his expertise and background with regard to accounting and financial matters, as well as his expertise in financial and strategic planning, regulatory compliance and reporting and corporate financing.

 MARSHA M. EVERTON—Director since 2003. Age 60

        Ms. Everton has been President of Marsha Everton LLC, a York, Pennsylvania-based consulting firm, since September 2006. She was President of The Pfaltzgraff Co., a casual dinnerware manufacturer, from the time of its acquisition by Lifetime Brands, Inc., a multi-channel retail company, in July 2005 until August 2006, and was President and Chief Executive Officer of The Pfaltzgraff Co. from January 2002 until its acquisition by Lifetime Brands in July 2005. Ms. Everton is also a director of the National Retail Federation Foundation and holds a Certificate of Director Education from the National Association of Corporate Directors.

        In determining that Ms. Everton should serve as a director of the Company, the Board considered her substantial management and operations expertise gained through her experience as chief executive officer of a multi-channel retail company, her broad knowledge of compensation and corporate governance issues and her completion of continuing director education programs concerning corporate governance and compensation matters.

MICHAEL L. GLEIM—Director since 1991. Age 69

        Mr. Gleim has been the Company's Lead Director since January 1, 2010. He was Vice Chairman and Chief Operating Officer of Bon-Ton from December 1995 to February 2002. From 1991 to December 1995 he was Senior Executive Vice President of Bon-Ton, and from 1989 to 1991 he was Executive Vice President of Bon-Ton.

        In determining that Mr. Gleim should serve as a director of the Company, the Board considered his numerous years of executive leadership with the Company and management experience in the department store industry as well as his expertise in strategic planning, business expansion, financing and corporate governance.

TIM GRUMBACHER—Director since 1967. Age 72

        Mr. Grumbacher served as Executive Chairman of the Board of Directors of Bon-Ton from February 2005 to February 2012, when he was named Chairman Emeritus and Strategic Initiatives Officer. He served as Chairman of the Board of Directors of Bon-Ton from August 1991 to February 2005. He was Chief Executive Officer of Bon-Ton from 1985 to 1995 and in positions of senior management since 1977.

        In determining that Mr. Grumbacher should serve as a director of the Company, the Board considered his numerous years of executive leadership with the Company and management experience in the department store industry as well as his expertise in strategic planning, business expansion, financing and corporate governance and his significant ownership interest in the Company.

BRENDAN L. HOFFMAN—Director since February 2012. Age 43

        Mr. Hoffman became President and Chief Executive Officer of Bon-Ton on February 7, 2012. Mr. Hoffman served as president and chief executive officer of Lord & Taylor, a division of Hudson's Bay Trading Company, from October 2008 to January 2012. Prior to that, Mr. Hoffman served six years as president and chief executive officer of Neiman Marcus Direct, where he oversaw the growth of neimanmarcus.com and the launch and growth of bergdorfgoodman.com. Mr. Hoffman has served as a director of Pier 1 Imports, Inc. since January 2011.

        In determining that Mr. Hoffman should serve as a director of the Company, the Board considered his current role as President and Chief Executive Officer, his numerous years of executive leadership in the retail department store industry as well as his expertise in strategic planning, business expansion, merchandising, marketing, financing and corporate governance.

 TODD C. MCCARTY—Director since 2007. Age 46

        Mr. McCarty has been Senior Vice President, Human Resources of The New York Times Company since December 2009. Prior to that, Mr. McCarty served as Senior Vice President, Global Human Resources of Readers Digest Association, Inc. from March 2008 to December 2009. In August 2009, Readers Digest Association, Inc. filed for reorganization under Chapter 11 of the Bankruptcy Code. From 2005 to February 2008, he served as Senior Vice President—Human Resources of Rite Aid Corporation.

        In determining that Mr. McCarty should serve as a director of the Company, the Board considered his many years of experience as a senior executive in the field of human resources, specialized knowledge beneficial to the Board of Directors in its formulation of compensation strategies and objectives.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS INFORMATION

Governing Documents

        The key documents that constitute our corporate governance framework are our:

  •
  Articles of Incorporation

  •
  Bylaws

  •
  Corporate Governance Policies

  •
  Audit Committee Charter

  •
  Human Resources and Compensation Committee Charter

  •
  Governance and Nominating Committee Charter

  •
  Executive Committee Charter

  •
  Code of Ethical Standards and Business Practices

        Each of the committee charters and the Code of Ethical Standards and Business Practices is available on our website at www.bonton.com by clicking on "Investor Relations," then "Corporate Governance."

Code of Conduct

        The Company maintains a Code of Ethical Standards and Business Practices (the "Code of Conduct") that sets forth the Company's policies and expectations. The Code of Conduct, which applies to every director, officer and employee, addresses a number of topics, including conflicts of interest, relationships with others, corporate payments, disclosure policy, compliance with laws, corporate opportunities and the protection and proper use of the Company's assets. The Code of Conduct meets NASDAQ's requirements for a code of conduct as well as the SEC's definition of a code of ethics applicable to the Company's senior officers.

Director Independence

        The Board of Directors has determined that each of Messrs. Browne and McCarty and Mmes. Baier and Everton is an "independent" director as that term is defined in the listing standards of the NASDAQ Stock Market. In determining independence, the Board of Directors carefully reviewed any possible related party transactions between the Company or any of its affiliates and each of the independent directors and determined there were no transactions that would compromise such director's independence. As discussed above, the Company is a "controlled company" and, as such, the Company may elect under Rule 5615(c) of the listing standards of the NASDAQ Stock Market, and it has elected, not to have a majority of the Board consist of independent directors.

Leadership Structure

        Since 2004, the Company has chosen to separate the roles of Chairman of the Board and Chief Executive Officer. The Company believes that this structure allows the Chairman of the Board to focus on leadership of the Board and to ensure that the Board fulfills its duties and responsibilities while the Chief Executive Officer focuses on leadership of the Company, including its strategic direction, the quality of its management and continuous operational improvement to enhance shareholder value. In addition, beginning January 1, 2010, the Company instituted the position of Lead Director. The role of the Lead Director is described on page 13.

 Meetings of the Board of Directors

        During 2011, the Board of Directors held seven meetings and took action by unanimous consent without a meeting three times. No director attended fewer than 75% of the total number of meetings of the Board and committees on which he or she served while in office. At each meeting of the Board of Directors, the independent directors also meet in executive session, at which only the independent directors are present.

Board Committees

        The Board has an Audit Committee, a Human Resources and Compensation Committee, a Governance and Nominating Committee and an Executive Committee. Beginning in May 2008 the Board also established, on a temporary basis, the Ad Hoc Leadership Transition Committee. The primary functions of each committee, its members, the number of times the committee met during 2011, and certain other information regarding each committee, are described below.

Audit Committee

        The members of the Audit Committee are Philip M. Browne (Chair), Lucinda M. Baier and Todd C. McCarty. The Board has determined that each of Mr. Browne and Ms. Baier is an "audit committee financial expert" as defined by applicable SEC rules and the listing standards of the NASDAQ Stock Market. The Audit Committee is comprised entirely of "independent" directors as defined by applicable SEC rules and NASDAQ Stock Market listing standards and operates under a charter that was adopted by the Board. This charter is posted in the Investor Relations section of the Company's website at www.bonton.com.

        The Audit Committee appoints and establishes the compensation for the Company's independent registered public accounting firm and approves in advance all engagements with the independent registered public accounting firm to perform audit or non-audit services. The Audit Committee oversees (1) the integrity of the Company's financial statements, (2) the Company's system of internal control over financial reporting and disclosure controls, (3) the Company's compliance with legal and regulatory requirements, (4) the qualification, independence and performance of the Company's independent registered public accounting firm and (5) the performance of the Company's internal audit function. The Audit Committee also oversees the financial reporting processes of the Company and the audits of the Company's financial statements. To assist it in carrying out its responsibilities, the Audit Committee is authorized to retain the services of independent advisors.

        The Audit Committee met seven times during 2011.

Human Resources and Compensation Committee

        The members of the Human Resources and Compensation Committee (referred to in this proxy statement as the "HRCC") are Marsha M. Everton (Chair) and Todd C. McCarty. The HRCC is comprised entirely of "independent" directors, as defined by the listing standards of the NASDAQ Stock Market, and both members are "non-employee directors" as defined by applicable SEC rules and "outside directors" as defined by applicable Internal Revenue Service Rules. The HRCC operates under a charter that was adopted by the Board. This charter is posted in the Investor Relations section of the Company's website at www.bonton.com.

        The HRCC reviews and evaluates the Company's overall compensation strategy to ensure that it promotes shareholder interests, supports the Company's strategic objectives and provides for appropriate rewards and incentives for the Company's management and employees. The HRCC reviews, evaluates and provides recommendations to the Board regarding the plans, policies and programs relating to the compensation of the Company's executive officers, the general compensation policies of the Company, succession planning, management development, and termination policies and arrangements. In addition, the HRCC reviews and approves the structure of the Company's bonus plans, administers the Company's stock incentive plans and oversees the Company's retirement, defined benefit and health and welfare plans.

        At the end of each year, the HRCC evaluates the performance of the President and Chief Executive Officer and the other executive officers of the Company with respect to approved goals and objectives, and establishes the compensation levels for the executive officers, including base pay, annual incentive compensation, long-term incentive plan participation, entrance into an agreement regarding employment and any special or supplemental benefits. The HRCC also establishes compensation levels for any newly-hired executive officer. (See "Compensation Discussion and Analysis" on page 31 for additional discussion of the elements of executive officer compensation.) The compensation of the President and Chief Executive Officer is also reviewed by the full Board. The HRCC annually reviews with the President and Chief Executive Officer the performance of the other executive officers and approves their compensation for the next year. The HRCC establishes the corporate goals under the Company's Cash Bonus Plan and Incentive Plan and has the authority to determine whether the requirements for receipt of a bonus should be waived.

        The HRCC may delegate its authority to a subcommittee comprised solely of its members. To assist it in carrying out its responsibilities, the HRCC is authorized to retain the services of advisors. During 2011, the HRCC engaged Meridian Compensation Partners, LLC ("Meridian") to provide counsel on executive compensation matters. The nature and scope of services rendered by Meridian were:

  •
  competitive market pay analyses;

  •
  ongoing support with regard to market trends impacting compensation and benefit programs;

  •
  preparation for and attendance at selected HRCC and Board meetings; and

  •
  other miscellaneous requests that occurred throughout the year.

        The HRCC did not direct Meridian to perform the above services in any particular manner or under any particular method. The HRCC has the final authority to hire and terminate the consultant, and the HRCC evaluates the consultant periodically.

        (See "Compensation Discussion and Analysis" on page 31 for additional discussion of the processes and procedures for the consideration and determination of executive officer compensation.)

        During 2011, the HRCC met 19 times and took action by unanimous consent without a meeting once.

Governance and Nominating Committee

        The members of the Governance and Nominating Committee (referred to in this proxy statement as the "Governance Committee") are Michael L. Gleim (Chair) and Marsha M. Everton. Mr. Gleim is not an "independent" director as set forth under the NASDAQ Stock Market listing standards. As discussed above, the Company is a "controlled company" and, as such, the Company may elect, under Rule 5615(c) of the listing standards of the NASDAQ Stock Market and it has elected, not to have a Governance Committee comprised solely of independent directors. Mr. Gleim provides the Board with valuable insight with respect to both the governance of the Company and the nominations process, and, therefore, the Board believes that he should continue as a member, and Chair, of the Governance Committee.

        The Governance Committee reviews, develops and makes recommendations to the Board regarding the Company's governance processes and procedures. It also recommends candidates for election to fill vacancies on the Board, including renominations of members whose terms are due to expire. The Governance Committee is also responsible for making recommendations to the Board regarding the compensation of its non-employee members. The Governance Committee operates under a charter that was adopted by the Board. This charter is posted in the Investor Relations section of the Company's website at www.bonton.com.

        The Governance Committee met four times during 2011.

Executive Committee

        The members of the Executive Committee are Byron L. Bergren (Chair), Michael L. Gleim and Tim Grumbacher. The Executive Committee has the authority to act in place of the Board on specified matters.

        The Executive Committee has the following responsibilities: to propose the Board agenda for each year and to refine the agenda prior to each Board meeting, to keep the members of the Board informed of pertinent issues that arise between regularly scheduled quarterly Board meetings and to act as a sounding board for the Company's Chief Executive Officer when appropriate. The Executive Committee Charter under which the Executive Committee operates was adopted by the Board and is posted in the Investor Relations section of the Company's website at www.bonton.com.

        During 2011, the Executive Committee met nine times.

Ad Hoc Leadership Transition Committee

        The Ad Hoc Leadership Transition Committee, which reviews, develops and makes recommendations to the Board regarding Chief Executive Officer succession, was established by the Board in May 2008 and completed its initial charge in November 2008. At the behest of the Board, the Committee was reconstituted in December 2009. The members of the Ad Hoc Leadership Transition Committee are Michael L. Gleim (Chair), Philip M. Browne and Todd C. McCarty. The Ad Hoc Leadership Transition Committee met four times during 2011 and completed its duties upon the appointment of Mr. Hoffman as the CEO in February 2012.

Role of the Lead Director

        As of January 1, 2010, the Board elected Michael L. Gleim as Lead Director of the Board. The primary duties of the Lead Director are, among other things, to:

  •
  work closely with and serve in an advisory capacity to the Chairman, the Chief Executive Officer and the Executive Committee;

  •
  assist the Board in assuring that the Board operates in compliance with applicable laws and regulations and the Company's Charter, By-Laws and corporate governance policies;

  •
  establish, in consultation with the Chairman, the Chief Executive Officer and non-employee directors, the frequency, duration, structure and location of Board meetings and review such from time to time, as considered appropriate or as requested by the Board;

  •
  assist the Chairman and the Chief Executive Officer in setting Board meeting agendas;

  •
  review and assess, in conjunction with the Chairman, the Chief Executive Officer and the relevant committees of the Board, director attendance, performance and the size and composition of the Board and its committees; and

  •
  preside at all meetings of the Board at which the Chairman is not present.

 Role of the Board in Risk Oversight

        The Board as a whole has responsibility for risk oversight. The oversight responsibility of the Board and the Board committees is facilitated by management reporting processes designed to provide information to the Board concerning the identification, assessment and management of critical risks and management's risk mitigation strategies and practices. These areas of focus include compensation, financial (including accounting, reporting, credit, liquidity and tax), operational, legal, regulatory, environmental, political and strategic risks. The full Board (or the appropriate Board committee), in concert with the appropriate management within the Company, reviews management reports to formulate risk identification, management and mitigation strategies. When a Board committee initially reviews management reports, the Chairman of the relevant Board committee briefs the full Board on the specifics of the matter at the next Board meeting. Additional review or reporting of risks is conducted as needed or as requested by the Board or relevant committee. This process enables the Board to coordinate the risk oversight role, particularly with respect to risks spanning more than one operational area.

Director Nominations Process and Director Qualifications

        The Governance Committee considers any appropriate recommendations for candidates for the Board. Any candidate recommended for the Board shall, at a minimum, possess a background that includes a solid education, sufficient business, professional or academic experience and the requisite reputation, character, integrity, skills, judgment and temperament and such other relevant characteristics, which, in the Governance Committee's view, have prepared him or her for dealing with the multi-faceted financial, business and other issues that confront a board of directors of a corporation with the size, complexity and reputation of the Company. The Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. Candidates for Board membership are reviewed in the context of the current Board composition, the operating requirements of the Company and the long-term interests of the Company's shareholders. The Governance Committee seeks to ensure that backgrounds and qualifications of the Company's directors, as a group, provide a significant breadth of experience, knowledge and abilities that will assist the Board in fulfilling its responsibilities to shareholders.

        Although the Governance Committee does not have a formal written policy regarding diversity in composition of the Board, the Governance Committee does consider the contribution of a candidate to the overall diversity of the Board. Diversity is considered broadly and includes variety in personal and professional backgrounds, experience and skills, geographic location, as well as differences in gender, race, ethnicity and age.

        Each candidate for Board membership commits to participate fully in Board activities, including active membership on at least one Board committee and attendance at, and participation in, meetings of the Board and the committees of which he or she is a member.

        When considering whether candidates for Board membership have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively, the Governance Committee focuses on the information provided in each of the Director's individual work histories set forth on pages 7 through 9.

        The Governance Committee will consider shareholder recommendations for candidates for the Board from any shareholder who has been a continuous record owner of at least 3% of the common stock of the Company for at least one year prior to submission of the recommendation and who provides a written statement that the shareholder intends to continue share ownership through the date of the meeting at which directors are to be elected. Any such shareholder recommendation should be sent to the Governance and Nominating Committee, c/o Office of the Secretary, The Bon-Ton Stores, Inc., P.O. Box 2821, York, Pennsylvania 17405. No shareholder recommendations have been received since the June 14, 2011 shareholder meeting.

        In addition, the Governance Committee considers potential candidates recommended by current directors, Company officers, employees and others. When appropriate, the Governance Committee may retain executive recruitment firms to assist in identifying suitable candidates. The Governance Committee screens all potential candidates in the same manner regardless of the source of the recommendation.

        In re-nominating incumbent directors to continue for an additional term, the Governance Committee determines whether the incumbent director is willing to stand for re-election. If so, the Governance Committee evaluates his or her performance in office to determine suitability for continued service, taking into consideration the value of continuity and familiarity with the Company's business.

Director Attendance at Annual Meetings

        The Company has adopted a policy that encourages Board members who reside in the York area to attend the annual meeting of shareholders. Four of the eight members of the Board attended the 2011 Annual Meeting of Shareholders.

Shareholder Communication with the Board of Directors

        Any shareholder who wishes to communicate with the Board of Directors or any individual director may do so by directing correspondence, which prominently displays the fact that it is a shareholder-board communication, to such director or directors, c/o Office of the Secretary, The Bon-Ton Stores, Inc., P.O. Box 2821, York, Pennsylvania 17405. Until and unless a procedure is adopted by a majority of the independent members of the Board whereby it may be deemed unnecessary or inappropriate to relay certain shareholder communications to the appropriate parties, all shareholder communications will be relayed to the intended director or directors.

Compensation of Directors

        During 2011, Messrs. Grumbacher and Bergren were employees of the Company and were not paid any separate compensation for serving as directors. In February 2012, Mr. Hoffman became President and Chief Executive Officer of the Company and was elected as director. He is not paid any separate compensation for serving as a director. Messrs. Grumbacher and Hoffman are the only current employees who serve as directors.

        Each non-employee director receives both cash compensation and stock compensation comprised of the following:

  •
  a $120,000 annual fee, $50,000 of which is paid in cash (the "annual cash retainer") and $70,000 of which is paid in RSUs that vest at the end of the current term;

  •
  a $20,000 annual cash fee for serving on the Executive Committee;

  •
  a $5,000 annual cash fee for serving on each committee (other than the Executive Committee), including the Ad Hoc Leadership Transition Committee; and

  •
  a $15,000 supplemental annual fee for each committee chair, including the Ad Hoc Leadership Transition Committee, $10,000 of which is paid in cash and $5,000 in RSUs that vest at the end of the current term.

        One of the Company's non-employee directors, currently Lucinda M. Baier, serves as the Board's representative on the committee that oversees the Company's retirement contribution plan. For her service on this committee, Ms. Baier receives $1,250 for each meeting attended.

        As of January 1, 2010, the Board elected Mr. Gleim as Lead Director of the Board. For his service as Lead Director, Mr. Gleim receives a supplemental fee of $140,000 per year.

        Directors may defer all or any part of their cash compensation into additional RSUs.

        The following table presents the compensation provided by the Company during 2011 to each non-employee director:

Name	Fees earned or paid in cash ($)	Stock Awards ($)(1)	Change in pension value and nonqualified deferred compensation earnings ($)	All other compensation ($)		Total ($)
Lucinda M. Baier	55,000	70,000	—	5,000	(2)	130,000
Philip M. Browne	70,000	75,000	—	—		145,000
Marsha M. Everton	70,000	75,000	—	—		145,000
Michael L. Gleim	100,000	80,000	53,741	140,000	(3)	373,741
Todd C. McCarty	65,000	70,000	—	—		135,000

(1)
The amounts reported in this column reflect the aggregate grant date fair value of RSUs computed in accordance with Financial Accounting Standards Board Accounting Standards Codification ("ASC") Topic 718, Compensation—Stock Compensation ("ASC 718") for RSUs granted on June 14, 2011 to each non-employee director. The amounts do not reflect compensation actually received by the non-employee directors. RSUs do not confer on the non-employee director voting or dispositive control over common shares until one year following termination of Board services. Assumptions used in the calculation of these amounts are included in Note 15 to our audited financial statements included in our Form 10-K filed with the SEC on April 11, 2012.

The aggregate number of RSUs held by each non-employee director as of January 28, 2012 was:

    46,125 held by Ms. Baier
    46,202 held by Mr. McCarty
    57,643 held by each of Ms. Everton and Mr. Browne
    58,778 held by Mr. Gleim

(2)
Fees received for Ms. Baier's service on the Company's Retirement Contribution Plan Committee.

(3)
Fees received for Mr. Gleim's service as Lead Director of the Board.

Share Ownership Guidelines

        In December 2007, the Company adopted guidelines requiring each director to maintain an equity stake in the Company equal to three times the annual cash retainer paid to the director. This links the directors' interests with those of other shareholders. Shares of Common Stock actually owned and time-based RSUs count towards the equity ownership requirement. Each director is required to achieve this share ownership level by the later of five years after joining the Board or five years after adoption of the guideline. Accordingly, each non-employee director standing for election in 2012 must meet this guideline by December 2012.

        Share ownership requirements for 2011 were measured based on the average price of the Company's common stock during 2010. Share ownership requirements are reviewed annually by the HRCC.

        All of the non-employee directors standing for election currently satisfy the guideline.

THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR"
THE ELECTION OF THE NOMINEES LISTED ABOVE

PROPOSAL TWO

APPROVAL OF THE AMENDMENT AND RESTATEMENT
OF
THE BON-TON STORES, INC. CASH BONUS PLAN

        The Cash Bonus Plan was adopted by the Board of Directors and was approved by the Company's shareholders in July 2004, and was thereafter amended and restated, which amendment and restatement was approved by the Company's shareholders in June 2007. Subject to shareholder approval at the meeting, the Board of Directors has approved the continuation of the Cash Bonus Plan through the adoption of an amended and restated Cash Bonus Plan, which makes certain minor additions to the performance metrics available for use in setting performance goals and to be used in determining bonus payments, as described in more detail below. Approval of the amended and restated Cash Bonus Plan requires the affirmative vote of a majority of the votes cast by holders of common stock and Class A common stock.

        The Cash Bonus Plan is a performance-based plan that is intended to provide a means by which those key employees who are designated as participants may be compensated for their roles in the performance of the Company. The Cash Bonus Plan was adopted by the Board of Directors as a means to provide greater flexibility in the establishment of performance goals and setting of target bonuses while permitting such bonuses to be fully deductible as "performance-based compensation" (as that term is used under Section 162(m) of the Internal Revenue Code (the "Code")).

        The purpose of the modifications incorporated into the amended and restated Cash Bonus Plan adopted by the Board is to align the performance metrics available under the Cash Bonus Plan more closely with the performance metrics available for use under the Company's 2009 Omnibus Stock Incentive Plan. No bonuses will be payable under the amended and restated Cash Bonus Plan unless and until the amended and restated Cash Bonus Plan has been approved by the Company's shareholders.

        The specific changes to the performance metrics made by the adoption of the amended and restated Cash Bonus Plan clarify that the performance metrics can be established with respect to business segments as well as divisions, add the specific concepts of EBITDA (earnings before interest, taxes, depreciation and amortization), gross margin, stock price, loss ratio, expense ratio, combined ratio, product spread, as well as combinations or variations of such metrics, and also permit modifications and adjustments for extraordinary items or events, all as determined by the Committee (as defined below). As has always been the case, all such elements of the performance metrics are required to be established no later than 90 days after the beginning of the Company's fiscal year (which is the performance period for the Cash Bonus Plan).

        The design and administration of the Cash Bonus Plan are intended to cause all taxable compensation attributable to the Cash Bonus Plan to be treated as "performance-based compensation." As a consequence, the provisions of the Code which would otherwise limit the deductibility by the Company of certain executive compensation in excess of $1,000,000 should not be applicable to any compensation expense attributable to the Cash Bonus Plan. The Cash Bonus Plan is administered by the Human Resources and Compensation Committee (or such other committee consisting exclusively of two or more "outside directors" as may be designated to act in that capacity by the Board from time to time). This administrative committee for the Cash Bonus Plan is referred to in this Proposal Two as the "Committee."

        The material provisions of the amended and restated Cash Bonus Plan are described below. The description of the Cash Bonus Plan is qualified in its entirety by the amended and restated Cash Bonus Plan, as set forth in the attached Appendix A to this proxy statement, and is incorporated herein by reference.

        Eligibility.    Participants in the Cash Bonus Plan are those key executives, including the Named Executive Officers, who are designated by the Committee to participate in the Cash Bonus Plan from time to time. As of March 31, 2012, six executives have been designated by the Committee to participate in the Cash Bonus Plan.

        Shareholder approval and term of Cash Bonus Plan.    The Cash Bonus Plan, as amended and restated and described in this proxy statement, will be continued if approved by the shareholders, until it is terminated by the Board. The Cash Bonus Plan may be submitted for reapproval by the shareholders from time to time, and must be so reapproved no later than the shareholders' meeting that occurs in the fifth year following its last shareholder approval in order to remain qualified as a "performance-based" compensation arrangement for purposes of Section 162(m) of the Code.

        Benefits under the Cash Bonus Plan.    In general, the benefits under the Cash Bonus Plan consist of a cash bonus payable to participants provided the performance goals established by the Committee are met and, if met, to the extent met. The maximum amount that can be paid to any one participant under the Cash Bonus Plan with respect to any one fiscal year is three times his or her base salary in effect for the relevant year, and in no event may any such bonus exceed $5,000,000.

        The bases for the performance goals that may be established under the Cash Bonus Plan, as amended, can include one or more of the following business criteria (which may be determined for these purposes by reference to (i) the Company as a whole, (ii) any of the Company's subsidiaries, operating divisions, business segments or other operating units, or (iii) any combination thereof): earnings before interest, taxes, depreciation, and amortization; profit before taxes; gross margin; stock price; market share; gross revenue; net revenue; pretax income; net operating income; cash flow; earnings per share; return on equity; return on invested capital or assets; cost reductions and savings; return on revenues or productivity; loss ratio; expense ratio; combined ratio; product spread; or any variations or combinations of the preceding business criteria. In addition, the Committee may modify any of these criteria in order to take into account extraordinary items or to reflect objectively specified costs or expenses. The Committee is also authorized to establish performance measures related to participating executives' personal objectives and/or goals provided any such goals are established in a manner consistent with relevant federal income tax regulations governing performance-based compensation plans. Personal goals can include, but are not limited to, implementation of Company policies, negotiation of significant corporate transactions, development of long-term business goals or strategic plans for the Company, or the exercise of specific areas of managerial responsibility.

        In all cases, measurement of the Company's or a participant's achievement of one or more performance goals must be objectively determinable and, where applicable, determined in accordance with generally accepted accounting principles. In all cases, the performance goals for a fiscal year must be established no later than 90 days after the beginning of the fiscal year. The achievement of performance goals established under the Cash Bonus Plan must be certified by the Committee before any bonus may be paid.

        Administration of the Cash Bonus Plan.    The Cash Bonus Plan is administered by the Committee which, as noted above, will at all times consist exclusively of two or more "outside directors" (as that term is defined under Section 162(m) of the Code). The resolution of any questions arising with respect to the Cash Bonus Plan will be determined by the Committee, and all such determinations are final and conclusive.

        Amendment and termination of the Cash Bonus Plan.    The Board may terminate or revoke the Cash Bonus Plan at any time and may amend the Cash Bonus Plan from time to time, provided that none of the termination, revocation or amendment of the Cash Bonus Plan may, without the written approval of an affected participant, reduce the benefit to which the participant would otherwise be entitled, and provided further that no changes that would increase the benefit available will be effective without approval by the Committee and without disclosure to and approval by the shareholders in a separate vote prior to the date the participant would become entitled to such increased benefit. In addition, the Cash Bonus Plan may be modified or amended by the Committee as it deems appropriate in order to comply with any rules, regulations or other guidance promulgated by the Internal Revenue Service with respect to applicable provisions of the Code.

        Federal tax issues.    Section 162(m) of the Code limits the deductibility of compensation in excess of $1,000,000 to certain employees of publicly held companies (this limitation is referred to herein as the "million dollar cap"), unless the compensation comes within certain exceptions. One exception to the million dollar cap is available for "performance-based compensation." In order for taxable compensation to be within this exception to the million dollar cap, a number of requirements must be satisfied, including the establishment of performance goals by a committee of two or more "outside" members of the Company's Board, disclosure to the shareholders of the material terms of the performance-based bonus arrangement under which the bonus is to be paid, and approval by the shareholders of that arrangement. Additional rules apply to the ongoing administration of such an arrangement in order for compensation to qualify as performance-based.

        Bonuses under the Cash Bonus Plan are payable only on the attainment of the performance goals established by the Committee for the year for which the bonus is paid. Assuming the Cash Bonus Plan, as amended, is put into effect in accordance with its terms, is approved by the Company's shareholders, and is administered in accordance with the provisions set forth therein, the taxable compensation payable under the Cash Bonus Plan should qualify as "performance-based compensation" that is exempt from the million dollar cap.

        Compensation Recovery Provision.    In 2010, the Company amended the Cash Bonus Plan to include a "clawback" or compensation recovery provision. The provision provides that the Committee may determine that, as a result of a restatement of the Company's financial statements, an executive officer received more incentive compensation than the executive officer would have received absent the incorrect financial statements. In such case, the Committee, in its discretion, may take such action as it deems appropriate to address the impact of the restatement of financial statements. Such action may include, to the extent permitted under applicable law, directing the Company to recover from an executive officer the performance-based bonus earned or distributed to the executive officer based on the achievement of performance targets, if the incorrect financial statements resulted in an increase in a performance-based bonus to the executive officer. Recoupment of a performance-based bonus shall be required if the Company is required to prepare an accounting restatement due to its material noncompliance with any financial reporting requirements under applicable law.

        Recoverable compensation will include the performance-based bonus earned or distributed (as applicable) during the period(s), not to exceed three years, that required restatement of financial statements, up to the amount of the performance-based bonus that the executive officer obtained as a result of financial statements that were later restated. In the discretion of the Committee, recoverable compensation may include interest and expenses incurred by the Company to recoup a performance-based bonus.

        New Plan Benefits.    The following table sets forth the annual bonus opportunities for 2012 for the Named Executive Officers and Mr. Hoffman depending on the extent to which the performance goals established by the Committee are achieved, assuming the amendment and restatement of the Cash Bonus Plan is approved by shareholders.

 The Bon-Ton Stores Amended and Restated Cash Bonus Plan

Name	Threshold ($)	Target ($)	Maximum ($)
Byron L. Bergren(1)	—	—	—
Brendan L. Hoffman	500,000	1,000,000	2,000,000
Anthony J. Buccina	425,000	850,000	1,700,000
Stephen R. Byers	117,500	235,000	470,000
Keith E. Plowman	191,300	382,500	765,000
Barbara J. Schrantz	180,000	360,000	720,000
All executive officers as a group (6 persons)	1,516,800	3,033,500	6,067,000

(1)
Mr. Bergren is not an executive officer in 2012 and will not participate in the Cash Bonus Plan for 2012.

THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" APPROVAL OF THE ABOVE DESCRIBED AMENDED AND RESTATED CASH BONUS PLAN.

PROPOSAL THREE

APPROVAL OF THE
AMENDMENT AND RESTATEMENT OF THE BON-TON STORES, INC.
2009 OMNIBUS INCENTIVE PLAN

        The Bon-Ton Stores, Inc. 2009 Omnibus Incentive Plan (the "Incentive Plan") was adopted by the Board of Directors on March 16, 2009 (replacing the Amended and Restated 2000 Stock Incentive and Performance-Based Award Plan) and was approved by the Company's shareholders in June 2009. Subject to shareholder approval at the meeting, the Board of Directors approved the amended and restated Incentive Plan on March 13, 2012. Approval of the amended and restated Incentive Plan requires the affirmative vote of a majority of the votes cast by holders of common stock and Class A common stock.

        The purpose of the Incentive Plan is to recognize the contributions made to the Company by its employees, consultants and advisors; to provide these individuals with additional incentives to devote themselves to the future success of the Company; and to improve the ability of the Company to attract, retain and motivate individuals upon whom the sustained growth and financial success of the Company depends.

        The Incentive Plan provides for the grant of stock options, both non-qualified and incentive, to purchase shares of common stock (referred to in this proxy statement as "Options").

        The Incentive Plan also provides for awards (referred to in this proxy statement as "Awards") of (i) shares of common stock subject to risk of forfeiture (referred to in this proxy statement as "Restricted Shares"), (ii) rights to receive common stock subject to restrictions (referred to in this proxy statement as "Restricted Stock Units"), (iii) rights to receive a number of shares or an amount in cash or a combination of shares and cash, based on the increase in the fair market value of the shares underlying the right during a stated period specified by the Award (referred to in this proxy statement as "Stock Appreciation Rights"), (iv) rights to receive a number of shares or an amount in cash or a combination of shares and cash, based on the fair market value of the shares and aggregate dividends underlying the right during a stated period specified by the Award (referred to in this proxy statement as "Phantom Stock"), (v) shares of common stock subject to vesting based on performance criteria (referred to in this proxy statement as "Performance Shares") and (vi) rights entitling the recipient to receive credits for dividends that would be paid if the recipient had held a specified number of shares of common stock (referred to in this proxy statement as "Dividend Equivalent Rights"). Under the Incentive Plan, as amended and restated, Options and Awards may be granted for up to an aggregate of 4,500,000 shares of common stock (exclusive of shares granted and thereafter cancelled).

        The Board of Directors has adopted an amendment and restatement of the Incentive Plan for the purpose of increasing the number of shares of common stock available for grants, and in order to modify the performance criteria available to be used in connection with the vesting of certain Performance Shares that may be granted under the Plan. The specifics of the changes made to the Incentive Plan by reason of the adoption of the amended and restated Incentive Plan are as follows: (1) an additional 2,000,000 shares of common stock are to be made available for future grants, and (2) the performance criteria that may be used to establish vesting targets for Performance Shares have been modified so as to add the specific concept of gross margin as an additional criteria, and also to permit the Committee (as defined below) to utilize as an additional performance measure the attainment by a Participant of one or more personal objectives and/or goals that the Committee (as defined below) deems appropriate, including, but not limited to, implementation of Company policies, negotiation of significant corporate transactions, development of long-term business goals or strategic plans for the Company, or the exercise of specific areas of managerial responsibility. The amended and restated Incentive Plan also reiterates the requirement that, in all events, achievement of any such performance goals must be objectively determinable. Such determination, to the extent applicable, shall be calculated according to generally accepted accounting principles as in existence on the date on which the Earned Percentage Schedule for the Plan Year is established and shall be established no later than 90 days after the beginning of the performance period applicable to the Performance Shares and shall establish such performance goals in a manner that is consistent with the relevant federal income tax regulations applicable to performance-based compensation plans.

        The amended and restated Incentive Plan will become effective immediately if approved by shareholders at the meeting.

        Options and Awards, if any, that will be made to eligible participants in the Incentive Plan are subject to the discretion of the HRCC and, therefore, are not determinable at this time.

        This summary is qualified in its entirety by the more detailed terms and conditions of the amended and restated Incentive Plan, a copy of which is filed as Appendix B to this Proxy Statement. The Company intends to file an amended registration statement under the Securities Act of 1933, as amended, to register the additional shares that may be issued pursuant to the Incentive Plan, as amended. The key provisions of the Incentive Plan are as follows:

        Number of Shares.    The maximum number of shares of common stock that may be issued under the Incentive Plan is 4,500,000 (representing an increase of 2,000,000 over the 2,500,000 shares of common stock that were previously approved for grants under the Incentive Plan). The maximum number of shares will be adjusted to reflect certain changes in the Company's capitalization. If any shares subject to any Option or Award expire or are forfeited, canceled or settled for cash without delivery of shares of common stock, the shares subject to such Option or Award will again be available pursuant to the Incentive Plan. The closing sale price for a share of common stock on April 9, 2012 was $7.84, as reported by the NASDAQ Stock Market.

        Administration.    The Incentive Plan is administered by the Board of Directors, or, at the discretion of the Board of Directors, by a committee composed of two or more members of the Board of Directors (for purposes of this Proposal Three, the "Committee"). To the extent possible, and to the extent the Board of Directors deems it necessary or appropriate, each member of the Committee shall be a "non-employee director" under applicable SEC rules, and an "outside director" under applicable Internal Revenue Service Rules. In connection with the grant of Performance Shares, the Board of Directors intends to take appropriate steps to ensure that such grants are administered by a committee consisting solely of members of the Board of Directors who are properly treated as being both non-employee directors and outside directors. The Incentive Plan presently is administered by the HRCC.

        Eligibility.    All employees (including all executive officers), directors, consultants and advisors of the Company or its subsidiaries and affiliates are eligible to receive Options or Awards under the Incentive Plan.

        Term of the Incentive Plan and Shareholder Approval/Reapproval.    The Incentive Plan became effective when it was approved by the Company's shareholders in June 2009, and provides that no Options or Awards may be granted after March 16, 2019. The performance criteria used for purposes of determining vesting of Performance Shares have been approved by the Company's shareholders, and must be reapproved from time to time consistent with applicable federal income tax regulations governing performance-based compensation plans. Generally, this requires that such performance criteria be disclosed to and reapproved by the Company's shareholders no later than the shareholders' meeting that occurs in the fifth year following the last shareholder approval.

        Options and Awards.    From time to time, at its discretion, the Committee may select eligible recipients to whom Options or Awards will be granted, determine when each Option or Award will be granted, determine the number of shares subject to such Option or Award and, subject to the provisions of the Incentive Plan, determine the terms and conditions of each Option or Award. The

Incentive Plan allows the Committee to determine certain terms in a grant of Options or Awards, including terms regarding payment methods, vesting schedules, restrictions on restricted stock and the timing and conditions of the lapse of such restrictions, acceleration of expiration or termination dates, and imposing or removing restrictions on an Award.

        Options.    Options granted under the Incentive Plan may be either incentive stock options ("ISOs") or non-qualified stock options. ISOs are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code. Unless an Option is specifically designated at the time of grant as an ISO, Options are non-qualified options.

        Options are not transferable by the optionee except by will or by the laws of descent and distribution. No Option granted under the Incentive Plan may be exercised unless at least six months has elapsed since the date of the grant.

        The exercise price of the Options is determined by the Committee, provided that the exercise price of an ISO must be at least 100% of the fair market value of a share of common stock on the date the Option is granted, or at least 110% of the fair market value if the recipient owns shares possessing more than 10% of the total combined voting power of all classes of stock of the Company. The aggregate fair market value, determined as of the time of grant, of the shares with respect to which an ISO is exercisable for the first time by the recipient during any calendar year (under all incentive stock option plans of the Company) may not exceed $100,000. The term of each Option is fixed by the Committee.

        Maximum Grants.    The Incentive Plan provides that the maximum number of shares for which options may be granted to any single optionee in any fiscal year is 400,000 shares.

        Termination of Options.    All Options terminate on the earliest of:

          1.     The expiration of the term specified in the Option, which shall not exceed ten years from the date of grant or five years from the date of grant of an ISO if the recipient owns shares possessing more than 10% of the total combined voting power of all classes of stock of the Company;

          2.     The expiration of 90 days from the date the optionee's employment or service with the Company terminates for any reason other than disability (as defined in the Code) or death or as otherwise specified in items 4 and 5;

          3.     The expiration of one year from the date the optionee's employment or service with the Company terminates due to the optionee's death or disability;

          4.     A finding by the Committee that the optionee has breached his or her employment contract with the Company or has engaged in disloyalty to the Company; or

          5.     Such time as the Committee may determine if there is a "Change in Control" of the Company as defined in the Incentive Plan.

        Payment for Options.    An optionee may pay for shares in cash, certified check or such other mode of payment as the Committee may approve, including payment in shares held by the optionee for at least six months.

        No Repricing.    Option and Stock Appreciation Rights repricing (including reducing the exercise price of Options or replacing an award with cash or another award type) is prohibited without shareholder approval under the Incentive Plan.

        Awards of Restricted Shares.    The Committee will determine the period, which under the Incentive Plan must extend for at least six months from the date of grant, during which the grantee may not sell, transfer, pledge or assign Restricted Shares (the "Restrictions"). Restrictions may lapse in installments, as determined by the Committee. The Committee may, at its sole discretion, waive any Restrictions in whole or in part. The Committee will determine the rights that grantees have with respect to Restricted Shares, including the right to vote Restricted Shares and the right to receive dividends paid with respect to Restricted Shares. In the event a grantee terminates employment with the Company for any reason other than death or disability, all Restricted Shares remaining subject to Restrictions will be forfeited by the grantee and canceled by the Company. In addition, the Incentive Plan contains special provisions regarding Awards that will be "Performance-Based," as outlined in more detail below, in the discussion of federal income tax consequences.

        Provisions Relating to a "Change in Control" of the Company.    Notwithstanding any other provisions of the Incentive Plan, in the event of a "Change in Control" of the Company, the Committee may take whatever action with respect to Options and Awards outstanding as it deems necessary or desirable, including acceleration of the expiration or termination date or the date of exercisability of an Option or removing any restrictions from or imposing any additional restrictions on outstanding Awards.

        A "Change in Control" will occur if:

          (1)   any person who is not an affiliate of the Company on the date the Plan becomes effective becomes a beneficial owner of a majority of the outstanding voting power of the Company's capital stock;

          (2)   the shareholders of the Company approve and there is consummated any plan of liquidation providing for the distribution of all or substantially all of the Company's assets;

          (3)   there is consummated a merger, consolidation or other form of business combination involving the Company, or, in one transaction or a series of related transactions, a sale of all or substantially all of the assets of the Company, unless, in any such case:

            (A)  the business of the Company is continued following such transaction by a resulting entity (which may be, but need not be, the Company) (the "Surviving Company"); and

            (B)  persons who were the beneficial owners of a majority of the outstanding voting power of the Company immediately prior to the completion of such transaction beneficially own, by reason of such prior beneficial ownership, a majority of the outstanding voting power of the Surviving Company (or a majority of the outstanding voting power of the direct or indirect parent of the Surviving Company, as the case may be) immediately following the completion of such transaction; or

          (4)   any person beneficially owns shares of the Company's capital stock possessing a greater voting power than held in the aggregate by Tim Grumbacher, any member of his family, any trust for the primary benefit of Tim Grumbacher or any member of his family, and any charitable foundation of which Tim Grumbacher is a founder or co-founder with his wife (collectively, the "Grumbacher Affiliates"), or if the Grumbacher Affiliates control less than twenty percent (20%) of the outstanding voting power of the Company's capital stock.

        Amendment and Termination.    The Board of Directors may amend the Incentive Plan at any time, provided the Board may not (1) change the class of individuals eligible to receive an ISO, (2) increase the maximum number of shares as to which Options and Awards may be granted or (3) make any other change or amendment as to which shareholder approval is required in order to satisfy the conditions set forth in Rule 16b-3 under the Securities Exchange Act, in each case without obtaining shareholder approval within 12 months before or after such action. No previously granted Option or Award will be adversely affected by any such amendment without the consent of the optionee or grantee.

        Federal Income Tax Consequences.    The following discussion is a summary of certain current federal income tax consequences of the issuance of Options and the acquisition of shares of common stock by exercising Options, or receiving Awards of Restricted Shares under the Incentive Plan, and does not present a complete analysis of all tax consequences which may be relevant to any particular recipient. It does not purport to discuss state or local income tax laws.

        Options.    With respect to ISOs, for federal income tax purposes an optionee will not have taxable income upon grant or exercise. However, upon exercise of an ISO, an optionee will generally recognize income for alternative minimum tax purposes in an amount equal to the difference between the exercise price of the ISO and the fair market value of the shares received. Any gain realized on sale of the shares acquired upon exercise of an ISO will be treated as long-term capital gain, provided the optionee does not dispose of the shares for at least two years after the date of grant or within one year after the date of exercise. No gain or loss will generally be recognized by an optionee upon, nor will any deduction be allowed to the Company as a result of, the grant or exercise of ISOs.

        In general, in the case of non-qualified stock options or ISOs as to which the foregoing holding period limitations have not been satisfied, an optionee will have taxable income at ordinary income rates upon exercise (or at the time of a sale of ISO stock which does not satisfy the holding periods) for the difference between the exercise price and the fair market value at the date of exercise or, if the optionee is subject to certain restrictions imposed by federal securities laws, upon the lapse of those restrictions, unless the optionee elects under Section 83(b) of the Code within 30 days after exercise to be taxed upon exercise. The amount of that difference will generally be a deductible expense to the Company.

        The ability of the Company to deduct compensation expense is generally subject to limitations under Section 162(m) of the Code (applicable to compensation in excess of $1,000,000 paid to certain "covered" employees). Any income recognized as ordinary compensation income on the exercise of a non-qualified stock option should, however, be exempt from these Code limitations as "performance-based" compensation provided the option grant meets certain requirements. It is the Company's intention to administer the Incentive Plan in accordance with all applicable "performance-based" compensation requirements, including administration of the Incentive Plan with respect to "covered" employees by a committee of two or more "outside" directors (as that term is used in applicable IRS regulations) and to make Option grants to such employees with an exercise price that is at least equal to the fair market value of the shares on the date of grant. Under these circumstances, such Options should, on exercise, result in a deductible compensation expense that is exempt from Section 162(m) of the Code as "performance-based" compensation.

        Restricted Shares.    For federal income tax purposes, the recipient of an Award will not recognize income and the Company will not be entitled to a deduction at the time of the Award because the Restricted Shares are subject to risk of forfeiture and are not transferable. When the risk of forfeiture and non-transferability restrictions lapse, the recipient will recognize ordinary income and the Company will be entitled to a deduction (subject generally to a $1,000,000 limitation on deductible compensation of certain employees of the Company as provided under Section 162(m) of the Code) in an amount equal to the then fair market value of the Restricted Shares.

        Restricted Stock Units/ Stock Appreciation Rights/Phantom Stock.    For federal income tax purposes, there are no immediate tax consequences of receiving an award of Restricted Stock Units, Stock Appreciation Rights or Phantom Stock under the Incentive Plan. A grantee who is awarded any of these will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such grantee at the end of the vesting or restriction period or, if later, the payment date. Assuming the Company complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Code, the Company will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

        Dividend Equivalent Rights.    A grantee who receives Dividend Equivalent Rights will be required to recognize ordinary income for federal income tax purposes equal to any amount distributed to the grantee pursuant to the Award. Assuming the Company complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Code, the Company will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

        Performance-Based Awards.    The Committee may grant Awards that have vesting requirements linked to the attainment of one or more "performance targets" applicable to any such Award. Generally, in the event the grantee of any such Award terminates employment prior to the end of the "performance period" applicable to the Award, the grantee will forfeit his or her rights to the Award. In addition, in the event the "performance target" that applies to an Award is not attained by the end of the applicable "performance period," all rights to the Award will also be forfeited. The Committee has discretion as to the determination of whether performance-based Awards will vest or be forfeited upon a change in control of the Company. The Committee also has the right to cause any performance-based Award to be forfeited, at its discretion, without regard to whether applicable performance targets are attained if the Committee determines that such a forfeiture is appropriate.

        If performance-based Awards are granted, the Committee must establish one or more performance targets for each performance period, which may vary for different grantees. In all cases, the performance target(s) established with respect to any performance period will be established within the first 90 days of the performance period or, if shorter, within the first twenty-five percent (25%) of such performance period. Each performance target will be in the form of a goal as to which an objective method (or methods) is available for determining whether it has been achieved. In addition, the Committee will establish in connection with the performance targets applicable to a performance period an objective method for computing the portion of a particular performance-based Award that will be treated as vested as a result of attaining such performance target(s).

        If performance-based Awards are granted, the performance targets established must be based upon one or more of the following business criteria (which may be determined for these purposes by reference to (i) the Company as a whole, (ii) any of the Company's subsidiaries, operating divisions, business segments or other operating units, or (iii) any combination thereof): earnings before interest, taxes, depreciation, and amortization; profit before taxes; gross margin; stock price; market share; gross revenue; net revenue; pretax income; net operating income; cash flow; earnings per share; return on equity; return on invested capital or assets; cost reductions and savings; return on revenues or productivity; loss ratio; expense ratio; combined ratio; product spread; or any variations or combinations of the preceding business criteria, which may also be modified at the discretion of the Committee, to take into account extraordinary items or which may be adjusted to reflect such costs or expense as the Committee deems appropriate. In addition, the Committee may utilize as an additional performance measure (to the extent consistent with relevant federal income tax regulations governing performance-based compensation plans), the attainment by a grantee of Performance Shares of one or more personal objectives and/or goals that the Committee deems appropriate, including, but not limited to, implementation of Company policies, negotiation of significant corporate transactions, development of long-term business goals or strategic plans for the Company, or the exercise of specific areas of managerial responsibility. In all cases, however, the achievement of any such performance goals must be objectively determinable. In all cases, the performance goal applicable to a grant of Performance Shares must be established no later than 90 days after the beginning of the performance period applicable to the Performance Shares and must be established consistent with the relevant federal income tax regulations applicable to performance-based compensation plans.

        Performance Shares cannot be granted in excess of the limitations established under the special performance-based provisions of the Incentive Plan. Specifically, no grantee may receive, individually or in aggregate under the Incentive Plan, Performance Shares in excess of 2,500,000 shares of common stock.

        Unlike Awards of Restricted Shares that vest solely by reason of a period of continuous employment, performance-based Awards are intended to qualify as "performance-based" compensation for purposes of Section 162(m) of the Code because vesting of the Awards is linked to bona fide performance targets established by the Committee consistent with the requirements set forth in the Stock Incentive Plan. As a consequence, it is anticipated that at the time a performance-based Award becomes vested, the value of the Restricted Shares will be included in the income of the grantee and will be deductible by the Company without regard to the limitations imposed on deductibility under Section 162(m) of the Code.

        Election under Section 83(b) of the Code.    Except as provided below, an Award recipient may elect pursuant to Section 83 (b) of the Code to include the Restricted Shares in his income at their fair market value at the time of award, in which event the Company would be entitled to a corresponding deduction. Such election must be made within 30 days after the Award grant date. If this election is made, any appreciation in value recognized by the Award recipient on a subsequent disposition of the Restricted Shares will in general be taxed at capital gains rates and not as ordinary income. If, however, an Award recipient who makes a Section 83(b) election forfeits the Restricted Shares back to the Company, the recipient will not recognize a loss on such forfeiture. In some cases, the particular restrictions with respect to an Award may be such that an Award recipient will not be entitled to make the Section 83(b) election.

        Code Section 409A.    The Company has structured the Incentive Plan with the intention that awards granted under the plan will either be exempt from Section 409A of the Code or will be compliant with the requirements of Code Section 409A.

        Code Section 280G.    To the extent payments that are contingent on a change in control are determined to exceed certain Code Section 280G limitations on "golden parachutes," the Code provides that these payments may be subject to a 20% nondeductible excise tax and the Company's deduction with respect to the associated compensation expense may be disallowed in whole or in part.

        Compensation Recovery Provision.    In 2010, the Company amended the Incentive Plan to include a "clawback" or compensation recovery provision. The provision provides that the Committee may determine that, as a result of a restatement of the Company's financial statements, an executive officer received more incentive compensation than the executive officer would have received absent the incorrect financial statements. In such case, the Committee, in its discretion, may take such action as it deems appropriate to address the impact of the restatement of financial statements. Such action may include, to the extent permitted under applicable law, directing the Company to recover from an executive officer the performance-based bonus earned or distributed to the executive officer based on the achievement of performance targets, if the incorrect financial statements resulted in an increase in a performance-based bonus to the executive officer. Recoupment of a performance-based bonus shall be required if the Company is required to prepare an accounting restatement due to its material noncompliance with any financial reporting requirements under applicable law.

        Recoverable compensation will include the performance-based bonus earned or distributed (as applicable) during the period(s), not to exceed three years, that required restatement of financial statements, up to the amount of the performance-based bonus that the executive officer obtained as a result of financial statements that were later restated. In the discretion of the Committee, recoverable compensation may include interest and expenses incurred by the Company to recoup a performance-based bonus.

        See "Equity Compensation Plan Information" on page 61 for information regarding securities authorized for issuance under equity compensation plans.

THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE ABOVE DESCRIBED AMENDMENT AND RESTATEMENT OF THE BON-TON STORES, INC. 2009 OMNIBUS INCENTIVE PLAN

PROPOSAL FOUR

APPROVAL, ON AN ADVISORY BASIS, OF COMPENSATION
OF THE NAMED EXECUTIVE OFFICERS

        The Dodd-Frank Act provides that the Company's shareholders have the opportunity to vote to approve, on an advisory (nonbinding) basis, the compensation of the Company's Named Executive Officers as disclosed in this proxy statement in accordance with the SEC's rules. In 2010, the shareholders voted, on an advisory basis, to approve on an advisory basis the compensation of the Company's Named Executive Officers annually, and the Company determined to present such matter for vote annually. Pursuant to Section 14A of the Securities Exchange Act, the Company is presenting the following "say on pay" proposal, which gives shareholders the opportunity to approve or not approve the Company's compensation program for Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, by voting for or against the resolution set out below. While our Board intends to carefully consider the shareholder vote resulting from this proposal, the final vote will not be binding on the Company and is advisory in nature. The Company submits the following proposal:

  "RESOLVED, that the compensation paid to the Company's Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED."

        As described in the "Executive Compensation" section, the Company's executive compensation programs are designed to attract, motivate and retain talented executives. In addition, the programs are structured to create an alignment of interests between the Company's executives and shareholders. The Board and the HRCC monitor executive compensation programs and adopt changes to reflect the competitive market in which the Company competes for talent, as well as general economic, regulatory and legislative developments affecting executive compensation. The HRCC will continue to emphasize compensation arrangements that align the financial interests of our executives with the interests of long-term shareholders. Accordingly, we believe that the Company's executive compensation programs are appropriately designed and work to ensure that management's interests are closely aligned with shareholders' interests to create long-term value. Please refer to the section entitled "Executive Compensation" of this proxy statement for a detailed discussion of the Company's executive compensation practices and philosophy.

THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" APPROVAL, ON AN ADVISORY BASIS, OF COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

 PROPOSAL FIVE

RATIFICATION OF THE APPOINTMENT
OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has recommended ratification of its appointment of KPMG LLP ("KPMG"), which served as our independent registered public accounting firm in 2011, to serve as our independent registered public accounting firm for 2012.

        In making its selection of KPMG, the Audit Committee considered whether the non-audit services provided by KPMG are compatible with maintaining KPMG's independence.

FEES PAID TO KPMG

	2011	2010
Audit Fees(1)	$1,800,578	$1,783,931
Audit-Related Fees	—	—
Tax Fees(2)	238,931	281,885
All Other Fees	—	—

(1)
Audit Fees include fees associated with audit services, consultation on matters related to the consolidated financial statements, consents, reviews of the Company's quarterly reports on Form 10-Q and reviews of the Company's filings under the Securities Exchange Act of 1934.

(2)
Tax Fees reflect various tax-related services, including consultation, return preparation, planning and compliance.

        The Audit Committee is responsible for the pre-approval of all audit services and non-audit services performed by the Company's independent registered public accounting firm. All of the fees shown in the chart above were pre-approved by the Audit Committee. The Audit Committee may delegate to one of its members the authority to grant such pre-approvals, and any such approvals are presented to the full Audit Committee at its next scheduled meeting.

        A representative of KPMG is expected to be present at the meeting, will have the opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions from shareholders.

THE BOARD OF DIRECTORS RECOMMENDS
VOTING "FOR" RATIFICATION OF THE APPOINTMENT
OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee is comprised of three independent directors. The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting, and rely, without independent verification, on the information provided to them and on the representations made to them by management and the Company's independent registered public accounting firm.

        The role of the Audit Committee is to assist the Board in its general oversight of the integrity of the Company's consolidated financial statements and compliance with legal and regulatory requirements. The Audit Committee is directly responsible for the appointment, compensation and oversight of the Company's independent registered public accounting firm, KPMG. Management is responsible for the preparation, presentation and integrity of the Company's consolidated financial statements, for its accounting and financial reporting principles and for the establishment and effectiveness of internal controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. KPMG is responsible for performing an independent audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board and expressing an opinion as to the conformity of such consolidated financial statements with accounting principles generally accepted in the United States and an opinion on the effectiveness of internal control over financial reporting based on criteria established in the Internal Control-Integrated Framework issued by the Committee on Sponsoring Organizations of the Treadway Commission. KPMG has free access to the Audit Committee to discuss any matter it deems appropriate.

        The Audit Committee has reviewed and discussed with management, the internal auditors and KPMG the audited consolidated financial statements, management's assessment of the effectiveness of the Company's internal control over financial reporting and KPMG's evaluation of the Company's internal control over financial reporting. Management represented to the Audit Committee that the Company's audited consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and the additional matters required to be discussed by Statement on Auditing Standards No. 114, as modified or supplemented, "The Auditor's Communication with Those Charged with Governance."

        KPMG also provided the Audit Committee with the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding KPMG's communications with the Audit Committee concerning independence and the Audit Committee discussed KPMG's independence with them.

        Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended January 28, 2012.

Members of the Audit Committee:
Philip M. Browne, Chairperson
Lucinda M. Baier
Todd C. McCarty

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

        This Compensation Discussion and Analysis ("CD&A") primarily addresses the compensation of the Company's Chief Executive Officer, the Chief Financial Officer and the three other highest paid executive officers in 2011. These five executive officers are referred to as the "Named Executive Officers" throughout this proxy statement:

Name	Title
Byron L. Bergren	President and Chief Executive Officer
Anthony J. Buccina	Vice Chairman, President—Merchandising
Stephen R. Byers	Executive Vice President, Stores, Visual & Loss Prevention
Keith E. Plowman	Executive Vice President, Chief Financial Officer and Principal Accounting Officer
Barbara J. Schrantz	Chief Operating Officer

        The purpose of this CD&A is to provide shareholders with a description of the material elements of the Company's compensation program for its Named Executive Officers. The CD&A should be read in conjunction with the accompanying compensation tables, corresponding footnotes and narrative discussion, as they provide information and context to the compensation disclosures.

        The Company's compensation program is designed to balance near-term results with long-term success in alignment with the interests of our shareholders and the achievement of our business strategy. Bon-Ton has a pay-for-performance philosophy that forms the foundation for decisions regarding compensation made by the Company's management and the HRCC. The Company believes that a meaningful portion of each executive officer's compensation must be at risk in order to invest our executive officer in the long-term success of the Company.

        The framework of our executive compensation programs includes the following governance features:

  •
  The HRCC is comprised solely of independent directors.

  •
  The HRCC's independent compensation consultant, Meridian, is retained directly by the HRCC, and the HRCC has the authority to hire and fire its compensation consultant.

  •
  The Company performs an annual risk assessment of the Company's compensation practices that is reviewed by the HRCC.

  •
  Shareholders are provided an annual opportunity to cast an advisory vote on executive compensation.

        The Company's compensation program and related governance features are complemented by several specific elements designed to align the Company's executive compensation with long-term shareholder interests, including:

  •
  share ownership guidelines for the Company's executive officers, as described below;

  •
  a threshold and a cap for executive officer bonus payouts under the annual performance-based incentive program;

  •
  a compensation recoupment or "clawback" policy, as described below; and

  •
  an insider trading policy that prohibits executive officers from engaging in speculative transactions in Company stock, such as hedges and short sales.

        As described on the following pages, we require that the Company achieve a threshold level of performance to pay an annual cash bonus. Also, our long-term incentive program includes restricted stock awards that vest over time or vest if performance targets are met. These restricted stock grants are designed to align executive interests with shareholder interests, which we believe is crucial to our long-term success.

        Fiscal 2011 was a period during which the Company faced numerous challenges, resulting in our financial performance being below our expectations. Performance thresholds for annual cash incentive compensation and long-term incentive compensation were not met, resulting in no annual bonus payout or vesting of performance-based restricted stock with respect to 2011 results. Given the performance-based nature of our compensation program, actual compensation realized by our Named Executive Officers in 2011 was significantly lower than that of the prior year.

        In accordance with new SEC proxy rules, at our 2011 Annual Meeting, an advisory vote was held regarding say-on-pay, the approval of the compensation of our Named Executive Officers set forth in the summary compensation table and accompanying narrative disclosure contained in our 2011 Proxy Statement. Executive compensation was approved by our shareholders by an overwhelming margin, with 38,080,858 votes for approval of executive compensation, 832,281 votes against and 969,018 votes withheld.

        In addition, in 2011 the Company provided to its shareholders the opportunity to vote on an advisory basis on the frequency of this say-on-pay vote. The Board of Directors had recommended that such vote be held on an annual basis, and the shareholders approved such frequency with 38,317,082 votes in favor of annually, 299,458 votes in favor of every two years, 291,448 votes in favor of every three years and 974,169 votes withheld. Following that vote, the Board of Directors determined that it will include an advisory shareholder vote on compensation of Named Executive Officers in its proxy statement annually until the next required vote on the frequency of shareholder voting on executive compensation.

        The most significant actions undertaken by the HRCC in 2011 included the consideration of the appointment of Brendan Hoffman as President and Chief Executive Officer and the negotiation of an employment agreement with Mr. Hoffman. Although the Company announced Mr. Hoffman's appointment in fiscal 2011, Mr. Hoffman did not begin his employment with the Company until February 7, 2012. He received no compensation from the Company in fiscal 2011 and, therefore, information regarding his compensation is not included in the summary compensation table or in the other compensation tables below. However, we have summarized Mr. Hoffman's employment agreement beginning on page 51.

        We encourage you to read this CD&A for a detailed analysis of our executive compensation program, including information about the 2011 compensation of the Named Executive Officers described in the tables that follow.

Our Compensation Philosophy and Objectives

        The Company's philosophy is to directly link an increasing portion of an executive officer's compensation with corporate performance and in alignment with shareholder value. At the same time, an executive officer's base salary as a percentage of his or her total compensation decreases as his or her scope of responsibility increases. The following are the objectives that guide the HRCC's decisions regarding compensation:

  •
  Provide a compensation package that enables the Company to attract, motivate and retain key personnel.

  •
  Provide variable compensation opportunities, primarily on an annual basis, that are directly linked to corporate performance goals that drive operational success and enhance shareholder value.

  •
  Provide long-term equity incentive compensation opportunities through the award of stock options, shares of restricted stock and restricted stock units that align executive compensation with increases in shareholder value. These opportunities are available primarily to those executive officers who can influence the Company's medium- and long-term results, generate value for shareholders and ensure the long-term growth of the Company. Equity grants are also designed to reward significant achievement of top performing executive officers and to attract new talent.

        Based on the foregoing objectives, the HRCC has structured annual and long-term executive compensation to provide incentives to executive officers to achieve the business goals set by the Company and reward them for achieving such goals. In addition, in structuring compensation, especially performance-based compensation, the HRCC conducts a risk assessment to ensure that the Company's compensation program does not encourage unreasonable risk.

Share Ownership Guidelines

        In December 2007, the Company adopted share ownership guidelines for our executive officers. The guidelines help ensure that our executive officers maintain an equity stake in the Company, and by doing so, appropriately link their interests with those of other shareholders. Shares beneficially owned, time-based restricted stock and time-based restricted stock units count towards the equity ownership requirement. Performance-based restricted stock and performance-based restricted stock units do not count towards the requirement. In 2011, share ownership guidelines were revised such that stock options no longer count towards the equity ownership requirement. Executive officers are required to achieve these share ownership levels within five years of becoming an executive officer, or by December 2012 for those who were executive officers at the time we adopted the guidelines. The guidelines are:

Position	Ownership Guideline
Chief Executive Officer	3x base salary
Chief Operating Officer	2x base salary
Vice Chairman	2x base salary
Executive Vice President	1x base salary

        Share ownership requirements for 2011 were measured based on the average price of the Company's common stock during 2010. Share ownership requirements are reviewed annually by the HRCC.

        Each of the Named Executive Officers currently owns shares sufficient to meet the requirement.

Role of the HRCC in Compensation Decisions

        The HRCC's responsibilities include the following:

  •
  Review and approve, and in some cases recommend for the approval of the full Board, the compensation of the Company's executive officers, including the Named Executive Officers. The total compensation of each of the executive officers is evaluated to ensure it is competitive in the marketplace and reflects the HRCC's assessment of each executive officer's contributions and value to the Company.

  •
  Approve the performance goals and metrics with respect to annual performance-based bonuses and equity awards to executive officers, including the Chief Executive Officer and the other Named Executive Officers.

  •
  Monitor total compensation paid to the Named Executive Officers and other key executives and consider whether such compensation is fair, reasonable and competitive in consideration of each executive's capacity to influence shareholder value and promote the long-term growth of the Company.

  •
  Prepare an annual review and evaluation of the Chief Executive Officer's performance for the year compared to pre-determined, HRCC-approved, performance metrics.

Role of Management in Compensation Decisions

        The Chief Executive Officer annually prepares a review of his direct reports, including the Named Executive Officers and other key executives, compared to pre-determined, HRCC-approved performance metrics. The total compensation for the respective executives, the performance appraisals and the recommendations made by the Chief Executive Officer are presented for HRCC approval.

        Other members of management also support the HRCC in its work. Management assists the Chair of the HRCC in establishing the agendas for HRCC meetings and preparing materials for the review of HRCC members in advance of each meeting. With respect to most compensation and benefit matters, including compensation of the Named Executive Officers excluding the Chief Executive Officer, management provides recommendations to the HRCC. The HRCC relies on management and, as appropriate, the advice of outside experts to evaluate executive performance and to make recommendations for salary and bonus levels as well as for grants of stock options or awards of restricted stock. Management also works with the HRCC to establish performance goals under the Company's performance-based annual cash incentive compensation program. Members of management who provide this support include Byron L. Bergren; Dennis R. Clouser, Executive Vice President—Human Resources, Information Systems, Corporate Procurement & Logistics; Paul A. Cortese, Senior Vice President—Compensation, Benefits & HRIS; Denise M. Domian, Senior Vice President—Human Resources; and J. Gregory Yawman, Vice President, General Counsel and Secretary, each of whom generally attend meetings of the HRCC. Each of them is excused from a meeting during deliberation and approval of matters regarding his own compensation and from regularly scheduled HRCC executive sessions.

Benchmarking

        The Company competes against a wide range of companies in retaining and attracting executive personnel. Each year, the Company compares salary, annual incentive compensation and long-term equity incentive values for its executive officers against various retail companies.

        For its comparative analysis, the Company utilized compensation data from the Hay Associates 2011 Retail Executive and Management Total Remuneration Report (the "Hay Retail Report") and the Aon-Hewitt 2011 Total Compensation Executive Regression database (the "Aon-Hewitt Database") (together, the "Compensation Peer Group"). The Hay Retail Report was used in the review of retailers with annual sales revenue of less than $4 billion. The Hay Retail Report included more retailers than were available in the Aon-Hewitt Database, particularly with annual revenues more similar to that of the Company. The 49 companies included in the Hay Retail Report, in addition to the Company, with median sales of $1.82 billion, are as follows:

A.C. Moore, Inc.
Abercrombie & Fitch Co.
Ace Hardware Corporation
Aeropostale, Inc.
Alex Lee, Inc.
American Eagle Outfitters Inc.
ANN INC.
Bebe Stores, Inc.
Belk, Inc.
Build A Bear Workshop, Inc.
Cabela's, Inc.
Carter's, Inc.
CBRL Group Inc.
Charlotte Russe Holdings Inc.
Charming Shoppes, Inc.
Chico's FAS, Inc.
The Children's Place, Inc.	Coldwater Creek, Inc.
Collective Brands, Inc.
Crate and Barrel, Inc.
DSW, Inc.
Express, Inc.
Fossil, Inc.
GNC Holdings, Inc.
Gymboree Corporation
Hhgregg Inc.
Hot Topic, Inc.
J.Crew Group, Inc.
(JTV) America's Collectibles Network, Inc.
Kenneth Cole Productions Inc.
L.L. Bean Incorporated
Limited Stores, LLC
Liz Claiborne Inc.
Lord & Taylor	Movado Group, Inc.
Neiman Marcus, Inc.
New York & Company, Inc.
Petco Animal Supplies, Inc.
Pier 1 Imports, Inc.
Saks, Inc.
Shopko Stores Co., LLC
The Sports Authority, Inc.
St. John Knits International Inc.
Stage Stores, Inc.
Tiffany & Co.
Tory Burch LLC
Tractor Supply Co.
Williams-Sonoma, Inc.
Zales Corporation

        The Aon-Hewitt Database features retailers of varying size. Because of the variance in size among the companies in the Aon-Hewitt Database, regression analysis is used to adjust the compensation data for differences in company sales. Regression analysis is a statistical technique that establishes a "line of best fit" or "trend line" between variables and allows data to be adjusted to specific revenue levels. In the context of compensation, regression analysis is used to determine the relationship between company size (typically defined by revenue) and pay level. This enables an organization to use a peer group that includes companies both larger and smaller than the organization in question and, through regression analysis, "size adjust" the compensation data to reflect the organization's revenue. This adjusted value is used as the basis of compensation comparisons between the Company and the companies in the Aon-Hewitt Database. The 35 companies included in the Aon-Hewitt Database, in addition to the Company, with median sales of $7.2 billion, are as follows:

1-800 Contacts	Hot Topics	Pier 1 Imports, Inc.
ANN INC.	Hy-Vee, Inc.	Starbucks Corporation
Auto Zone, Inc.	J.C. Penney Company, Inc.	SUPERVALU INC.
C&S Wholesale Grocers, Inc.	L.L. Bean Incorporated	Target Corporation
CDW Corporation	Limited Brands	The Home Depot, Inc.
Chipolte Mexican Grill, Inc.	McDonalds Corporation	The Timberland Company
Collective Brands Inc.	Navy Exchange Service Command	Thirty-One Gifts LLC
CVS Corporation	Nordstrom, Inc.	Toys R Us
Darden Restaurants, Inc.	OfficeMax Incorporated	True Value Company
Dunkin' Brands, Inc.	Papa Johns International, Inc.	VF Corporation
Eddie Bauer, LLC	Petco Animal Supplies, Inc.	Yum Brands, Inc.
Genuine Parts Company	PETsMART

        The HRCC strives to deliver total compensation at approximately the 50th percentile of the Compensation Peer Group for each element of compensation. However, as the Company competes with many larger companies for the best executive-level talent, the HRCC may decide it is in the best interests of the Company and its shareholders to provide compensation for selected positions that exceeds the targeted compensation levels depending on the circumstances, including the Company's needs, market factors, the executive's experience, the contribution of the executive to the Company, and in the HRCC's view, the positive impact the executive may have on the Company as a whole.

        In addition, in 2011, the HRCC reviewed proxy statement compensation data from specific retailers in its benchmarking effort with respect to compensation of the Chief Executive Officer. These retailers included Belk Inc.; Dillard's Inc.; J.C. Penney Company, Inc.; Kohl's Corporation; Macy's, Inc.; Nordstrom, Inc.; and Saks, Inc. These companies were chosen because they are retailers with competitive assortments and a similar customer base as the Company. The HRCC recognizes that most of these retailers are larger in size than the Company, but the HRCC also believes that the Company competes directly with them for executive talent. The HRCC reviewed the compensation practices of, and the compensation packages provided by, these retailers. The data also provided context for ongoing deliberations of the HRCC.

Components of Named Executive Officer Compensation

        The principal components of compensation for the Named Executive Officers are base salary, performance-based annual cash incentive compensation, long-term equity incentive compensation, perquisites, and retirement and other benefits. The HRCC has transitioned the Company's compensation program from its historical short-term orientation, which focused on base salary and annual cash incentive compensation, to a program with an increasing emphasis on long-term equity incentive compensation to better align the interests of the Named Executive Officers with the interests of shareholders in long-term growth. The HRCC does not have a pre-established policy for allocation between cash and non-cash or short-term and long-term incentive compensation. Rather, it evaluates the actual mix against market data and attempts to provide each Named Executive Officer with a balanced compensation package that addresses retention and competitive requirements.

        The following table shows the components of Named Executive Officer compensation:

Component	Purpose	Characteristics
Base Salary	Compensate Named Executive Officers for performing their roles and assuming their levels of executive responsibility. Intended to provide a competitive level of compensation, it is a necessary component in recruiting and retaining executives.	Fixed component. Annually reviewed by the HRCC and adjusted as appropriate.
Performance-based Annual Cash Incentive Compensation
Promote improvement of the Company's financial results and performance. Intended to drive performance in a particular year without being a deterrent to long-term Company goals and initiatives or encouraging unreasonable risk.
Cash bonus opportunity based on the achievement of certain goals, which may be individual performance goals, Company performance goals or a combination of the two. Where applicable, goals are typically established annually and bonus amounts awarded will vary based on performance.
Long-Term Equity Incentive Compensation
Promote the achievement of the Company's long-term financial goals and stock price appreciation. Align Named Executive Officers and shareholder interests, promote Named Executive Officers' retention and reward Named Executive Officers for superior Company performance over time.
Reviewed annually and granted, if appropriate, by the HRCC in the form of stock options, restricted stock awards and RSUs. Amounts actually earned by each Named Executive Officer will vary and will depend on stock price. Restricted stock awards and RSUs may vest over time or based on Company performance.
Perquisites and Other Benefits
	Provide health and welfare benefits as available to all employees. Additional perquisites and benefits are designed to attract, retain and reward Named Executive Officers by providing an overall benefit package similar to those provided by comparable companies.	Health and welfare benefits are a fixed component that may vary based on employee elections. Perquisites and other benefits may vary from year to year.
Retirement Benefits	Provide basic retirement benefits as available to all Company associates and supplemental coverage necessary to retain key executives.	Participation in pension plans for certain Named Executive Officers is a required element under applicable employment agreements.

        The HRCC has reviewed a summary, or "tally sheet," with all components of compensation of the Named Executive Officers, including base salary, performance-based cash incentive compensation, long-term equity incentive compensation, accumulated realized and unrealized stock option and restricted stock gains, and the dollar value to the executive and cost to the Company of all perquisites and other benefits and obligations under the Company's supplemental executive retirement plans. The HRCC did not use the tally sheet in making individual pay decisions, but rather reviewed it to ensure the total package met the needs of both the Company and the executives. The HRCC believes the level of compensation of the Company's Named Executive Officers reflects the Company's performance and total compensation to each of the Named Executive Officers is appropriate.

Base Salary

        The base salaries of the Company's Named Executive Officers are determined by evaluating their roles and responsibilities and compensation data compared with the Compensation Peer Group. The base salary of each Named Executive Officer is reviewed annually. If appropriate, the Chief Executive Officer recommends salary increases for each of the Named Executive Officers other than himself. The HRCC's decision to increase base salary for any Named Executive Officer is based on the Company's compensation philosophy and takes into specific account the level of responsibility of the Named Executive Officer, the Company's performance, the Named Executive Officer's individual performance and the Named Executive Officer's compensation compared to similarly situated executives in the Compensation Peer Group.

        Minimum base salaries for Byron L. Bergren, Anthony J. Buccina, Stephen R. Byers and Barbara J. Schrantz were established in employment agreements approved by the HRCC and, with respect to Mr. Bergren's employment agreement, the Board at the recommendation of the HRCC. These minimum base salaries were based on a variety of factors, including market data from the Compensation Peer Group and an evaluation of each person's capacity to positively affect the Company's performance. The HRCC decided that the current base salaries were properly aligned with competitors and more emphasis should be placed on variable compensation linked to corporate performance.

Performance-Based Annual Cash Incentive Compensation

        The Company has an annual incentive cash bonus plan (the "Cash Bonus Plan" described in Proposal Two) in which the Named Executive Officers participate. The payout of any cash bonus under the plan is dependent upon the achievement of pre-determined Company performance goals which are pre-approved by the HRCC.

        For 2011, the Cash Bonus Plan for the Named Executive Officers focused on the achievement of one or two of the following goals:

Goal	Threshold	Target	Maximum
Net income	$17.1 million	$26.6 million	$54.8 million
Net sales	$2.991 billion	$3.050 billion	$3.165 billion
EBITDA(1)	$231.4 million	$246.8 million	$292.2 million

(1)
EBITDA is defined as earnings before interest, income taxes, depreciation and amortization, including amortization of lease-related interests, non-cash impairment charges and the gain on extinguishment of debt.

        The HRCC assigns goals and weightings for each Named Executive Officer depending on the capacity of the Named Executive Officer to influence the goal and the Named Executive Officer's area of responsibility. A threshold level of performance is set for each measure. Performance must be above the threshold to receive any payment for that measure. In addition, payment of any portion of a bonus under the Cash Bonus Plan is dependent upon the Company's achievement of at least the threshold level of net income. If the threshold level of net income is not achieved, there is no bonus payout under any of the goals for that year.

        The HRCC reviewed and established competitive "threshold," "target" and "maximum" payout potentials under the Cash Bonus Plan for each Named Executive Officer. The following table sets forth (1) the approximate payouts, stated as a percentage of base salary, which could be earned by each

Named Executive Officer under the Cash Bonus Plan for 2011, and (2) the Cash Bonus Plan performance goals and the weighting of such goals for each Named Executive Officer for 2011:

Name	Payout at Threshold	Payout at Target	Payout at Maximum	Bonus Criteria (weighting)
Byron L. Bergren	50%	100%	200%	Net income (100%)
Anthony J. Buccina	50%	100%	200%	Net sales (50%)
				EBITDA (50%)
Stephen R. Byers	32.2%	64.5%	128.9%	Net sales (50%)
				EBITDA (50%)
Keith E. Plowman	37.5%	75%	150%	Net income (100%)
Barbara J. Schrantz	37.5%	75%	150%	Net sales (50%)
				EBITDA (50%)

        None of the goals were achieved in 2011 and consequently no compensation was paid under the Cash Bonus Plan.

        In addition to bonuses that may be awarded under the Cash Bonus Plan, a cash bonus may be awarded at the discretion of the HRCC for extraordinary individual achievement or for other reasons, such as a signing bonus upon joining the Company or an executive extending the term of his or her employment agreement. No extraordinary bonuses were awarded to any of the Named Executive Officers in 2011.

Long-Term Equity Incentive Compensation

        Another component of Named Executive Officer compensation is long-term incentive compensation in the form of stock options, time-based and performance-based restricted stock and time-based and performance-based RSUs. The HRCC annually reviews the performance and compensation of the Named Executive Officers to determine whether annual grants of options or awards of restricted stock or RSUs are warranted. Equity awards are made periodically at the discretion of the HRCC but generally are made within the first quarter of each fiscal year. Grants and awards are made on the recommendation of the Company's Chief Executive Officer, primarily to reward significant individual achievement and to motivate and retain key talent. The proportion of long-term equity incentive compensation in relation to base salary is a function of the Named Executive Officer's level of responsibility and capacity to enhance shareholder value.

        The HRCC has decided that grants made to the Company's Chief Executive Officer should be directly aligned to the short- and long-term performance of the Company. In addition, the Chief Executive Officer and the other Named Executive Officers are awarded restricted stock as a retention tool. The other Named Executive Officers are also granted options to align their interests with those of shareholders.

        The exercise price of options granted by the HRCC is usually set at the closing price of the Company's common stock on the NASDAQ Stock Market on the date of the HRCC meeting at which the grant is approved. In certain instances, the HRCC has set the exercise price at the closing price on a grant date in the future to allow time to notify the grantee of the option grant or to set the grant date and exercise price on the same date as the starting date of a new executive. If the HRCC sets a grant date and option exercise price based on the closing price on the NASDAQ Stock Market on a date in the future, the HRCC confirms that management does not anticipate any material announcements during the period from the HRCC meeting until such future date. No options were granted to the Named Executive Officers in 2011.

        Pursuant to the amendment of Mr. Bergren's employment agreement on March 18, 2009, the HRCC granted Mr. Bergren an award of 400,000 time-based restricted stock shares, 100,000 of which vested on February 1, 2010, 100,000 of which vested on February 1, 2011 and 200,000 of which vested on February 5, 2012. In addition, Mr. Bergren received 400,000 performance-based restricted shares, 200,000 of which were subject to vesting based on achievement of Company performance goals for 2009, and 100,000 of which were subject to vesting based on achievement of Company performance goals for each of 2010 and 2011. 280,000 of such shares vested based upon the attainment of performance goals in 2009 and 2010. As the performance goals for 2011 were not attained, the restricted stock award relating to 2011 performance goals was forfeited.

        Pursuant to an employment agreement dated February 1, 2009, the HRCC granted Mr. Buccina 100,000 restricted shares of the Company's common stock. Such grant was awarded on February 2, 2009 and such restricted shares vested on April 30, 2011. On April 12, 2010, Mr. Buccina was awarded a grant of 20,000 shares of time-based restricted shares, 10,000 of which vested on April 12, 2011 and 10,000 of which vest on April 12, 2013.

        On April 18, 2011, Mr. Buccina was awarded a grant of 75,000 shares of time-based restricted shares, 25,000 of which vest on each of February 3, 2014, February 2, 2015 and February 1, 2016. In addition, Mr. Buccina received a grant of 150,000 performance-based restricted shares, 50,000 of which were subject to vesting based on achievement of Company performance goals for 2011, and 50,000 of which are subject to vesting based on achievement of Company performance goals for each of 2012 and 2013. As the performance goals for 2011 were not attained, the restricted stock award relating to 2011 performance goals was forfeited.

        On April 12, 2010, Mr. Byers was awarded a grant of 11,500 shares of time-based restricted shares, 6,500 of which vested on April 12, 2011 and 5,000 of which vest on April 12, 2013.

        On April 18, 2011, Mr. Byers was awarded a grant of 10,000 shares of time-based restricted shares which vest on April 18, 2014. In addition, Mr. Byers received a grant of 12,000 performance-based restricted shares which were subject to vesting based on achievement of Company performance goals for 2011. As the performance goals for 2011 were not attained, the restricted stock award relating to 2011 performance goals was forfeited.

        During 2010, the HRCC granted Mr. Plowman an award of 30,000 time-based restricted shares, 5,000 of which vested on April 12, 2011 and 25,000 of which vest on April 12, 2013.

        On April 18, 2011, Mr. Plowman was awarded a grant of 12,000 shares of time-based restricted shares which vest on April 18, 2014. In addition, Mr. Plowman received a grant of 50,000 performance-based restricted shares which were subject to vesting based on achievement of Company performance goals for 2011. As the performance goals for 2011 were not attained, the restricted stock award relating to 2011 performance goals was forfeited.

        On January 28, 2011, in connection with her election to the position of Chief Operating Officer, the Company granted Ms. Schrantz an award of 75,000 time-based restricted shares, of which 25,000 shares vest on each of February 3, 2014, February 2, 2015 and February 1, 2016.

        On April 18, 2011, Ms. Schrantz received a grant of 150,000 performance-based restricted shares, 50,000 of which were subject to vesting based on achievement of Company performance goals for 2011, and 50,000 of which are subject to vesting based on achievement of Company performance goals for each of 2012 and 2013. As the performance goals for 2011 were not attained, the restricted stock award relating to 2011 performance goals was forfeited.

        Awards of performance-based restricted stock reflect the HRCC's objectives to link an increasing portion of compensation to Company performance and to align the interests of key executives with those of shareholders.

        The aforementioned awards are reflected in the "Grants of Plan-Based Awards" table on page 47.

Perquisites and Other Benefits

        The Company provides the Named Executive Officers with perquisites and other benefits that the Company and the HRCC believe are reasonable and consistent with the Company's objective to motivate and retain superior executives for key positions. The HRCC periodically reviews the levels of perquisites and other benefits provided to Named Executive Officers. Perquisites primarily consist of supplemental medical benefits, automobile allowances, relocation benefits and reimbursement of legal fees incurred in connection with the negotiation of employment agreements. Perquisites traditionally have not constituted significant portions of an executive's compensation.

        The Named Executive Officers also participate in benefit programs available to employees generally, such as health and dental insurance, life insurance and long-term disability insurance.

Retirement Benefits

        The Named Executive Officers participate in The Bon-Ton Stores, Inc. Retirement Contribution Plan, a tax-qualified defined-contribution plan. Under this plan, employees are able to contribute a portion of their annual salaries on a pre-tax basis and the Company may make discretionary retirement contributions to each eligible employee's account. Company matching contributions consist of two parts: a match based on an employee's years of service and a profit sharing match. Company retirement contribution amounts are included in the Summary Compensation Table on page 45.

        In connection with an acquisition in March 2006, the Company assumed the Carson Pirie Scott & Co. Pension Plan (the "Carson's Pension Plan"). The Carson's Pension Plan is a qualified defined-benefit cash-balance plan in which the only Named Executive Officer who participates is Anthony J. Buccina. The Carson's Pension Plan was frozen to new participants in 2002 and all future benefit accruals were frozen in May 2006.

Employment Agreements and Payments Upon Termination or Change in Control

        As discussed more fully below, the Company has entered into employment agreements with Byron L. Bergren, Anthony J. Buccina, Stephen R. Byers and Barbara J. Schrantz. The Company also entered into an employment agreement with Brendan L. Hoffman effective with him becoming President and Chief Executive Officer on February 7, 2012. The decisions to enter into employment agreements and the terms of those agreements were based on the Company's need to motivate and retain talent for the long-term growth of the Company.

        The Company entered into an employment agreement with Mr. Bergren following the Company's acquisition of The Elder-Beerman Stores Corp in 2003. The term of Mr. Bergren's employment agreement originally ran through 2008. The Company and Mr. Bergren subsequently entered into a series of amendments of Mr. Bergren's employment agreement that, among other matters, extended Mr. Bergren's term as President and Chief Executive Officer through January 31, 2011 and provided that Mr. Bergren would serve in an important role to be determined by the Board from February 1, 2011 through February 5, 2012. On January 21, 2011, the Company entered into a further amendment of Mr. Bergren's employment agreement providing that he will serve as President and Chief Executive Officer through February 5, 2012. The term of the agreement will extend automatically from year to year thereafter unless either party elects not to renew the agreement. On November 14, 2011, the Company announced that Mr. Bergren will transition from his role as President and Chief Executive Officer to become Chairman of the Board and entered into a sixth amendment of Mr. Bergren's employment agreement. That amendment provides that if Mr. Bergren's employment is terminated without cause, Mr. Bergren shall be appointed as non-executive Chairman of the Board. Mr. Bergren retired as President and Chief Executive Officer and was elected as non-executive Chairman of the

Board effective February 7, 2012, terminating his employment agreement. The HRCC's key objectives in entering into the various amendments of Mr. Bergren's employment agreement included: (1) retaining Mr. Bergren's experience and expertise to maximize the Company's potential as a larger retailer; (2) maintaining stability of leadership and strategic focus; and (3) facilitating the Company's succession planning process and enabling Mr. Bergren to assist the HRCC and the Board of Directors with this process.

        With respect to Mr. Buccina, the HRCC and management of the Company determined his services and merchandising expertise would be critical following the acquisition of Carson Pirie Scott to ensure a smooth integration and to lead the development and execution of a comprehensive merchandising strategy for the combined Company. With respect to Mr. Byers, the HRCC and Company management determined it would be in the best interests of the Company to enter into an employment agreement to retain Mr. Byers due to his significant level of experience in retail, his direct experience with the Carson's stores, and for the long-term growth of the Company. In January 2009, the Company entered into new employment agreements with both Mr. Buccina and Mr. Byers, extending the term of their respective employment relationships with the Company. In January 2011, the employment agreement of Mr. Buccina automatically renewed for an additional one-year period, and the Company elected not to renew the employment agreement of Mr. Byers. The Company and Mr. Byers entered into a new employment agreement dated May 1, 2011 that revised his duties and provides that the term shall be for one year and shall renew for successive one-year terms beginning May 1st of each year unless either party elects not to renew the agreement. In January 2012, the Company elected not to renew the employment agreement of Mr. Buccina. The employment of Mr. Buccina continues, and certain provisions of his employment agreement with respect to severance benefits continue until February 1, 2014.

        On January 30, 2011, the Company appointed Barbara J. Schrantz as its Chief Operating Officer, and the Company determined that it would be in its best interests to enter into an employment agreement to retain Ms. Schrantz due to her years of experience with the Company and in the retail department store industry and for the long-term growth of the Company. The employment agreement has an initial term of one year and renews automatically for successive one-year periods unless either party elects not to renew the agreement. The employment agreement with Ms. Schrantz renewed automatically on January 28, 2012 for a one-year period.

        Effective February 7, 2012, the Company elected Brendan L. Hoffman as its President and Chief Executive Officer, and the Company determined that it would be in its interest to enter into an employment agreement to provide for an initial term of employment of three years in order to retain Mr. Hoffman as its President and Chief Executive Officer.

        The material terms of the employment agreements with the Named Executive Officers and Mr. Hoffman are described under the heading "Summary of Employment Agreements with Named Executive Officers and Mr. Hoffman" beginning on page 50.

        Under the employment agreements, the Company has agreed to provide severance compensation in the event of a termination, change in control or other triggering events. In addition, Keith E. Plowman, with whom the Company does not have an employment agreement, is a participant in the Company's severance plan. These arrangements are designed to promote stability and continuity of senior management through a change in control of the Company. Stock options and restricted stock will generally vest upon a change in control. The Company provides for vesting of equity awards to retain, focus and motivate executives during change in control discussions. However, any cash severance benefits require a "double trigger" (including the executive's separation from the Company under specified circumstances) for payment.

        Information on these arrangements for the Named Executive Officers and Mr. Hoffman is provided under the heading "Potential Payments Upon Termination or Change in Control" on page 57.

 Recoupment of Incentive-Based Compensation

        In order to further align management's interests with those of shareholders and to support the Company's governance practices, in 2010 the Board adopted a recoupment policy applicable to annual cash incentive awards, performance-based RSUs and other performance-based compensation to executive officers of the Company. The policy provides that, if as a result of a restatement of the Company's financial statements, an executive officer received more incentive compensation than the executive officer would have received absent the incorrect financial statements, the Company may take such action as it deems appropriate to address the impact of the restatement of financial statements. Compensation subject to recoupment will include equity or contingent income exercised, earned or distributed during the periods, not to exceed three years, that required restatement of financial statements.

Prohibition on Derivative Trading and Short Selling

        The Company prohibits derivative transactions and selling short in the Company's securities by officers, directors and their families. Specifically, they may not, at any time:

  •
  trade in any puts, calls, covered calls or other derivative products involving Company securities;

  •
  engage in any hedging transactions with respect to Company securities; or

  •
  engage in short sales of the Company's securities.

Tax Deductibility of Executive Compensation

        Section 162(m) limits the deductibility of compensation in excess of $1,000,000 paid to the Chief Executive Officer and certain executive officers unless specified criteria are satisfied. The HRCC reviews and considers the deductibility of executive compensation under Section 162(m), and has generally designed the Company's compensation program in a manner that permits compensation to be deductible. However, grants of restricted stock, when and if those grants vest for tax purposes, may create compensation for the grantee that is subject to the limitations on deductibility under Section 162(m). The HRCC may award non-deductible compensation when it believes such action would be in the best interests of the Company.

Report of the Human Resources and Compensation Committee

        The HRCC has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, the HRCC recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Human Resources and Compensation Committee

Marsha M. Everton, Chair
Todd C. McCarty

Risk Considerations in our Compensation Policies

        Company management performs an annual risk assessment of the Company's compensation policies and plans. This risk assessment process includes a review of plan design and performance measures. Incentive compensation targets are reviewed annually and adjusted as necessary to align with the individual goals for executive officers. The HRCC reviews the risk assessment annually.

        The HRCC has determined that the Company's compensation program does not encourage excessive and unnecessary risk-taking. The Company designs the individual components of its compensation programs to encourage appropriate risk-taking to maximize long-term business potential, while avoiding undue risk that does not align with short-and long-term shareholder objectives. This design encourages the Company's managers to remain focused on both the short- and long-term operational and financial goals of the Company. The following factors mitigate risk with respect to compensation programs: approval of executive compensation by a committee of independent directors, performance-based long-term incentive awards aligned with shareholder interests, caps on incentive payments, use of multiple financial goals including both top and bottom line measures, stock ownership guidelines and an incentive recoupment policy (described on page 43).

 Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)		Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings($)		All Other Compensation ($)(6)	Total($)
Byron L. Bergren,	2011	1,000,000	—	1,410,300	(7)	—	—	—		89,185	2,499,485
President and Chief Executive	2010	1,000,000	—	2,620,800	(8)	—	1,000,000	—		70,773	4,691,573
Officer	2009	1,000,000	—	794,829	(9)	—	920,000	—		75,908	2,790,737
Anthony J. Buccina,	2011	842,500	—	1,659,600	(10)	—	—	30,922		15,138	2,548,160
Vice Chairman, President—	2010	812,950	—	859,030	(11)	—	779,000	22,677		14,367	2,488,024
Merchandising	2009	791,800	—	197,000	(12)	—	649,276	—	(13)	17,461	1,655,537
Stephen R. Byers,	2011	520,000	—	287,664	(14)	—	—	—		6,593	814,257
Executive Vice President,	2010	545,875	—	540,130	(15)	—	522,500	—		10,516	1,619,021
Stores, Visual & Loss	2009	533,500	—	137,900	(16)	—	416,130	—		12,366	1,099,896
Prevention
Keith E. Plowman,	2011	504,625	—	788,310	(17)	—	—	—		4,308	1,297,243
Executive Vice President,	2010	478,875	—	745,275	(18)	—	366,375	—		9,769	1,600,294
Chief Financial Officer and	2009	450,000	—	110,000		—	414,000	—		15,402	989,402
Principal Accounting Officer
Barbara J. Schrantz,	2011	480,000	—	622,350	(19)	—	—	—		4,711	1,107,061
Chief Operating Officer	2010	395,875	—	1,235,595	(20)	—	190,000	—		7,925	1,829,395
	2009	383,500	—	55,000		—	314,470	—		6,538	759,508

(1)
Actual base salary payments made in 2011, 2010 and 2009.

(2)
"Bonus" refers to non-performance-based guaranteed cash payments. There were no such payments made in 2011, 2010 and 2009. Other cash incentives were performance-based and are reflected under the column labeled "Non-Equity Incentive Plan Compensation."

(3)
The amounts reported in this column reflect the aggregate grant date fair value of restricted stock share awards computed in accordance with ASC 718 for restricted stock granted in 2011, 2010 and 2009 to each Named Executive Officer. The calculation of these amounts disregards any estimate of forfeitures related to time-based vesting conditions. The amounts do not reflect compensation actually received by the Named Executive Officers. Assumptions used in the calculation of these amounts are included in Note 15 to our audited financial statements included in our Form 10-K filed with the SEC on April 11, 2012.

(4)
The amounts reported in this column reflect the aggregate grant date fair value of option awards computed in accordance with ASC 718 for stock options granted in 2011, 2010 and 2009 to each Named Executive Officer. No stock options were granted in these years.

(5)
The amounts reported in this column reflect the annual performance-based bonus awards to the Named Executive Officers under the Company's Cash Bonus Plan, which is discussed on page 38 of the Compensation Discussion and Analysis under the heading "Performance-Based Annual Cash Incentive Compensation."

(6)
The compensation reflected in the "All Other Compensation" column for each of the Named Executive Officers for 2011 includes the following:

Name	Automobile Usage ($)	Supplemental Medical Benefits ($)	Insurance Consultation Expenses ($)	Tax Gross-Up of Certain Perquisites ($)	Life Insurance Premiums ($)	Legal Fees ($)	401(k) Plan Company Match ($)	Total ($)
Byron L. Bergren	24,596	8,000	9,900	7,842	27,377	10,000	1,470	89,185
Anthony J. Buccina	—	—	—	—	12,933	—	2,205	15,138
Stephen R. Byers	—	—	—	—	5,123	—	1,470	6,593
Keith E. Plowman	—	—	—	—	2,838	—	1,470	4,308
Barbara J. Schrantz	—	—	—	—	2,506	—	2,205	4,711
(7)
The grant date fair value of 2011 performance-based restricted stock awarded to Mr. Bergren was $1,410,300, computed based upon an assessment, as of the grant date, that it was probable that 90% of the performance target would be met for the 2011 year. Based upon 2011 performance, the actual grant date fair value to Mr. Bergren for 2011 performance-based restricted stock was zero. The grant date fair value of 2011 performance-based restricted stock consists of 100,000 performance-based restricted shares awarded to Mr. Bergren in 2010 that were excluded from the Summary Compensation Table in 2010 as the award was contingent upon 2011 performance for which criteria was not established by the HRCC until March 2011. See footnote 8 below.

(8)
The grant date fair value of 2010 time-based restricted stock awarded to Mr. Bergren was $1,750,000. The grant date fair value of 2010 performance-based restricted stock awarded to Mr. Bergren was $870,800, computed based upon an assessment, as of the grant date, that it was probable that 70% of the performance target would be met for the 2010 year. Based upon the achievement of 100% of the 2010 performance target, the actual grant date fair value to Mr. Bergren for 2010 performance-based restricted stock was $1,244,000. An additional 100,000 performance-based restricted shares were awarded to Mr. Bergren in 2010 but are excluded from the Summary Compensation Table as the award is contingent upon 2011 performance for which criteria was not established by the HRCC until March 2011.

(9)
The grant date fair value of 2009 time-based restricted stock awarded to Mr. Bergren was $284,000. The grant date fair value of 2009 performance-based restricted stock awarded to Mr. Bergren was $510,829, computed based upon an assessment, as of the grant date, that it was probable that 100% of the performance target would be met for the 2009 year. Based upon the achievement of 90% of the 2009 performance target, the actual grant date fair value to Mr. Bergren for 2009 performance-based restricted stock was $459,747.

(10)
The grant date fair value of 2011 time-based restricted stock awarded to Mr. Buccina was $1,037,250. The grant date fair value of 2011 performance-based restricted stock awarded to Mr. Buccina was $622,350, computed based upon an assessment, as of the grant date, that it was probable that 90% of the performance target would be met for the 2011 year. Based upon 2011 performance, the actual grant date fair value to Mr. Buccina for 2011 performance-based restricted stock was zero.

(11)
The grant date fair value of 2010 time-based restricted stock awarded to Mr. Buccina was $313,800. The grant date fair value of 2010 performance-based restricted stock awarded to Mr. Buccina was $545,230, computed based upon an assessment, as of the grant date, that it was probable that 70% of the performance target would be met for the 2010 year. Based upon the achievement of 100% of the 2010 performance target, the actual grant date fair value to Mr. Buccina for 2010 performance-based restricted stock was $778,900. The grant date fair value of 2010 performance-based restricted stock includes 50,000 performance-based restricted shares awarded to Mr. Buccina in 2009 that were excluded from the Summary Compensation Table in 2009 as the award was contingent upon 2010 performance for which criteria was not established by the HRCC until March 2010. See footnote 12 below.

(12)
The grant date fair value of 2009 time-based restricted stock awarded to Mr. Buccina was $135,000. The grant date fair value of 2009 performance-based restricted stock awarded to Mr. Buccina was $62,000, computed based upon an assessment, as of the grant date, that it was probable that 100% of the performance target would be met for the 2009 year. Based upon the achievement of 90% of the 2009 performance target, the actual grant date fair value to Mr. Buccina for 2009 performance-based restricted stock was $55,800. An additional 50,000 performance-based restricted shares were awarded to Mr. Buccina in 2009 but are excluded from the Summary Compensation Table as the award is contingent upon 2010 performance for which criteria was not established by the HRCC until March 2010.

(13)
The actuarial valuation of the change during 2009 in Mr. Buccina's benefits under the Carson's Pension Plan and the Carson's SERP was a net decrease of $2,898,985. The Company terminated the Carson's SERP in 2008. Mr. Buccina received a payment of $2,931,821 for his accumulated benefits in the first quarter of 2009, reducing his accumulated benefits under the Carson's SERP to zero. The actuarial valuation of the change during 2009 in Mr. Buccina's benefits under the Carson's Pension Plan was an increase of $32,836.

(14)
The grant date fair value of 2011 time-based restricted stock awarded to Mr. Byers was $138,300. The grant date fair value of 2011 performance-based restricted stock awarded to Mr. Byers was $149,364, computed based upon an assessment, as of the grant date, that it was probable that 90% of the performance target would be met for the 2011 year. Based upon 2011 performance, the actual grant date fair value to Mr. Byers for 2011 performance-based restricted stock was zero.

(15)
The grant date fair value of 2010 time-based restricted stock awarded to Mr. Byers was $180,435. The grant date fair value of 2010 performance-based restricted stock awarded to Mr. Byers was $359,695, computed based upon an assessment, as of the grant date, that it was probable that 70% of the performance target would be met for the 2010 year. Based upon the achievement of 100% of the 2010 performance target, the actual grant date fair value to Mr. Byers for 2010 performance-based restricted stock was $513,850. The grant date fair value of 2010 performance-based restricted stock includes 35,000 performance-based restricted shares awarded to Mr. Byers in 2009 that were excluded from the Summary Compensation Table in 2009 as the award was contingent upon 2010 performance for which criteria was not established by the HRCC until March 2010. See footnote 16 below.

(16)
The grant date fair value of 2009 time-based restricted stock awarded to Mr. Byers was $94,500. The grant date fair value of 2009 performance-based restricted stock awarded to Mr. Byers was $43,400, computed based upon an assessment, as of the grant date, that it was probable that 100% of the performance target would be met for the 2009 year. Based upon the achievement of 90% of the 2009 performance target, the actual grant date fair value to Mr. Byers for 2009 performance-based restricted stock was $39,060. An additional 35,000 performance-based restricted shares were awarded to Mr. Byers in 2009 but are excluded from the Summary Compensation Table as the award is contingent upon 2010 performance for which criteria was not established by the HRCC until March 2010.

(17)
The grant date fair value of 2011 time-based restricted stock awarded to Mr. Plowman was $165,960. The grant date fair value of 2011 performance-based restricted stock awarded to Mr. Plowman was $622,350, computed based upon an assessment, as of the grant date, that it was probable that 90% of the performance target would be met for the 2011 year. Based upon 2011 performance, the actual grant date fair value to Mr. Plowman for 2011 performance-based restricted stock was zero.

(18)
The grant date fair value of 2010 time-based restricted stock awarded to Mr. Plowman was $470,700. The grant date fair value of 2010 performance-based restricted stock awarded to Mr. Plowman was $274,575, computed based upon an assessment, as of the grant date, that it was probable that 70% of the performance target would be met for the 2010 year. Based upon the achievement of 100% of the 2010 performance target, the actual grant date fair value to Mr. Plowman for 2010 performance-based restricted stock was $392,250.

(19)
The grant date fair value of 2011 performance-based restricted stock awarded to Ms. Schrantz was $622,350, computed based upon an assessment, as of the grant date, that it was probable that 90% of the performance target would be met for the 2011 year. Based upon 2011 performance, the actual grant date fair value to Ms. Schrantz for 2011 performance-based restricted stock was zero.

(20)
The grant date fair value of 2010 time-based restricted stock awarded to Ms. Schrantz was $1,070,850. The grant date fair value of 2010 performance-based restricted stock awarded to Ms. Schrantz was $164,745, computed based upon an assessment, as of the grant date, that it was probable that 70% of the performance target would be met for the 2010 year. Based upon the achievement of 100% of the 2010 performance target, the actual grant date fair value to Ms. Schrantz for 2010 performance-based restricted stock was $235,350.

Grants of Plan-Based Awards

        Stock options and awards of restricted stock generally vest over a number of years. Any vested options are usually forfeited 90 days after termination of the recipient's employment, and any unvested shares of restricted stock and unvested options are usually forfeited upon termination of employment.

        The table below provides information regarding grants of options and awards of restricted stock made during 2011 to the Named Executive Officers under the Company's Stock Incentive Plan.

					Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards; Number of Shares of Stock or Units (#)(3)	All Other Option Awards; Number of Securities Underlying Options (#)(4)
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)								Exercise or Base Price of Option Awards ($/share)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)
Byron L. Bergren	N/A	500,000	1,000,000	2,000,000	—	—		—	—	—	—
	1/31/10	—	—	—	50,000	100,000	(6)	—	—	—	1,410,300
Anthony J. Buccina	N/A	425,000	850,000	1,700,000	—	—		—	—	—	—
	4/18/11	—	—	—	25,000	50,000	(7)	—	—	—	622,350
	4/18/11	—	—	—	—	—		75,000	—	—	1,037,250
Stephen R. Byers	N/A	164,400	328,700	657,500	—	—		—	—	—	—
	4/18/11	—	—	—	6,000	12,000	(8)	—	—	—	149,364
	4/18/11	—	—	—	—	—		10,000	—	—	138,300
Keith E. Plowman	N/A	191,300	382,500	765,000	—	—		—	—	—	—
	4/18/11	—	—	—	25,000	50,000	(9)	—	—	—	622,350
	4/18/11	—	—	—	—	—		12,000	—	—	165,960
Barbara J. Schrantz	N/A	180,000	360,000	720,000	—	—		—	—	—	—
	4/18/11	—	—	—	25,000	50,000	(10)	—	—	—	622,350

(1)
Represents the range of cash payouts targeted for 2011 performance under the Cash Bonus Plan described in the Compensation Discussion and Analysis on page 38 under the heading "Performance-Based Annual Cash Incentive Compensation." The amounts shown in the "Threshold" column reflect the minimum payout opportunity if threshold performance was achieved. As performance thresholds were not met, there was no payout under the Cash Bonus Plan.

(2)
Represents the range of performance-based restricted share payouts targeted for 2011 performance. These performance-based restricted shares are earned based on the achievement of goals for 2011 established by the HRCC. Dividends are not paid on performance-based restricted shares until such shares are vested. As performance thresholds with respect to 2011performance were not met, none of the target performance-based restricted shares were actually earned.

(3)
Represents awards of restricted shares made under the Stock Incentive Plan. Information regarding the vesting schedules of these awards is included in the footnotes to the Outstanding Equity Awards at Fiscal Year-End table on page 48. Dividends are generally paid on unvested restricted shares when dividends are paid on Company common stock. Restricted shares will vest on an accelerated basis upon the executive's termination of employment under certain circumstances. Additional information regarding the vesting acceleration provisions applicable to equity awards is included under the heading "Potential Payments upon Termination or Change in Control" on page 57.

(4)
Represents options issued under the Stock Incentive Plan, of which there were none in 2011.

(5)
Represents the grant date fair value of each equity award computed in accordance with ASC 718. The dollar value of restricted shares shown represents the grant date fair value calculated as the fair market value of our common stock on the respective grant dates. The dollar value of performance-based restricted shares awarded is computed based upon an assessment, as of the grant date, that it was probable that 90% of the performance target would be met for the 2011 year. Based upon 2011 performance, the actual grant date fair value for 2011 performance-based restricted shares was zero. Reference footnotes 7, 10, 14, 17 and 19 to the Summary Compensation Table.

(6)
Represents the target award of the second tranche of two equal tranches of performance-based restricted shares granted to Mr. Bergren on January 31, 2010. The performance goals for the second tranche were established by the HRCC on March 15, 2011.

(7)
Represents the target award of performance-based restricted shares granted to Mr. Buccina on April 18, 2011. The performance goals were established by the HRCC on March 15, 2011.

(8)
Represents the target award of performance-based restricted shares granted to Mr. Byers on April 18, 2011. The performance goals were established by the HRCC on March 15, 2011.

(9)
Represents the target award of performance-based restricted shares granted to Mr. Plowman on April 18, 2011. The performance goals were established by the HRCC on March 15, 2011.

(10)
Represents the target award of performance-based restricted shares granted to Ms. Schrantz on April 18, 2011. The performance goals were established by the HRCC on March 15, 2011.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options— Exercisable (#)	Number of Securities Underlying Unexercised Options— Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Byron L. Bergren	125,000	—	—	13.05	8/23/2014	—		—	—		—
	95,000	—	—	20.44	7/6/2012	—		—	—		—
	—	—	—	—	—	200,000	(2)	816,000	—		—
Anthony J. Buccina	96,000	—	—	27.15	5/31/2013	—		—	—		—
	11,019	—	—	55.85	3/26/2014	—		—	—		—
	50,000	—	—	4.96	3/17/2015	—		—	—		—
	—	—	—	—	—	10,000	(3)	40,800	—		—
	—	—	—	—	—	75,000	(4)	306,000	—		—
	—	—	—	—	—	—		—	100,000	(5)	408,000
Stephen R. Byers	15,000	—	—	31.84	4/2/2013	—		—	—		—
	21,500	—	—	29.90	10/1/2013	—		—	—		—
	11,019	—	—	55.85	3/26/2014	—		—	—		—
	50,000	—	—	4.96	3/17/2015	—		—	—		—
	—	—	—	—	—	5,000	(3)	20,400	—		—
	—	—	—	—	—	10,000	(6)	40,800	—		—
Keith E. Plowman	10,000	—	—	17.91	5/26/2012	—		—	—		—
	11,019	—	—	55.85	3/26/2014	—		—	—		—
	40,000	—	—	4.96	3/17/2015	—		—	—		—
	—	—	—	—	—	50,000	(7)	204,000	—		—
	—	—	—	—	—	25,000	(3)	102,000	—		—
	—	—	—	—	—	12,000	(6)	48,960	—		—
Barbara J. Schrantz	10,000	—	—	19.97	9/11/2012	—		—	—		—
	4,452	—	—	51.83	4/26/2014	—		—	—		—
	15,000	—	—	12.90	11/26/2014	—		—	—		—
	20,000	—	—	4.96	3/17/2015	—		—	—		—
	—	—	—	—	—	25,000	(7)	102,000	—		—
	—	—	—	—	—	15,000	(3)	61,200	—		—
	—	—	—	—	—	75,000	(4)	306,000	—		—
	—	—	—	—	—	—		—	100,000	(5)	408,000

(1)
Market values reflect the closing price of the Company's common stock on the NASDAQ Stock Market on January 27, 2012 (the last business day of the fiscal year), which was $4.08 per share.

(2)
Restricted shares vested 100% on February 5, 2012.

(3)
Restricted shares vest 100% on April 12, 2013.

(4)
Restricted shares vest 25,000 each on February 3, 2014, February 2, 2015 and February 1, 2016.

(5)
Performance-based shares vest 50,000 each based on fiscal 2012 performance criteria established by the HRCC and fiscal 2013 performance criteria to be established by the HRCC.

(6)
Restricted shares vest 100% on April 18, 2014.

(7)
Restricted shares vested 100% on April 27, 2012.

Pension Benefits

        The Pension Benefits Table below shows the actuarial present value of accumulated benefits payable to each of our Named Executive Officers and the number of years credited to each Named Executive Officer under the Carson's Pension Plan, in which only Mr. Buccina is a participant.

        The present value set forth has been calculated for Mr. Buccina assuming he will remain in service until normal retirement age as defined under the Carson's Pension Plan. The assumptions set forth in Note 8 to our audited financial statements included in our Form 10-K filed with the SEC on April 11, 2012 were used to calculate the numbers below and are incorporated by reference.

Name	Plan Name	Number of Years Credited Service		Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Byron L. Bergren	—	—		—	—
Anthony J. Buccina	Carson's Pension Plan	13	(1)	285,068	—
Stephen R. Byers	—	—		—	—
Keith E. Plowman	—	—		—	—
Barbara J. Schrantz	—	—		—	—

(1)
Although Mr. Buccina has 19 years of actual service, he is credited with only 13 years of service under the terms of the Carson's Pension Plan as all future benefit accruals were frozen in May 2006.

Description of Plan Named in Pension Benefits Table

        In connection with the acquisition of Carson's in March 2006, the Company assumed the Carson's Pension Plan. The Carson's Pension Plan is a qualified defined-benefit cash-balance plan in which the only Named Executive Officer who participates is Anthony J. Buccina. The Carson's Pension Plan was frozen to new participants in 2002 and all future benefit accruals were frozen in May 2006. The Carson's Pension Plan was amended in 2007 in compliance with the Pension Protection Act of 2006.

Requirements for Retirement Benefits

        Normal Retirement:    Employees who terminate employment with three or more years of service and have attained age 65 qualify for normal retirement. Payment of the full benefit commences as soon as practicable following termination. Mr. Buccina is not currently eligible for normal retirement under the Carson's Pension Plan.

        Early Retirement:    Employees who have completed three or more years of service and are age 55 or older upon termination are eligible for early retirement. In addition, employees who participated in Carson's previous plan, which was merged into the Carson's Pension Plan, are eligible for early retirement after 30 years of service. Payment of pension benefits will commence at age 65, unless the employee elects to begin such payments earlier in which case the pension benefit amount may be reduced. Mr. Buccina is currently eligible for early retirement under the Carson's Pension Plan.

Form of Payment

        For an unmarried employee, the normal form of payment is a life annuity. For a married employee, the normal form of payment is a qualified joint and surviving spouse annuity; however, the married employee may elect to receive payment in the form of a single life annuity. Any employee may elect to receive pension benefits in the form of an actuarially equivalent life annuity, joint and survivor annuity, life annuity with ten years guaranteed, ten-year annuity with specified monthly payments, or, under certain circumstances, a lump sum.

Calculation of Benefits

        Effective May 1, 2002, the Carson's Pension Plan was amended and restated to convert the plan's benefit formula to a cash-balance design. Under this design, the pension benefit is expressed as a cash-balance account. Employees with accrued pension benefits as of April 30, 2002, including Mr. Buccina, are considered continued participants under the current Carson's Pension Plan.

        Effective May 20, 2006, future accruals in the Carson's Pension Plan were eliminated. Generally, the lump sum benefit payable under the Plan is the cash balance account value as of that date, with annual interest credits at the greater of 4.75% or the yield on three-year U.S. Treasury constant maturities as of the last day of the prior calendar year. However, the lump sum benefit is not less than the lump sum value of benefits accrued under prior Plan formulas as of May 20, 2006.

Option Exercises and Stock Vested During 2011

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Byron L. Bergren	—	—	100,000	1,190,000
Anthony J. Buccina	—	—	10,000	147,700
	—	—	10,000	134,800
	—	—	100,000	1,388,000
Stephen R. Byers	—	—	10,000	147,700
	—	—	6,500	87,620
	—	—	70,000	971,600
Keith E. Plowman	—	—	7,000	103,390
	—	—	5,000	67,400
Barbara J. Schrantz	—	—	3,500	51,695

(1)
Value reflects the closing price of the Company's common stock on the NASDAQ Stock Market on the respective vesting date of the restricted stock awards.

Summary of Employment Agreements with Named Executive Officers and Mr. Hoffman

Byron L. Bergren, President and Chief Executive Officer through February 6, 2012

        Mr. Bergren's employment agreement with the Company was entered into on August 24, 2004 (the "2004 Agreement") and amended on May 1, 2005; May 23, 2006; July 19, 2007; March 18, 2009; January 21, 2011 and November 14, 2011. Mr. Bergren's employment agreement, as amended, provides for a minimum annual base salary of $1,000,000 and a bonus in accordance with the Cash Bonus Plan. In January 2011, the Company entered into an amendment of Mr. Bergren's employment agreement providing that he will serve as President and Chief Executive Officer through February 5, 2012, with the term of the agreement extending automatically from year to year thereafter unless either party elects not to renew the agreement. If Mr. Bergren elects not to renew, the Board has agreed to nominate Mr. Bergren as a member of the Board of Directors to serve until the annual meeting that is at least one year after expiration of the agreement. If the Company elects not to renew the agreement, the Board has agreed to nominate Mr. Bergren as a member of the Board of Directors and to effect his appointment as the non-executive Chairman of the Board to serve until the annual meeting that is at least one year after expiration of the agreement. On November 14, 2011, the Company announced that Mr. Bergren will transition from his role as President and Chief Executive Officer to become Chairman of the Board and entered into a sixth amendment of Mr. Bergren's employment agreement.

On February 6, 2012, Mr. Bergren retired as President and Chief Executive Office and was named Chairman of the Board.

        Pursuant to the March 18, 2009 amendment to his employment agreement, Mr. Bergren was granted 200,000 time-based restricted shares of the Company's common stock of which 50% (100,000 shares) vested on February 1, 2010 and the remainder (100,000 shares) vested on February 1, 2011. He was also granted 200,000 performance-based restricted shares, 90% of which (180,000 shares) vested based upon the achievement of performance targets for 2009. This amendment also provided for two grants of shares of restricted stock in fiscal year 2010:

  •
  200,000 time-based restricted shares of the Company's common stock all of which vested on February 5, 2012.

  •
  200,000 performance-based restricted shares of the Company's common stock that vested based on the achievement of performance goals, 100,000 of which were subject to vesting based on achievement of Company performance goals for each of 2010 and 2011. One-hundred percent of the 2010 performance-based restricted shares (100,000 shares) vested based upon the achievement of performance targets for 2010. As the performance goals for 2011 were not attained, the restricted stock award relating to 2011 performance goals was forfeited.

        The employment agreement provided that in the event that Mr. Bergren is discharged without cause or resigns for good reason, Mr. Bergren shall be appointed as non-executive Chairman of the Board and will also be entitled to payment of all accrued and unpaid Base Salary and accrued but unused vacation pay through the date of termination of employment as President and/or Chief Executive Officer, and a pro-rated bonus, if earned based on the Company's full-year performance. The vesting of restricted stock and the payment of severance benefits are contingent on Mr. Bergren executing a general release consistent with certain terms of his employment agreement.

        The employment agreement also provided that if Mr. Bergren is discharged without cause during the term of his employment agreement following a "Change in Control" (as defined in the employment agreement) or resigns from the Company with or without good reason during the term of his employment agreement after the expiration of three months following a Change in Control, Mr. Bergren will receive a payment equal to the lesser of 2.99 times his base salary (at the salary level immediately preceding the Change in Control plus his average bonus for the three immediately preceding fiscal years) or, if applicable, the "280G Permitted Payment" (as defined in the 2004 Agreement). The Change in Control severance payment is contingent on Mr. Bergren signing and not timely revoking a general release of claims.

        For information regarding potential severance payments and accelerated vesting of equity awards to which Mr. Bergren may be entitled upon certain termination events and/or a Change in Control, see "Potential Payments Upon Termination or Change in Control" on page 57.

        Mr. Bergren's employment agreement contains a non-competition clause that, during Mr. Bergren's employment and for a period of one year after termination of his employment, prohibits Mr. Bergren from engaging in or being financially interested in the retail department stores business of any competitor of the Company identified in the employment agreement. Mr. Bergren's employment agreement also contains confidentiality provisions relating to the Company's confidential information.

Brendan L. Hoffman, President and Chief Executive Officer from February 7, 2012

        On January 23, 2012, the Company entered into an employment agreement (the "Hoffman Employment Agreement") with Mr. Hoffman providing that he would serve as President and Chief Executive Officer effective February 7, 2012, with a term running through February 7, 2015.

        Mr. Hoffman's initial base salary under the Hoffman Employment Agreement is $1,000,000 per year and provides that Mr. Hoffman will be paid a signing bonus of $1,000,000 within thirty days following the effective date and $1,000,000 on the first anniversary of the effective date if he is still employed by the Company at that time.

        The Hoffman Employment Agreement provides that Mr. Hoffman is eligible for a bonus under the Cash Bonus Plan under the following parameters: a target bonus of 100% of base salary, with a threshold bonus of 50% of base salary, and a maximum bonus of 200% of base salary. The performance measures to be utilized and the weighting of these performance measures will be determined by the HRCC in its discretion. With respect to fiscal year 2012, the Hoffman Employment Agreement provides that Mr. Hoffman will receive a minimum cash bonus of $500,000.

        The Hoffman Employment Agreement provides that Mr. Hoffman will receive a grant of 300,000 restricted shares of the Company's common stock. Such restricted shares shall vest in one-third increments on the first three anniversaries of the effective date, provided that Mr. Hoffman is still employed by the Company on such date. In addition, Mr. Hoffman will receive, as performance-based compensation, a grant of 300,000 restricted shares of the Company's common stock, which shall vest, if at all, as follows: (1) 50,000 performance-based restricted shares based on sales and net income targets to be established by the HRCC in its discretion following consultation with Mr. Hoffman with respect to Company performance in the Company's 2012 fiscal year; (2) 125,000 performance-based restricted shares based on sales and net income targets to be established by the HRCC in its discretion following consultation with Mr. Hoffman with respect to Company performance in the Company's 2013 fiscal year; and (3) 125,000 performance-based restricted shares based on sales and net income targets to be established by the HRCC in its discretion following consultation with Mr. Hoffman with respect to Company performance in the Company's 2014 fiscal year. The terms of the grants are set forth in the Restricted Stock Agreements. Mr. Hoffman will be eligible for additional equity-based compensation under the Incentive Plan from time to time as determined by the Board of Directors and/or the HRCC in their discretion.

        The Company has agreed to reimburse Mr. Hoffman for reasonable attorney's fees in connection with the negotiation of the Hoffman Employment Agreement of up to $20,000. In addition, the Company has agreed to reimburse Mr. Hoffman for all expenses related to Mr. Hoffman's relocation to Milwaukee, Wisconsin, in accordance with the Company's policy on relocation of senior executives, including additional amounts for the payment of related federal and state taxes. Pending Mr. Hoffman's relocation, the Company has agreed to reimburse Mr. Hoffman for his travel between New York, New York and the Company's offices, stores and facilities, including lodging, up to $75,000 per year. The Company has also agreed to gross up the payments made to Mr. Hoffman for these attorney's fees and travel and lodging expenses. Mr. Hoffman will also be eligible to participate in the Company's health plans and other plans and programs generally available to the Company's employees.

        In the event of discharge without "Cause" or resignation for "Good Reason" (as such terms are defined in the Hoffman Employment Agreement) during the term of the Hoffman Employment Agreement, Mr. Hoffman will be entitled to receive (1) severance pay equal to the greater of his base salary for the remaining contract term or 200% of his base salary, (2) an amount equal to 24 times the monthly COBRA payment applicable to him as of the termination date, (3) an amount equal to the annual bonus Mr. Hoffman would have received with respect to the fiscal year of termination, prorated based on the number of days employed by the Company during that year, and (4) any unpaid signing bonus amounts. The severance payment will be payable 50% in a lump sum as of the six month anniversary of Mr. Hoffman's termination of employment and 50% in a lump sum as of the one-year anniversary of Mr. Hoffman's termination of employment. The severance payment is contingent on Mr. Hoffman signing and not timely revoking a general release of claims. In addition, in the event of discharge without Cause or resignation for Good Reason, any unvested restricted stock issued pursuant to the Restricted Stock Agreements will automatically vest in full.

        Upon a "Change of Control" (as such term is defined in the Hoffman Employment Agreement), the vesting of stock options and restricted shares held by Mr. Hoffman shall be governed by the terms of such stock options or restricted shares. If following a Change of Control Mr. Hoffman is discharged without Cause or resigns for Good Reason within one year following the Change of Control, Mr. Hoffman will receive (1) a severance payment equal to two times his base salary, (2) an amount equal to two times the average annual bonus paid to him during the term of the Employment Agreement, (3) an amount equal to 24 times the monthly COBRA payment applicable to him as of the termination date, and (4) an amount equal to the annual bonus Mr. Hoffman would have received with respect to the fiscal year of termination, prorated based on the number of days employed by the Company during that year. The Change of Control severance payment will be payable 50% in a lump sum as of the six month anniversary of Mr. Hoffman's termination of employment and 50% in a lump sum as of the one-year anniversary of Mr. Hoffman's termination of employment. The Change of Control severance payment is contingent on Mr. Hoffman signing and not timely revoking a general release of claims. Pursuant to the Hoffman Employment Agreement, if the aggregate present value of the "parachute payments" determined under Section 280G of the Code, exceeds three times his "base amount," as defined in Section 280G, the payouts upon a Change in Control shall be reduced to be less than three times his base amount.

        The Hoffman Employment Agreement contains a non-solicitation clause that, during Mr. Hoffman's employment and for a period of two years following termination of his employment, prohibits Mr. Hoffman from, directly or indirectly, soliciting, inducing, encouraging, influencing or otherwise causing any customer, employee, consultant, independent contractor or supplier of the Company to change his, her or its business relationship with or terminate employment with the Company.

        The Hoffman Employment Agreement contains a non-competition clause that, during Mr. Hoffman's employment and for a period of one year following termination of his employment, prohibits Mr. Hoffman from engaging in or being financially interested in any competitor of the Company, other than the passive ownership of less than 2% of any class of securities of a company. The Hoffman Employment Agreement also contains confidentiality provisions relating to the Company's confidential information.

Anthony J. Buccina, Vice Chairman, President—Merchandising

        On January 23, 2009, the Company entered into an employment agreement (the "Buccina Employment Agreement"), Restricted Stock Agreement and Restricted Stock Agreement—Performance Shares with Mr. Buccina.

        The Buccina Employment Agreement follows an employment agreement dated June 1, 2006 that expired January 31, 2009. The Buccina Employment Agreement was effective as of February 1, 2009 and ran until April 30, 2012, when it terminated upon the election of the Company not to renew the agreement for an additional one-year term. Certain provisions regarding severance continue after termination of the Buccina Employment Agreement.

        In April 2011, the Buccina Employment Agreement was amended to revise the terms of the severance payments that Mr. Buccina would receive in the event of termination without cause or resignation for good reason to delete the previous references to "initial term" and "renewal terms" of the Buccina Employment Agreement.

        Mr. Buccina's initial base salary under the Buccina Employment Agreement is $791,800 per year. This base salary is subject to review during the term of the Buccina Employment Agreement and may be increased in the sole discretion of the Company, upon approval of the HRCC. Mr. Buccina's current base salary is $850,000 per year.

        The Buccina Employment Agreement provides that Mr. Buccina is eligible for a bonus under the Cash Bonus Plan under the following parameters: a target bonus of 100% of base salary in effect on the last day of the relevant fiscal year, with threshold and maximum bonuses as determined by the HRCC. The performance measures to be utilized, and the weighting of these performance measures, will be determined by the HRCC consistent with its determinations for other senior executives under the Cash Bonus Plan.

        The Buccina Employment Agreement provided that Mr. Buccina receive a grant of 100,000 restricted shares of the Company's common stock pursuant to the terms of the Company's Stock Incentive Plan. Such grant was awarded on February 2, 2009 and such restricted shares vested on April 30, 2011. In addition, Mr. Buccina received, as performance-based compensation, a grant of 50,000 restricted shares of the Company's common stock for each of 2009 and 2010. The metrics for earning such performance-based shares were determined each year by the HRCC. The terms of the grants are set forth in the Restricted Stock Agreements. Ninety percent of the 2009 performance-based restricted shares (45,000 shares) vested based upon the achievement of performance targets for 2009. One-hundred percent of the 2010 performance-based restricted shares (50,000 shares) vested based upon the achievement of performance targets for 2010.

        On April 12, 2010, Mr. Buccina was awarded a grant of 20,000 shares of time-based restricted shares, 10,000 of which vested on April 12, 2011 and 10,000 of which vest on April 12, 2013. In addition, Mr. Buccina received, as performance-based compensation, a grant of 10,000 restricted shares subject to vesting on the basis of the achievement of certain performance goals established for the Company's 2010 fiscal year. One-hundred percent of the 2010 performance-based restricted shares (10,000 shares) vested based upon the achievement of performance targets for 2010.

        On April 18, 2011, Mr. Buccina was awarded a grant of 75,000 shares of time-based restricted shares, 25,000 of which vest on each of February 3, 2014, February 2, 2015 and February 1, 2016. In addition, Mr. Buccina received a grant of 150,000 performance-based restricted shares, 50,000 of which were subject to vesting based on achievement of Company performance goals for 2011, and 50,000 of which are subject to vesting based on achievement of Company performance goals for each of 2012 and 2013. As the performance goals for 2011 were not attained, the restricted stock award relating to 2011 performance goals was forfeited.

        The Buccina Employment Agreement, as amended, provides that in the event of termination without cause or resignation for good reason, Mr. Buccina will receive a severance payment equal to two years of his base salary and will receive a stipend equal to the cost of COBRA premiums for medical and dental coverage for two years. If, prior to February 1, 2014, the Company exercises its right not to renew the Buccina Employment Agreement and the Company and Mr. Buccina do not enter into a new employment agreement and Mr. Buccina is terminated without cause or resigns for good reason, he will be entitled to a severance payment equal to two years of his base salary.

        Upon a "Change in Control" (as defined in the Buccina Employment Agreement), (1) Mr. Buccina's stock options and restricted shares shall vest and (2) Mr. Buccina is prohibited from resigning for good reason for a period of six months following the Change in Control. If following a Change in Control he is discharged without cause or resigns for good reason within two years of the Change in Control, Mr. Buccina will receive a severance payment equal to two times his average base pay for the most recently completed three years plus two times the average bonus paid to him for the most recently completed three years, or, if applicable, the "280G Permitted Payment" (as such term is defined in the Buccina Employment Agreement). The Change in Control severance payment is contingent on Mr. Buccina signing and not timely revoking a general release of claims.

        For information regarding potential severance payments and accelerated vesting of equity awards to which Mr. Buccina may be entitled upon certain events and/or a Change in Control, see "Potential Payments Upon Termination or Change in Control" on page 57.

        The Buccina Employment Agreement contains a non-competition clause that, during Mr. Buccina's employment and for a period equal to one-half of the period for which he receives severance payments after termination of his employment, prohibits Mr. Buccina from engaging in or being financially interested in the retail department stores business of any competitor of the Company named in the Buccina Employment Agreement. The Buccina Employment Agreement also contains confidentiality provisions relating to the Company's confidential information.

Stephen R. Byers, Executive Vice President, Stores, Visual & Loss Prevention

        On May 2, 2011, the Company and Stephen R. Byers entered into a new employment agreement effective May 1, 2011 (the "Byers Employment Agreement"). The Byers Employment Agreement replaces an employment agreement dated as of February 1, 2009 (the "2009 Agreement"), which expired April 30, 2011. The Byers Employment Agreement provides that the term shall be for one year and shall renew for successive one-year terms beginning May 1st of each year, unless terminated by either party pursuant to the terms of the Byers Employment Agreement.

        Pursuant to the Byers Employment Agreement, Mr. Byers shall receive a base salary effective May 1, 2011 through April 28, 2012 at an annual rate of $510,000, and effective April 29, 2012, at an annual rate of $470,000. This base salary is subject to review during the term of the Byers Employment Agreement and may be increased in the sole discretion of the Company.

        The Byers Employment Agreement provides that Mr. Byers is eligible for a bonus under the Cash Bonus Plan under the following parameters: beginning with fiscal year 2012, a target bonus of 50% of base salary in effect on the last day of the fiscal year, with threshold and maximum bonuses as determined by the HRCC, and for fiscal year 2011, a target bonus prorated between the 100% target established by the 2009 Agreement for the first three months of the fiscal year and a 50% target for the remaining nine months of the fiscal year. The performance measures to be utilized and the weighting of these performance measures will be determined by the HRCC consistent with its determinations for other senior executives under the Cash Bonus Plan. Mr. Byers is also eligible to participate in plans and programs that are generally made available to the other employees of the Company.

        The 2009 Agreement provided that Mr. Byers receive a grant of 70,000 time-based restricted shares of the Company's common stock. Such grant was awarded on February 2, 2009 and such restricted shares vested on April 30, 2011. In addition, Mr. Byers received, as performance-based compensation, a grant of 35,000 restricted shares of the Company's common stock for each of 2009 and 2010. Ninety percent of the 2009 performance-based restricted shares (31,500 shares) vested based on the achievement of performance targets for 2009. One-hundred percent of the 2010 performance-based restricted shares (35,000 shares) vested based on the achievement of performance targets for 2010.

        On April 12, 2010, Mr. Byers was awarded a grant of 11,500 shares of time-based restricted shares, 6,500 of which vested on April 12, 2011 and 5,000 of which vest on April 12, 2013. In addition, Mr. Byers received, as performance-based compensation, a grant of 5,000 restricted shares subject to vesting on the basis of the achievement of certain performance goals established for the Company's 2010 fiscal year. One-hundred percent of the 2010 performance-based restricted shares (5,000 shares) vested based upon the achievement of performance targets for 2010.

        On April 18, 2011, Mr. Byers was awarded a grant of 10,000 shares of time-based restricted shares which vest on April 18, 2014. In addition, Mr. Byers received a grant of 12,000 performance-based restricted shares which were subject to vesting based on achievement of Company performance goals for 2011. As the performance goals for 2011 were not attained, the restricted stock award relating to 2011 performance goals was forfeited.

        The Byers Employment Agreement provides that in the event of termination without cause or resignation for good reason, Mr. Byers will receive a severance payment equal to one and one-half years of his base salary and will receive a stipend equal to the cost of COBRA premiums for medical and dental coverage for one and one-half years. It also provides that if, prior to February 1, 2014, the Company exercises its right not to renew the Byers Employment Agreement and the Company and Mr. Byers do not enter into a new employment agreement and Mr. Byers is terminated without cause or resigns for good reason, he will be entitled to a severance payment equal to one year of his base salary. The severance payment is contingent on Mr. Byers signing and not timely revoking a general release of claims.

        Upon a "Change of Control" (as such term is defined in the Byers Employment Agreement), (1) stock options and restricted shares held by Mr. Byers shall vest if Mr. Byers is discharged without cause or resigns for good reason and (2) Mr. Byers is prohibited from resigning for good reason for a period of six months following the Change of Control. If following a Change of Control he is discharged without cause or resigns for good reason within two years of the Change of Control, Mr. Byers will receive a severance payment equal to one and one-half times his average base pay for the most recently completed three years plus one and one-half times the average bonus paid to him for the most recently completed three years or, if applicable, the "280G Permitted Payment" (as such term is defined in the Byers Employment Agreement). The Change of Control severance payment is contingent on Mr. Byers signing and not timely revoking a general release of claims.

        For information regarding potential severance payments and accelerated vesting of equity awards to which Mr. Byers may be entitled upon certain events and/or a Change in Control, see "Potential Payments Upon Termination or Change in Control" on page 57.

        The Byers Employment Agreement contains a non-competition clause that, during Mr. Byers's employment and for a period equal to one-half of the period for which he receives severance payments after termination of his employment, prohibits Mr. Byers from engaging in or being financially interested in the retail department stores business of any competitor of the Company named in the Byers Employment Agreement. The Byers Employment Agreement also contains confidentiality provisions relating to the Company's confidential information.

Barbara J. Schrantz, Chief Operating Officer

        On January 30, 2011, the Company entered into an employment agreement (the "Schrantz Employment Agreement"), a Restricted Stock Agreement and a Restricted Stock Agreement—Performance Shares with Barbara J. Schrantz. The Schrantz Employment Agreement was effective as of January 30, 2011 and, unless terminated in accordance with the terms thereof, shall renew for successive one-year terms beginning on the first day of the Company's fiscal year.

        Ms. Schrantz's initial base salary under the Schrantz Employment Agreement is $480,000 per year. This base salary is subject to review during the term of the Schrantz Employment Agreement and may be increased in the sole discretion of the Company, upon approval of the HRCC.

        The Schrantz Employment Agreement provides that Ms. Schrantz is eligible for a bonus under the Cash Bonus Plan under the following parameters: a target bonus of 75% of base salary in effect on the last day of the relevant fiscal year, with threshold and maximum bonuses as determined by the HRCC. The performance measures to be utilized and the weighting of these performance measures will be determined by the HRCC consistent with its determinations for other senior executives under the Cash Bonus Plan.

        In connection with Ms. Schrantz's promotion to the position of Chief Operating Officer, Ms. Schrantz received on January 28, 2011, a grant of 75,000 restricted shares of the Company's common stock pursuant to the terms of the Incentive Plan. Such restricted shares vest, subject to prescribed conditions, as follows: 25,000 shares on February 3, 2014, 25,000 shares on February 2, 2015, and 25,000 shares on February 1, 2016. In addition, on April 18, 2011, Ms. Schrantz received a grant of 150,000 performance-based restricted shares, 50,000 of which were subject to vesting based on achievement of Company performance goals for 2011, and 50,000 of which are subject to vesting based on achievement of Company performance goals for each of 2012 and 2013. As the performance goals for 2011 were not attained, the restricted stock award relating to 2011 performance goals was forfeited.

        In the event of discharge without cause or resignation for good reason during the term of the Schrantz Employment Agreement, Ms. Schrantz will be entitled to receive severance pay equal to one and one-half times her base salary, payable in a lump sum as soon as practicable following the six month anniversary of the termination of Ms. Schrantz's employment. In addition, The Schrantz Employment Agreement provides that if at any time prior to February 1, 2014 (i) the Company exercises its right not to renew the Schrantz Employment Agreement, (ii) the Company and Ms. Schrantz do not enter into a new employment agreement and (iii) thereafter Ms. Schrantz is discharged or resigns for good reason, Ms. Schrantz will be entitled to receive a severance payment equal to her base salary. All severance payments are contingent on Ms. Schrantz signing and not timely revoking a general release of claims.

        Upon a "Change in Control" (as defined in the Schrantz Employment Agreement), the vesting of stock options and restricted shares held by Ms. Schrantz shall be governed by the terms of such stock option or restricted share grants and Ms. Schrantz may not resign for good reason for a period of six months following the Change in Control. If following a Change in Control she is discharged without cause or resigns for good reason within two years of the Change in Control, Ms. Schrantz will receive a severance payment equal to one and one-half times her average base pay for the most recently completed three years plus two times the average bonus paid to her for the most recently completed three years, or, if applicable, the "280G Permitted Payment" (as such term is defined in the Schrantz Employment Agreement). The Change in Control severance payment is contingent on Ms. Schrantz signing and not timely revoking a general release of claims.

        For information regarding potential severance payments and accelerated vesting of equity awards to which Ms. Schrantz may be entitled upon certain events and/or a Change in Control, see "Potential Payments Upon Termination or Change in Control" below.

        The Schrantz Employment Agreement contains a non-competition clause that, during Ms. Schrantz's employment and for a period of nine months after termination of her employment, prohibits Ms. Schrantz from engaging in or being financially interested in the retail department stores business of any competitor of the Company named in the Schrantz Employment Agreement. The Schrantz Employment Agreement also contains confidentiality provisions relating to the Company's confidential information.

Potential Payments Upon Termination or Change in Control

        The Company has entered into agreements and maintains plans that will require it to provide compensation to the Named Executive Officers, as well as Brendan L. Hoffman, the Company's new President and Chief Executive Officer, in the event of a termination of employment or a "Change in Control" of the Company, as such term is defined in the agreements and plans. The potential amount of compensation payable to Mr. Hoffman and each such Named Executive Officer in each situation is set forth in the tables below. The amounts shown in the tables assume that termination of Mr. Hoffman and the Named Executive Officer and/or a Change in Control occurred on January 28, 2012. The actual amounts to be paid will depend on the circumstances and time of the termination or Change in Control.

Byron L. Bergren—President and Chief Executive Officer through February 6, 2012

Executive Benefits and Payments Upon Termination	For Cause Termination	Voluntary Termination without Good Reason	Involuntary Termination Without Cause or Resignation for Good Reason(1)	Change in Control Without Termination	Change in Control with Termination(2)		Retirement	Disability	Death
Cash Severance	—	—	$2,000,000	—	$4,903,600	(3)	—	—	—
Pro-rated Non-Equity Incentive Compensation (Cash Bonus)	—	—	—	—	—		—	—	—
Value of Accelerated Restricted Stock(4)	—	—	816,000	$816,000	816,000		—	$816,000	$816,000
Value of Performance RSUs(5)	—	$82,657	82,657	82,657	82,657		$82,657	82,657	82,657
Continuing Health and Welfare Benefits	—	—	—	—	53,668		—	—	—
Life Insurance	—	—	—	—	—		—	—	2,000,000

Total	—	$82,657	$2,898,657	$898,657	$5,855,925		$82,657	$898,657	$2,898,657

(1)
Payment requires the execution of a general release.

(2)
With regard to change in control, "termination" means either (i) Mr. Bergren is discharged without cause during the term of his employment agreement following the closing of the change in control transaction, or (ii) Mr. Bergren resigns for any reason after the expiration of three months following the change in control, including, without limitation, resignation by Mr. Bergren with or without "Good Reason."

(3)
Pursuant to Mr. Bergren's employment agreement, as amended, if the aggregate present value of the "parachute payments" determined under Section 280G exceeds three times his "base amount," as defined in Section 280G, the payouts upon a change in control shall be reduced to be less than three times his base amount. This calculation did not require such reduction.

(4)
The intrinsic value of unvested restricted stock subject to accelerated vesting, based on the closing price of the Company's common stock on the NASDAQ Stock Market on January 27, 2012 ($4.08 per share).

(5)
Mr. Bergren's RSUs for 2006 vested on February 3, 2007 without regard to acceleration and their vesting would not have been affected by Mr. Bergren's termination or a change in control on January 28, 2012.

Brendan L. Hoffman—President & Chief Executive Officer from February 7, 2012

Executive Benefits and Payments Upon Termination	For Cause Termination	Voluntary Termination Without Good Reason	Involuntary Termination Without Cause or Resignation for Good Reason(1)	Change in Control Without Termination	Change in Control with Termination(2)		Retirement	Disability	Death
Cash Severance	—	—	$3,000,000	—	$3,000,000	(3)	—	—	—
Pro-rated Non-Equity Incentive Compensation (Cash Bonus)	—	—	500,000	—	—		—	—	—
Value of Accelerated Restricted Stock(4)	—	—	2,448,000	$2,448,000	2,448,000		—	$2,448,000	$2,448,000
Continuing Health and Welfare Benefits	—	—	48,008	—	48,008		—	—	—
Life Insurance	—	—	—	—	—		—	—	2,000,000

Total	—	—	$5,996,008	$2,448,000	$5,496,008		—	$2,448,000	$4,448,000

(1)
Payment requires execution of a general release.

(2)
If, within six months following a change in control, Mr. Hoffman leaves the Company for any reason other than termination without cause, he may not collect any additional benefits.

(3)
Pursuant to Mr. Hoffman's employment agreement, if the aggregate present value of the "parachute payments" determined under Section 280G exceeds three times his "base amount," as defined in Section 280G, the payouts upon a change in control shall be reduced to be less than three times his base amount. This calculation did not require such reduction.

(4)
The intrinsic value of unvested restricted stock subject to accelerated vesting, based on the closing price of the Company's common stock on the NASDAQ Stock Market on January 27, 2012 ($4.08 per share).

Anthony J. Buccina—Vice Chairman, President—Merchandising

Executive Benefits and Payments Upon Termination	For Cause Termination	Voluntary Termination Without Good Reason	Involuntary Termination Without Cause or Resignation for Good Reason(1)	Change in Control Without Termination	Change in Control with Termination(2)		Retirement	Disability	Death
Cash Severance	—	—	$1,700,000	—	$2,588,684	(3)	—	—	—
Pro-rated Non-Equity Incentive Compensation (Cash Bonus)	—	—	—	—	—		—	—	—
Value of Accelerated Restricted Stock(4)	—	—	306,000	$550,800	550,800		—	$754,800	$754,800
Carson's Pension Plan(5)	$285,068	$285,068	285,068	—	285,068		$285,068	285,068	285,068
Continuing Health and Welfare Benefits	—	—	35,778	—	35,778		—	—	—
Life Insurance	—	—	—	—	—		—	—	1,700,000

Total	$285,068	$285,068	$2,326,846	$550,800	$3,460,330		$285,068	$1,039,868	$2,739,868

(1)
Payment requires execution of a general release.

(2)
If, within six months following a change in control, Mr. Buccina leaves the Company for any reason other than termination without cause, he may not collect any additional benefits.

(3)
Pursuant to Mr. Buccina's employment agreement, if the aggregate present value of the "parachute payments" determined under Section 280G exceeds three times his "base amount," as defined in Section 280G, the payouts upon a change in control shall be reduced to be less than three times his base amount. This calculation did not require such reduction.

(4)
The intrinsic value of unvested restricted stock subject to accelerated vesting, based on the closing price of the Company's common stock on the NASDAQ Stock Market on January 27, 2012 ($4.08 per share).

(5)
The actuarial equivalent present value of the accrued benefit.

Stephen R. Byers—Executive Vice President, Stores, Visual & Loss Prevention

Executive Benefits and Payments Upon Termination	For Cause Termination	Voluntary Termination Without Good Reason	Involuntary Termination Without Cause or Resignation for Good Reason(1)	Change in Control Without Termination	Change in Control with Termination(2)		Retirement	Disability	Death
Cash Severance	—	—	$765,000	—	$1,264,003	(3)	—	—	—
Pro-rated Non-Equity Incentive Compensation (Cash Bonus)	—	—	—	—	—		—	—	—
Value of Accelerated Restricted Stock(4)	—	—	—	$61,200	61,200		—	$61,200	$61,200
Continuing Health and Welfare Benefits	—	—	27,123	—	27,123		—	—	—
Life Insurance	—	—	—	—	—		—	—	1,020,000

Total	—	—	$792,123	$61,200	$1,352,326		—	$61,200	$1,081,200

(1)
Payment requires execution of a general release.

(2)
If, within six months following a change in control, Mr. Byers leaves the Company for any reason other than termination without cause, he may not collect any additional benefits.

(3)
Pursuant to Mr. Byers's employment agreement, if the aggregate present value of the "parachute payments" determined under Section 280G exceeds three times his "base amount," as defined in Section 280G, the payouts upon a change in control shall be reduced to be less than three times his base amount. This calculation did not require such reduction.

(4)
The intrinsic value of unvested restricted stock subject to accelerated vesting, based on the closing price of the Company's common stock on the NASDAQ Stock Market on January 27, 2012 ($4.08 per share).

Keith E. Plowman—Executive Vice President, Chief Financial Officer and Principal Accounting Officer

Executive Benefits and Payments Upon Termination	For Cause Termination	Voluntary Termination	Involuntary Termination Without Cause		Change in Control Without Termination		Change in Control With Termination		Retirement	Disability	Death
Cash Severance	—	—	$205,962	(1)	—		$205,962	(1)	—	—	—
Pro-rated Non-Equity Incentive Compensation (Cash Bonus)	—	—	—		—		—		—	—	—
Value of Accelerated Restricted Stock(3)	—	—	—		$354,960	(2)	354,960	(2)	—	$354,960	$354,960
Life Insurance	—	—	—		—		—		—	—	1,010,000

Total	—	—	$205,962		$354,960		$560,922		—	$354,960	$1,364,960

(1)
Assumes Mr. Plowman signs a general release and is not rehired by the Company.

(2)
The HRCC has discretion to fully vest the restricted stock of the Company upon a change in control. This calculation assumes the HRCC would choose to fully vest all restricted stock upon a change in control on January 28, 2012.

(3)
The intrinsic value of unvested restricted stock subject to accelerated vesting, based on the closing price of the Company's common stock on the NASDAQ Stock Market on January 27, 2012 ($4.08 per share).

Barbara J. Schrantz—Chief Operating Officer

Executive Benefits and Payments Upon Termination	For Cause Termination	Voluntary Termination Without Good Reason	Involuntary Termination Without Cause or Resignation for Good Reason(1)	Change in Control Without Termination	Change in Control with Termination(2)		Retirement	Disability	Death
Cash Severance	—	—	$720,000	—	$881,923	(3)	—	—	—
Pro-rated Non-Equity Incentive Compensation (Cash Bonus)	—	—	—	—	—		—	—	—
Value of Accelerated Restricted Stock(4)	—	—	306,000	$673,200	673,200		—	$877,200	$877,200
Continuing Health and Welfare Benefits	—	—	7,136	—	7,136		—	—	—
Life Insurance	—	—	—	—	—		—	—	960,000

Total	—	—	$1,033,136	$673,200	$1,562,259		—	$877,200	$1,837,200

(1)
Payment requires execution of a general release.

(2)
If, within six months following a change in control, Ms. Schrantz leaves the Company for any reason other than termination without cause, she may not collect any additional benefits.

(3)
Pursuant to Ms. Schrantz's employment agreement, if the aggregate present value of the "parachute payments" determined under Section 280G exceeds three times her "base amount," as defined in Section 280G, the payouts upon a change in control shall be reduced to be less than three times her base amount. This calculation did not require such reduction.

(4)
The intrinsic value of unvested restricted stock subject to accelerated vesting, based on the closing price of the Company's common stock on the NASDAQ Stock Market on January 27, 2012 ($4.08 per share).

 Equity Compensation Plan Information

        At January 28, 2012, The Bon-Ton Stores, Inc. 2009 Omnibus Incentive Plan and the Amended and Restated 2000 Stock Incentive and Performance-Based Award Plan were in effect. Each of these plans has been approved by the shareholders. There were no other equity compensation plans in effect. The following information concerning these plans is as of January 28, 2012:

	Number of shares of common stock to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders
Stock options	969,471	$17.56	—	(1)
Restricted shares	1,812,500	—	—	(1)
Restricted stock units	338,513	—	—	(1)

Subtotal	3,120,484	—	1,078,425
Equity compensation plans not approved by security holders	—	—	—

Total	3,120,484	—	1,078,425

(1)
The referenced plans do not allocate available shares among stock options, restricted shares or RSUs.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Executive officers, directors and persons who own more than 10% of the Company's common stock are required to file reports of their holdings and transactions in Company stock with the SEC. To our knowledge, all such filings in 2011 were made in a timely manner.

RELATED PARTY TRANSACTIONS

        The Company's Code of Ethical Standards and Business Conduct provides that no director or associate of the Company shall engage in any transactions with the Company unless approved by the Audit Committee. The Audit Committee Charter provides that the Audit Committee shall have the responsibility to review and approve all such related party transactions. All executive officers and directors are required to disclose any possible related party transaction in which such executive officer or director may participate and each such transaction must be approved by the Audit Committee.

        The Company leases its Oil City, Pennsylvania store from Nancy T. Grumbacher, Trustee of the 2002 Indenture of Trust of M. Thomas Grumbacher, pursuant to a lease entered into on January 1, 1981. The Oil City lease terminates on July 31, 2016, and the Company has three five-year renewal options. The rental payments during 2011 under this lease were $223,500. The aggregate amount of all payments due under the terms of the lease at the beginning of 2012 through the remainder of the current term is approximately $1,005,750. Ms. Grumbacher is the wife of Tim Grumbacher, Chairman Emeritus of the Board and Strategic Initiatives Officer.

        Michael L. Gleim, a non-employee Director, received a $50,000 supplemental retirement benefit during 2011 from the Company which was paid pursuant to the terms of an employment agreement with Mr. Gleim with respect to his employment as Vice Chairman of the Company from 1995 to 2002.

 SHAREHOLDER PROPOSALS

        Shareholder proposals for the 2013 Annual Meeting of Shareholders must be received by the Company by January 2, 2013 in order to be considered at the meeting and included in the Company's proxy statement and form of proxy relating to that meeting.

        If notice of any proposal with respect to a matter to be addressed at the 2013 Annual Meeting of Shareholders is received by the Company after March 19, 2013, the proposals with respect to such matter shall be deemed "untimely" for purposes of Rule 14a-4(c) under the Securities Exchange Act and, therefore, the Company will have the right to exercise discretionary voting authority with respect to such proposal.

HOUSEHOLDING OF PROXY MATERIALS

        SEC regulations permit the Company to send a single set of proxy materials, which includes this proxy statement, the Annual Report to Shareholders and the Notice of Internet Availability of Proxy Materials, to two or more shareholders that share the same address. Each shareholder will continue to receive his or her own separate proxy card. Upon written or oral request, the Company will promptly deliver a separate set of proxy materials to a shareholder at a shared address that only received a single set of proxy materials for this year. If a shareholder would prefer to receive his or her own copy, please contact Mary Kerr, Vice President—Investor Relations, by telephone at (717) 757-7660, by U.S. mail at 2801 E. Market Street, York, Pennsylvania 17402 or by e-mail at ir@bonton.com. Similarly, if a shareholder would like to receive his or her own set of the Company's proxy materials in future years or if a shareholder shares an address with another shareholder and both would like to receive only a single set of the Company's proxy materials in future years, please contact Ms. Kerr.

APPENDIX A

THE BON-TON STORES, INC. AMENDED AND RESTATED
CASH BONUS PLAN

1.  Purpose.  The purpose of the Plan, as herein amended and restated, subject to shareholder approval, is to provide performance-based cash bonus compensation for key executives in accordance with a formula that is related to the financial success of the Bon-Ton Stores, Inc., a Pennsylvania corporation, (the “Company”) as part of an integrated compensation program which is intended to assist the Company in motivating and retaining employees of superior ability, industry and loyalty. The terms of the Plan, as herein set forth, are intended to provide greater flexibility in furtherance of the purposes of the Plan as compared with the Company’s prior cash bonus plan.

2.  Definitions.  The following words and phrases as used herein shall have the following meanings, unless a different meaning is plainly required by the context:

A.                    “Board of Directors” shall mean the Board of Directors of the Company.

B.                    “Bonus Base” shall mean a percentage of a Participant’s base salary in effect for the Plan Year that may be any percentage between zero (0%) and one hundred percent (100%). For these purposes, the Participant’s base salary for the Plan Year shall be the Participant’s actual annual base salary, unless otherwise specified by the Committee when establishing the Earned Percentage Schedule for the Plan Year.

C.                    “Code” shall mean the Internal Revenue Code of 1986, as amended.

D.                    “Committee” shall mean the Compensation Committee of the Board of Directors, consisting of two or more Outside Directors, to act as the Committee with respect to the Plan, or such other committee as may be appointed by the Board of Directors to act as the Committee with respect to the Plan.

E.                     “Company” shall mean the Bon-Ton Stores, Inc., a Pennsylvania corporation, and any successor thereto.

F.                      “Designated Beneficiary” shall mean the person, if any, specified in writing by the Participant to receive any payments due to the Participant in the event of the Participant’s death. In the event no person is specified by the Participant, the Participant’s estate shall be deemed to be the Designated Beneficiary.

G.                    “Earned Percentage” shall mean the percentage determined by reference to the schedule established for each Plan Year by the Committee, which percentage may be up to a maximum of three hundred percent (300%).

H.                   “Earned Percentage Schedule” shall mean the schedule pursuant to which a determination of the Participant’s Earned Percentage is determined based on the extent to which the performance goals set forth therein have been achieved during the Plan Year.

I.                        “Effective Date” shall mean the first day of the Company’s taxable year that commenced on or about February 1, 2007.

J.                        “Outside Director” shall mean a member of the Board of Directors who is treated as an “outside director” for purposes of Code Section 162(m).

K.                   “Participant” shall mean those key executives as may be designated by the Committee to participate in the Plan from time to time.

L.                     “Performance-Based Bonus” shall mean the cash bonus payable to a Participant under Section 6(a).

M.                 “Performance Based Compensation Rules” shall mean those provisions of Code Section 162(m) and Treasury Regulations promulgated thereunder that provide the rules pursuant to which compensation that is paid to executives on the basis of performance is exempt from the limitations on deductibility applicable to certain compensation paid to executives in excess of $1,000,000.

N.                    “Plan” shall mean The Bon-Ton Stores, Inc. Cash Bonus Plan, as amended and restated herein.

O.                    “Plan Year” shall mean the taxable year of the Company.

3.  Participation.  Those key executives as may be designated by the Committee to participate in the Plan from time to time are the participants in the Plan. Participants under the Plan for each Plan Year shall be specified no later than the time the Earned Percentage Schedule (as described in Section 6(a) below) is established by the Committee and may be set forth as part of that schedule.

4.  Term Of Plan.  Subject to approval of the Plan by the shareholders of the Company, the Plan shall be in effect as of the Effective Date, and shall continue until terminated by the Board of Directors.

5.  Bonus Entitlement.  The Participant shall be entitled to receive a bonus in accordance with the provisions of Section 6 of the Plan only after certification in writing by the Committee that the performance goals set forth in Section 6 have been satisfied.

The bonus payment with respect to a Plan Year shall be payable to the Participant in the next Plan Year on or before April 15 of such Plan Year. Notwithstanding anything to the contrary contained herein, no bonus shall be payable under the Plan without the prior disclosure of the terms of the Plan to the shareholders of the Company and the approval of the Plan by such shareholders.

6.  Determination of Performance-Based Compensation Bonus

A.                    Performance-Based Bonus.  Each Participant, or the Designated Beneficiary of a deceased Participant, shall be entitled to a bonus with respect to such Plan Year that is equal to the “Earned Percentage” of the Bonus Base, determined by reference to the Earned Percentage Schedule in effect for the Plan Year.

B.                    Performance Goals.  The Earned Percentage is the percentage derived from the formula and/or schedule established for each Plan Year by the Committee and set forth on that Plan Years Earned Percentage Schedule, which shall be based upon one or more of the following business criteria (which may be determined for these purposes by reference to (i) the Company as a whole, (ii) any of the Company’s subsidiaries, operating divisions, business segments or other operating units, or (iii) any combination thereof): earnings before interest, taxes, depreciation, and amortization; profit before taxes; gross margin; stock price; market share; gross revenue; net revenue; pretax income; net operating income; cash flow; earnings per share; return on equity; return on invested capital or assets; cost reductions and savings; return on revenues or productivity; loss ratio; expense ratio; combined ratio; product spread; or any variations or combinations of the preceding business criteria, which may also be modified at the discretion of the Committee, to take into account extraordinary items or which may be adjusted to reflect such costs or expense as the Committee deems appropriate.  In addition, the Committee may utilize as an additional performance measure (to the extent consistent with the Performance-Based Compensation Rules) the attainment by a Participant of one or more personal objectives and/or goals that the Committee deems appropriate, including, but not limited to, implementation of Company policies, negotiation of significant corporate transactions, development of long- term business goals or strategic plans for the Company, or the exercise of specific areas of managerial responsibility; provided, however, that the measurement of the Company’s or a Participant’s achievement of any of such goals must be objectively determinable and shall be determined, to the extent applicable, according to generally accepted accounting principles as in existence on the date on which the Earned Percentage Schedule for the Plan Year is established. In all cases, the Committee shall establish the Earned Percentage Schedule for each Plan Year no later than 90 days after the beginning of the Plan Year and shall endeavor to establish such Earned Percentage Schedule in a manner that is consistent with the Performance-Based Compensation Rules. In the event no Earned Percentage Schedule is established for a Plan Year, the Earned Percentage Schedule for the prior Plan Year shall be treated as the Earned Percentage Schedule for the current Plan Year.

C.                    Maximum Permissible Performance-Based Bonus.  Notwithstanding anything contained in the Plan to the contrary, no Participant shall be entitled to a Performance-Based Bonus with respect to any Plan Year in excess of $5,000,000.

D.                    Termination of Employment During Plan Year.  Notwithstanding anything contained herein to the contrary, in the event a Participant is not an employee of the Company as of the last day of the Plan Year, the Performance-Based Bonus payable to such a Participant shall be equal to the Performance-Based Bonus that would otherwise have been payable under the Plan (without taking into account this Section 6(d)), multiplied by a fraction, the numerator of which is equal to the number of days the Participant was employed by the Company during the Plan Year, and the denominator of which is 365.

E.                     Committee Discretion.  Notwithstanding the determination of a Participant’s bonus or bonuses under the provisions of this Section 6 (without regard to this Section 6(f)), the Committee may, at its sole discretion, reduce the amount of or totally eliminate any such bonus or bonuses to the extent the Committee determines that such reduction or elimination is appropriate under such facts and circumstances as the Committee deems relevant. In no event shall the Committee have the authority to increase the amount any Participant’s bonus or bonuses as determined under the provisions of the Plan and taking into account the Earned Percentage Schedule as initially established for a Plan Year and the terms and conditions initially established with respect to a Transaction Bonus.

7.  Committee

A.                    Powers.  The Committee shall have the power and duty to do all things necessary or convenient to effect the intent and purposes of the Plan and not inconsistent with any of the provisions hereof, whether or not such powers and duties are specifically set forth herein, and, by way of amplification and not limitation of the foregoing, the Committee shall have the power to:

(i)                      provide rules and regulations for the management, operation and administration of the Plan, and, from time to time, to amend or supplement such rules and regulations;

(ii)                   construe the Plan, which construction, as long as made in good faith, shall be final and conclusive upon all parties hereto; and

(iii)                correct any defect, supply any omission, or reconcile any inconsistency in the Plan in such manner and to such extent as it shall deem expedient to carry the same into effect, and it shall be the sole and final judge of when such action shall be appropriate.

The resolution of any questions with respect to payments and entitlements pursuant to the provisions of the Plan shall be determined by the Committee, and all such determinations shall be final and conclusive.

B.                    Indemnity.  No member of the Committee shall be directly or indirectly responsible or under any liability by reason of any action or default by him as a member of the Committee, or the exercise of or failure to exercise any power or discretion as such member. No member of the Committee shall be liable in any way for the acts or defaults of any other member of the Committee, or any of its advisors, agents or representatives. The Company shall indemnify and save harmless each member of the Committee against any and all expenses and liabilities arising out of his own membership on the Committee.

C.                    Compensation and Expenses.  Members of the Committee shall receive no separate compensation for services other than compensation for their services as members of the Board of Directors, which compensation can include compensation for services at any committee meeting attended in their capacity as members of the Board of Directors. Members of the Committee shall be entitled to receive their reasonable expenses incurred in administering the Plan. Any such expenses, as well as extraordinary expenses authorized by the Company, shall be paid by the Company.

D.                    Participant Information.  The Company shall furnish to the Committee in writing all information the Company deems appropriate for the Committee to exercise its powers and duties in administration of the Plan. Such information shall be conclusive for all purposes of the Plan and the Committee shall be entitled to rely thereon without any investigation thereof; provided, however, that the Committee may correct any errors discovered in any such information.

E.                     Inspection of Documents.  The Committee shall make available to each Participant and his Designated Beneficiary, for examination at the principal office of the Company (or at such other location as may be determined by the Committee), a copy of the Plan and such of its records, or copies thereof, as may pertain to any benefits of such Participant and beneficiary under the Plan.

8.          Effective Date, Termination And Amendment

A.                     Effective Date of Participation in Plan.  Subject to shareholder and Committee approval of the Plan, the Plan shall be effective as of the Effective Date, and Participants who have been designated by the Committee as eligible for bonuses with respect to the Plan Year that commenced as of the Effective Date shall participate in the Plan pursuant to the terms of the Earned Percentage Schedule as applicable to each such Participant.

B.                     Amendment and Termination of the Plan.  The Plan may be terminated or revoked by the Board at any time and amended by the Board from time to time, provided that neither the termination, revocation or amendment of the Plan may, without the written approval of the Participant, reduce the amount of a bonus payment that has been determined by the Committee to be due and payable, but has not yet been paid; and provided further that no modification to the Plan that would increase the amount of any bonus payable hereunder beyond the amount determined pursuant to Section 6 of the Plan shall be effective without (i) approval by the Committee, (ii) disclosure to the shareholders of the Company of such modification, and (iii) approval of such modification by the shareholders of the Company in a separate vote that takes place prior to the payment of any bonuses under such modified Plan provisions. The Plan may also be modified or amended by the Committee, as it deems appropriate, in order to comply with the Performance Based Compensation Rules

9.          Miscellaneous Provisions

A.                     Unsecured Creditor Status.  A Participant entitled to a bonus payment hereunder, shall rely solely upon the unsecured promise of the Company, as set forth herein, for the payment thereof, and nothing herein contained shall be construed to give to or vest in a Participant or any other person now or at any time in the future, any right, title, interest, or claim in or to any specific asset, fund, reserve, account, insurance or annuity policy or contract, or other property of any kind whatever owned by the Company, or in which the Company may have any right, title, or interest, now or at any time in the future.

B.                     Other Company Plans.  It is agreed and understood that any benefits under this Plan are in addition to any and all benefits to which a Participant may otherwise be entitled under any other contract, arrangement, or voluntary pension, profit sharing or other compensation plan of the Company, whether funded or unfunded, and that this Plan shall not affect or impair the rights or obligations of the Company or a Participant under any other such contract, arrangement, or voluntary pension, profit sharing or other compensation plan.

C.                    Separability.  If any term or condition of the Plan shall be invalid or unenforceable to any extent or in any application, then the remainder of the Plan, with the exception of such invalid or unenforceable provision, shall not be affected thereby, and shall continue in effect and application to its fullest extent.

D.                    Continued Employment.  Neither the establishment of the Plan, any provisions of the Plan, nor any action of the Committee shall be held or construed to confer upon any Participant the right to a continuation of employment by the Company. The Company reserves the right to dismiss any employee (including a Participant), or otherwise deal with any employee (including a Participant) to the same extent as though the Plan had not been adopted.

E.                     Incapacity.  If the Committee determines that a Participant or Beneficiary is unable to care for his affairs because of illness or accident, or is a minor, any benefit due such Participant or Beneficiary under the Plan may be paid to his spouse, child, parent, or any other person deemed by the Committee to have incurred expense for such Participant or Beneficiary (including a duly appointed guardian, committee, or other legal representative), and any such payment shall be a complete discharge of the Company’s obligation hereunder.

F.                      Jurisdiction.  The Plan shall be construed, administered, and enforced according to the laws of the Commonwealth of Pennsylvania, except to the extent that such laws are preempted by the Federal laws of the United States of America.

G.                    Claims.  If, pursuant to the provisions of the Plan, the Committee denies the claim of a Participant for benefits under the Plan, the Committee shall provide written notice, within 60 days after receipt of the claim, setting forth in a manner calculated to be understood by the claimant:

(i)                                        the specific reasons for such denial;

(ii)                                     the specific reference to the Plan provisions on which the denial is based;

(iii)                                  a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is needed; and

(iv)                                 an explanation of the Plan’s claim review procedure and the time limitations of this subsection applicable thereto.

A Participant whose claim for benefits has been denied may request review by the Committee of the denied claim by notifying the Committee in writing within 60 days after receipt of the notification of claim denial. As part of said review procedure, the claimant or his authorized representative may review pertinent documents and submit issues and comments to the Committee in writing. The Committee shall render its decision to the claimant in writing in a manner calculated to be understood by the claimant not later than 60 days after receipt of the request for review, unless special circumstances require an extension of time, in which case decision shall be rendered as soon after the sixty day period as possible, but not later than 120 days after receipt of the request for review. The decision on review shall state the specific reasons therefor and the specific Plan references on which it is based.

H.                   Withholding.  The Participant or the Designated Beneficiary shall make appropriate arrangements with the Company for satisfaction of any federal, state or local income tax withholding requirements and Social Security or other tax requirements applicable to the accrual or payment of benefits under the Plan. If no other arrangements are made, the Company may provide, at its discretion, for any withholding and tax payments as may be required.

I.                        Interpretation.  The Plan is intended to pay compensation only on the attainment of the performance goals set forth above in a manner that will exempt such compensation from the limitations on the deduction of certain compensation payments under Code Section 162(m). To the extent that any provision of the Plan would cause a conflict with the conditions required for such an exemption or would cause the administration of the Plan to fail to satisfy the applicable requirements for the performance-based compensation exemption under Code Section 162(m), such provision shall be deemed null and void to the extent permitted by applicable law.

10.                               Compensation Recovery Policy

In addition to, and not in limitation of, the Committee’s rights to reduce any payments as are set forth under any other provisions of the Plan, in the event of a restatement of the Company’s financial statements, the Committee may take such actions as are permitted under the terms of the Company’s Compensation Recovery Policy (the “Policy”) and shall take any and all actions as are required under the Policy, as such may be amended from time to time.

As currently in effect, the Policy provides that the Committee may determine that, as a result of a restatement of the Company’s financial statements, an Executive Officer (as hereinafter defined) received more incentive compensation than the Executive Officer would have received absent the incorrect financial statements.  In such case, the Committee, in its discretion, may take such action as it deems appropriate to address the impact of the restatement of financial statements.  Such action may include, to the extent permitted under applicable law, directing the Company to recover from Executive Officers Performance-Based Bonus granted or paid to Executive Officers based on the achievement of performance targets, if the incorrect financial statements resulted an increase in a Performance-Based Bonus to such Executive Officers.

An “Executive Officer” for these purposes shall be any officer of the Company who holds an office of executive vice president or above.

The Committee shall have sole discretion (subject to a standard of good faith) in determining (i) whether circumstances of the restatement of financial statements warrant recoupment of a Performance-Based Bonus under applicable law or this Policy, and (ii) the amount of compensation that may be recovered from an Executive Officer (the “Recoverable Compensation”).  Notwithstanding the foregoing, recoupment of a Performance-Based Bonus shall be required if the Company is required to prepare an accounting restatement due to its material noncompliance with any financial reporting requirements under applicable law.

Recoverable Compensation will include the Performance-Based Bonus earned or distributed (as applicable) during the period(s), not to exceed 3 years, that required restatement of financial statements, up to the amount of the Performance-Based Bonus that the Executive Officer obtained as a result of financial statements that were later restated.

In the discretion of the Committee, Recoverable Compensation may include interest and expenses incurred by the Company to recoup a Performance-Based Bonus under this Policy.

IN WITNESS WHEREOF, and as evidence of the adoption of this amendment and restatement of the Plan, the Board of Directors has caused this document to be signed by a duly authorized officer this        day of                                       , 2012.

THE BON-TON STORES, INC.

By:

APPENDIX B

THE BON-TON STORES, INC.

AMENDED AND RESTATED
2009 OMNIBUS INCENTIVE PLAN

1. Purpose. The Bon-Ton Stores, Inc. (the “Company”) hereby adopts this amendment and restatement of The Bon-Ton Stores, Inc. 2009 Omnibus Incentive Plan (the “Plan”), effective as of June     , 2012. The Plan is intended to recognize the contributions made to the Company by its associates (including associates who are members of the Board of Directors), directors, consultants and advisors of the Company or any Affiliate, to provide such persons with additional incentive to devote themselves to the future success of the Company or an Affiliate, and to improve the ability of the Company or an Affiliate to attract, retain, and motivate individuals upon whom the Company’s sustained growth and financial success depend, by providing such persons with an opportunity to acquire or increase their proprietary interest in the Company. To this end, the Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, phantom stock and dividend equivalent rights. Any of these awards may, but need not, be made as performance incentives to reward attainment of annual or long-term performance goals in accordance with the terms hereof, which awards are anticipated to result in “performance-based” compensation (as that term is used for purpose of Section 162(m) of the Code). Stock options granted under the Plan may be Non-Qualified Stock Options or ISOs, as provided herein, except that stock options granted to outside directors and any consultants or advisers providing services to the Company or an Affiliate shall in all cases be Non-Qualified Stock Options. No Performance-Based Award shall become vested unless this Plan, including the provisions of Section 16, has been disclosed to and approved by the Company’s shareholders.

2. Definitions. Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

A.            “Affiliate” means a corporation that is a parent corporation or a subsidiary corporation with respect to the Company within the meaning of Section 424(e) or (f) of the Code.

B.            “Award” means an award of Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Phantom Stock or Dividend Equivalent Rights granted under the Plan, designated by the Committee at the time of such grant as an Award, and containing the terms specified herein for Awards.

C.            “Award Document” means the document described in Section 9 that sets forth the terms and conditions of each grant of an Award.

D.            “Board of Directors” means the Board of Directors of the Company.

E.             “Change of Control” shall have the meaning as set forth in Section 10.

F.              “Code” means the Internal Revenue Code of 1986, as amended.

G.            “Committee” shall have the meaning set forth in Section 3.A.

H.           “Common Stock” means the Common Stock, $.01 par value per share, of the Company.

I.                “Company” means The Bon-Ton Stores, Inc., a Pennsylvania corporation.

J.                “Disability” shall have the meaning set forth in Section 22(e)(3) of the Code.

K.           “Dividend Equivalent Right” means a right, granted to a Grantee under Section 9.D hereof, to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

L.             “Exchange Act” means the Securities Exchange Act of 1934, as amended.

M.         “Fair Market Value” shall have the meaning set forth in Section 8.B.

N.            “Grantee” means a person who is granted Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Phantom Stock or Dividend Equivalent Rights.

O.            “ISO” means an Option granted under the Plan that meets the requirements to qualify as an “incentive stock option” within the meaning of Section 422(b) of the Code and that is not designated as a Non-Qualified Stock Option.

P.              “Non-Qualified Stock Option” means an Option granted under the Plan that is designated as a Non-Qualified Stock Option, or otherwise does not qualify, as an ISO within the meaning of Section 422(b) of the Code.

Q.            “Option” means either an ISO or a Non-Qualified Stock Option granted under the Plan.

R.            “Optionee” means a person to whom an Option has been granted under the Plan, which Option has not been exercised and has not expired or terminated.

S.              “Option Document” means the document described in Section 8 that sets forth the terms and conditions of each grant of Options.

T.             “Option Price” means the price at which Shares may be purchased upon exercise of an Option, as calculated pursuant to Section 8.B.

U.            “Performance-Based Award” means an Award granted pursuant to Section 16.

V.            “Performance-Based Award Limitation” means the limitation on the number of Shares that may be granted pursuant to Performance-Based Awards to any one Participant, as set forth in Section 16.F.

W.         “Performance Period” means any period designated by the Committee as a period of time during which a Performance Target must be met for purposes of Section 16.

X.            “Performance Target” means the performance target established by the Committee for a particular Performance Period, as described in Section 16.B.

Y.            “Phantom Stock” means the right, granted pursuant to Section 9.C of the Plan, to receive in cash the Fair Market Value of a share of Common Stock.

Z.             “Prior Plan” means the Amended and Restated 2000 Stock Incentive and Performance-Based Award Plan of the Company.

AA.   “Restricted Stock” means Shares issued to a person pursuant to an Award.

BB.   “Restricted Stock Unit” or “RSU” means a bookkeeping entry representing the equivalent of one (1) share of Common Stock awarded to a grantee under Section 9.B of the Plan.

CC.   “Shares” means the shares of Common Stock that are the subject of Options or Awards.

DD.   “Stock Appreciation Rights” or “SAR” means a right granted to a grantee under Section 9.A of the Plan.

3. Administration of the Plan.

A.                          Committee. The Plan shall be administered by the Board of Directors, or, in the discretion of the Board of Directors, by a committee composed of two (2) or more of the members of the Board of Directors. To the extent possible, and to the extent the Board of Directors deems it necessary or appropriate, each member of the Committee shall be a “Non- Employee Director” (as such term is defined in Rule 16b-3 promulgated under the Exchange Act) and an “Outside Director” (as such term is defined in Treasury Regulations Section 1.162-27 promulgated under the Code); however, the Board of Directors may designate two or more committees to operate and administer the Plan in its stead. Any of such committees designated by the Board of Directors is referred to as the “Committee,” and, to the extent that the Plan is administered by the Board of Directors, “Committee” shall also refer to the Board of Directors as appropriate in the particular context. The Board of Directors may from time to time remove members from or add members to the Committee. Vacancies on the Committee, however caused, shall be filled by the Board of Directors.

B.                          Meetings. The Committee shall hold meetings at such times and places as it may determine. Acts approved at a meeting by a majority of the members of the Committee or acts approved in writing by the unanimous consent of the members of the Committee shall be the valid acts of the Committee.

C.                          Grants. The Committee shall from time to time at its discretion direct the Company to grant Options or Awards pursuant to the terms of the Plan. The Committee shall have plenary authority to (i) determine the Optionees and Grantees to whom and the times at which Options and Awards shall be granted, (ii) determine the price at which Options shall be granted, (iii) determine the type of Option to be granted and the number of Shares subject thereto, (iv) determine the number of Shares to be granted pursuant to each Award and (v) approve the form and terms and conditions of the Option Documents and of each Award; all subject, however, to the express provisions of the Plan. In making such determinations, the Committee may take into account the nature of the Optionee’s or Grantee’s services and responsibilities, the Optionee’s or Grantee’s present and potential contribution to the Company’s success and such other factors as it may deem relevant. The interpretation and construction by the Committee of any provisions of the Plan or of any Option or Award granted under it shall be final, binding and conclusive.

D.                          Exculpation. No member of the Committee shall be personally liable for monetary damages as such for any action taken or any failure to take any action in connection with the administration of the Plan or the granting of Options or Awards thereunder unless (i) the member of the Committee has breached or failed to perform the duties of his or her office within the meaning of subchapter B of Chapter 17 of the Pennsylvania Business Corporation Law of 1988, as amended, and (ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness; provided, however, that the provisions of this Section 3.D shall not apply to the responsibility or liability of a member of the Committee pursuant to any criminal statute or to the liability of a member of the Committee for the payment of taxes pursuant to local, state or federal law.

E.                           Indemnification. Service on the Committee shall constitute service as a member of the Board of Directors. Each member of the Committee shall be entitled without further act on his or her part to indemnity from the Company to the fullest extent provided by applicable law and the Company’s Articles of Incorporation and/or Bylaws in connection with or arising out of any action, suit or proceeding with respect to the administration of the Plan or the granting of Options or Awards thereunder in which he or she may be involved by reason of his or her being or having been a member of the Committee, whether or not he or she continues to be such member of the Committee at the time of the action, suit or proceeding.

4. Grants of Options under the Plan. A Non-Qualified Stock Option is an award in the form of an option to purchase shares of the Company’s Common Stock and that is designated as a Non-Qualified Stock Option or that otherwise does not qualify as an ISO. An ISO is an award in the form of an option to purchase shares of the Company’s Common Stock that meets the requirements of Code Section 422, or any successor section of the Code and that is not designated as a Non-Qualified Stock Option. Grants of Options under the Plan may be in the form of a Non-Qualified Stock Option, an ISO or a combination thereof, at the discretion of the Committee.

5. Eligibility. All employees (including employees who are members of the Board of Directors or its Affiliates), directors, consultants and advisors of the Company or its Affiliates shall be eligible to receive Options or Awards hereunder; provided, that only employees of the Company or its Affiliates shall be eligible to receive ISOs. The Committee, in its sole discretion, shall determine whether an individual qualifies as an employee of the Company or its Affiliates.

6. Shares Subject to Plan.

A.                           The aggregate maximum number of Shares for which Options or Awards may be granted pursuant to the Plan is two million (2,000,000) adjusted as provided in Section 11. The Shares shall be issued from authorized and unissued Common Stock or Common Stock held in or hereafter acquired for the treasury of the Company. If an Option terminates or expires without having been fully exercised for any reason, or if any Award is canceled or forfeited for any reason, the Shares for which the Option was not exercised or that were canceled or forfeited pursuant to the Award may again be the subject of an Option or Award granted pursuant to the Plan. The maximum number of Shares that may be granted shall be increased by shares of Stock available for grant pursuant to the Prior Plan or that become available for grant pursuant to the Prior Plan.

B.                           Shares covered by an Award shall be counted as used as of the Grant Date. Any Shares that are subject to Awards or Options shall be counted against the limit set forth in Section 6 (A) one (1) Share for every one (1) Share subject to an Award or Option. With respect to SARs, the number of Shares subject to an award of SARs or Phantom Stock will be counted against the aggregate number of Shares available for issuance under the Plan regardless of the number of Shares actually issued to settle the SAR upon exercise. If any Shares covered by an Award or Option granted under the Plan or a Prior Plan are not purchased or are forfeited or expire, or if an Award or Option otherwise terminates without delivery of any Common Stock subject thereto or is settled in cash in lieu of shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award or Option shall, to the extent of any such forfeiture, termination or expiration, again be available for granting Awards or Options under the Plan in the same amount as such Shares were counted against the limit set forth in this section.

7. Term of the Plan. No Option or Award may be granted under the Plan after June 11, 2022.

8. Option Documents and Terms. Each Option granted under the Plan shall be a Non-Qualified Stock Option unless the Option shall be specifically designated at the time of grant to be an ISO. Options granted pursuant to the Plan shall be evidenced by the Option Documents in such form as the Committee shall from time to time approve, which Option Documents shall comply with and be subject to the following terms and conditions and such other terms and conditions as the Committee shall from time to time require that are not inconsistent with the terms of the Plan.

A. Number of Option Shares. Each Option Document shall state the number of Shares to which it pertains. An Optionee may receive more than one Option, which may include Options that are intended to be ISOs and Options that are not intended to be ISOs, but only on the terms and subject to the conditions and restrictions of the Plan. The maximum number of Shares for which Options may be granted to any single Optionee in any fiscal year, adjusted as provided in Section 11, shall be four hundred thousand (400,000) Shares. For purposes of the preceding sentence, an SAR shall be treated as a grant of an Option for the number of shares designated as the shares underlying the rights granted pursuant to the terms of such SAR.

B. Option Price. Each Option Document shall state the Option Price that, for all Options, shall be at least 100% of the Fair Market Value of the Shares at the time the Option is granted as determined by the Committee in accordance with this Section 8.B; provided, however, that if an ISO is granted to an Optionee who then owns, directly or by attribution under Section 424(d) of the Code, shares of capital stock of the Company possessing more than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, then the Option Price shall be at least 110% of the Fair Market Value of the Shares at the time the Option is granted. If the Common Stock is traded in a public market, then the Fair Market Value per Share shall be, if the Common Stock is listed on a national securities exchange or included in the NASDAQ National Market System, the last reported sale price per share thereof on the relevant date, or, if the Common Stock is not so listed or included, the mean between the last reported “bid” and “asked” prices per share thereof, as reported on NASDAQ or, if not so reported, as reported by the National Daily Quotation Bureau, Inc., or as reported in a customary financial reporting service, as applicable and as the Committee determines, on the relevant date. If the Common Stock is not traded in a public market on the relevant date, the Fair Market Value shall be as determined in good faith by the Committee.

C. Exercise. No Option shall be deemed to have been exercised prior to the receipt by the Company of written notice of such exercise and of payment in full of the Option Price for the Shares to be purchased. Each such notice shall specify the number of Shares to be purchased. Notwithstanding the foregoing, if the Company determines that issuance of Shares should be delayed pending (I) registration under federal or state securities laws, (II) the receipt of an opinion that an appropriate exemption from such registration is available, (III) the listing or inclusion of the Shares on any securities exchange or in an automated quotation system or (IV) the consent or approval of any governmental regulatory body whose consent or approval is necessary in connection with the issuance of such Shares, the Company may defer exercise of any Option granted hereunder until any of the events described in this Section 8.C has occurred.

D. Medium of Payment.

1. An Optionee shall pay for Shares (i) in cash, (ii) by certified check payable to the order of the Company, or (iii) by such other mode of payment as the Committee may approve, including, without limitation, payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board. Furthermore, the Committee may provide in an Option Document that payment may be made in whole or in part in shares of Common Stock held by the Optionee for at least six months. If payment is made in whole or in part in shares of Common Stock, then the Optionee shall deliver to the Company certificates registered in the name of such Optionee representing the shares of Common Stock owned by such Optionee, free of all liens, claims and encumbrances of every kind and having an aggregate Fair Market Value on the date of delivery that is at least as great as the Option Price of the Shares (or relevant portion thereof) with respect to which such Option is to be exercised by the payment in shares of Common Stock, accompanied by stock powers duly endorsed in blank by the Optionee. Notwithstanding the foregoing, the Committee may impose from time to time such limitations and prohibitions on the use of shares of Common Stock to exercise an Option as it deems appropriate.

2. With respect to an Option only, to the extent permitted by law and to the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Committee) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 14.

E. Termination of Options.

1. No Option shall be exercisable after the first to occur of the following:

(a)    Expiration of the Option term specified in the Option Document, which shall not exceed (i) ten years from the date of grant, or (ii) five years from the date of grant of an ISO if the Optionee on the date of grant owns, directly or by attribution under Section 424(d) of the Code, shares of capital stock of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of capital stock of the Company or of an Affiliate;

(b)    Expiration of ninety (90) days from the date the Optionee’s employment or service with the Company or its Affiliate terminates for any reason other than Disability or death or as otherwise specified in Section 8.E.1(d) or Section 10 below;

(c)     Expiration of one year from the date the Optionee’s employment or service with the Company or its Affiliate terminates due to the Optionee’s Disability or death;

(d)    A finding by the Committee, after full consideration of the facts presented on behalf of both the Company and the Optionee, that the Optionee has (i) committed a material and serious breach or neglect of Optionee’s responsibilities to the Company; (ii) breached his or her employment or service contract with the Company or an Affiliate; (iii) committed a willful violation or disregard of standards of conduct established by law; committed fraud, willful misconduct, misappropriation of funds or other dishonesty; (v) been convicted of a crime of moral turpitude; or (vi) accepted employment with another company or performed work or provided advice to another company, as an employee, consultant or in any other similar capacity, while still an employee of the Company, then the Option shall terminate on the date of such finding. In such event, in addition to immediate termination of the Option, the Optionee shall automatically forfeit all Shares for which the Company has not yet delivered the share certificates upon refund by the Company of the Option Price of such Shares. Notwithstanding anything herein to the contrary, the Company may withhold delivery of share certificates pending the resolution of any inquiry that could lead to a finding resulting in a forfeiture; or

(e)     The date, if any, set by the Board of Directors as an accelerated expiration date pursuant to Section 10 hereof.

2.         Notwithstanding the foregoing, the Committee may extend the period during which an Option may be exercised to a date no later than the date of the expiration of the Option term specified in the Option Documents, as they may be amended, provided that any change pursuant to this Section 8.E.2 that would cause an ISO to become a Non-Qualified Stock Option may be made only with the consent of the Optionee.

3.         During the period in which an Option may be exercised after the termination of the Optionee’s employment or service with the Company or any Affiliate, such Option shall only be exercisable to the extent it was exercisable immediately prior to such Optionee’s termination of service or employment, except to the extent specifically provided to the contrary in the applicable Option Document.

F. Transfers. No Option may be transferred except by will or by the laws of descent and distribution. During the lifetime of the person to whom an Option is granted, such Option may be exercised only by him or her. Notwithstanding the foregoing, a Non-Qualified Stock Option may be transferred pursuant to the terms of a “qualified domestic relations order” within the meaning of Sections 401(a)(13) and 414(p) of the Code or within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended.

G. Holding Period. No Option may be exercised unless six months, or such greater period of time as may be specified in the Option Documents, have elapsed from the date of grant.

H. Limitation on ISO Grants. In no event shall the aggregate Fair Market Value of the Shares (determined at the time the ISO is granted) with respect to which an ISO is exercisable for the first time by the Optionee during any calendar year (under all incentive stock option plans of the Company or its Affiliates) exceed $100,000.

I. Other Provisions. The Option Documents shall contain such other provisions including, without limitation, provisions authorizing the Committee to accelerate the exercisability of all or any portion of an Option, additional restrictions upon the exercise of the Option or additional limitations upon the term of the Option, as the Committee shall deem advisable.

J. Amendment. The Committee shall have the right to amend Option Documents issued to an Optionee, subject to the Optionee’s consent if such amendment is not favorable to the Optionee, except that the consent of the Optionee shall not be required for any amendment made under Section 10.

K. No Repricing. Notwithstanding anything in this Plan to the contrary, no amendment or modification may be made to an outstanding Option or SAR, including, without limitation, by reducing the exercise price of an Option or replacing an Option or SAR with cash or another award type, that would be treated as a repricing under the rules of the stock exchange on which the Stock is listed, in each case, without the approval of the stockholders of the Company, provided, that, appropriate adjustments may be made to outstanding Options and SARs pursuant to Section 11 and may be made to make changes to achieve compliance with applicable law, including Internal Revenue Code Section 409A.

9. Award Documents and Terms. Awards shall be evidenced by an Award Document in such form as the Committee shall from time to time approve, which Award Document shall comply with and be subject to the following terms and conditions and such other terms and conditions as the Committee shall from time to time require that are not inconsistent with the terms of the Plan. A Grantee shall not have any rights with respect to an Award until and unless such Grantee shall have executed an Award Document containing the terms and conditions determined by the Committee.

A. Stock Appreciation Rights.

a.              A SAR is an Award in the form of a right to receive cash or Common Stock, upon surrender of the SAR, in an amount equal to the appreciation in the value of the Common Stock over a base price established in the Award. A SAR shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Common Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee. The Award Agreement for a SAR shall specify the grant price of the SAR, which shall be at least the Fair Market Value of a share of Common Stock on the date of grant. SARs may be granted in conjunction with all or part of an Option granted under the Plan, in conjunction with all or part of any other Award or without regard to any Option or other Award; provided that a SAR that is granted subsequent to the Grant Date of a related Option must have a SAR Price that is no less than the Fair Market Value of one share of Common Stock on the SAR Grant Date.

b.              The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Shares will be delivered or deemed to be delivered to Grantees, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR.

c.               Each SAR granted under the Plan shall terminate, and all rights thereunder shall cease, upon the expiration of not more than ten years from the date such SAR is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Document relating to such SAR.

d.              Holders of an SAR shall have no rights as stockholders of the Company. Holders of an SAR shall have no right to vote such Shares or the right to receive any dividends declared or paid with respect to such Shares.

e.               A holder of an SAR shall have no rights other than those of a general creditor of the Company. An SAR represents an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Document.

f.                Unless the Committee otherwise provides in an Award Document, in the event that a Grantee’s employment with the Company terminates for any reason other than because of death or Disability, any SAR held by such Grantee shall be forfeited by the Grantee and reacquired by the Company. In the event that a Grantee’s employment terminates as a result of the Grantee’s death or Disability, all remaining restrictions with respect to such Grantee’s SAR shall immediately lapse, unless otherwise provided in the Award. Upon forfeiture of an SAR, the Grantee shall have no further rights with respect to such Award.

g.               Except as provided in Section 9.A.h below, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the

Grantee’s guardian or legal representative) may exercise a SAR. Except as provided in Section 9.A.h, no SAR shall be assignable or transferable by the Grantee, other than by will or the laws of descent and distribution.

h.              If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of a SAR to any family member. For the purpose of this Section 9.A.h, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights, or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by family members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this section, any such SAR shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred SARs are prohibited except to family members of the original Grantee in accordance with this section or by will or the laws of descent and distribution.

B. Restricted Stock and Restricted Stock Units.

a.              Restricted Stock is an Award of shares of Common Stock that is granted subject to the satisfaction of such conditions and restrictions as the Committee may determine. In lieu of, or in addition to any Awards of Restricted Stock, the Committee may grant Restricted Stock Units to any participant subject to the same conditions and restrictions as the Committee would have imposed in connection with any Award of Restricted Stock. Each Restricted Stock Unit shall have a value equal to the fair market value of one share of Common Stock. Each Award Document shall state the number of shares of Restricted Stock or Restricted Stock Units to which it pertains. No cash or other consideration shall be required to be paid by a Grantee for an Award.

b.              At the time a grant of Restricted Stock or Restricted Stock Units is made, the Committee may, in its sole discretion, establish a period of time (a “restricted period”) applicable to such Restricted Stock or Restricted Stock Units. Each Award of Restricted Stock or Restricted Stock Units may be subject to a different restricted period. The Committee may, in its sole discretion, at the time a grant of Restricted Stock or Restricted Stock Units is made, prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the Restricted Stock or Restricted Stock Units. Neither Restricted Stock nor Restricted Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other restrictions prescribed by the Committee with respect to such Restricted Stock or Restricted Stock Units.

c.               The Company shall issue, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Committee may provide in an Award Document that either (i) the Secretary of the Company shall hold such certificates for the Grantee’s benefit until such time as the Restricted Stock is forfeited to the Company or the restrictions lapse, or (ii) such certificates shall be delivered to the Grantee, provided, however, that such certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under the Plan and the Award Document. In the alternative, the Company may make a book entry registration evidencing a Grantee’s ownership of shares of Restricted Stock.

d.              Unless the Committee otherwise provides in an Award Document, holders of Restricted Stock shall have the right to vote such Shares and the right to receive any dividends declared or paid with respect to such Shares. The Committee may provide that any dividends paid on Restricted Stock must be reinvested in shares of Common Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Stock. All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Grant.

e.               Holders of Restricted Stock Units shall have no rights as stockholders of the Company. The Committee may provide in an Award Document evidencing a grant of Restricted Stock Units that the holder of such Restricted Stock Units shall be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding Common Stock, a cash payment for each Restricted Stock Unit held equal to the per-share dividend paid on the Common Stock. Such Award Document may also provide that such cash payment will be deemed reinvested in additional Restricted Stock Units at a price per unit equal to the Fair Market Value of a share of Common Stock on the date that such dividend is paid.

f.                A holder of Restricted Stock Units shall have no rights other than those of a general creditor of the Company. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Document.

g.               Unless the Committee otherwise provides in an Award Document, in the event that a Grantee’s employment with the Company terminates for any reason other than because of death or Disability, any unvested Restricted Stock or Restricted Stock Units held by such Grantee shall be forfeited by the Grantee and reacquired by the Company. In the event that a Grantee’s employment terminates as a result of the Grantee’s death or Disability, all remaining restrictions with respect to such Grantee’s Restricted Stock shall immediately lapse, unless otherwise provided in the Award Document. Upon forfeiture of

Restricted Stock or Restricted Stock Units, the Grantee shall have no further rights with respect to such Award, including but not limited to any right to vote Restricted Stock or any right to receive dividends with respect to shares of Restricted Stock or Restricted Stock Units.

h.              Upon the expiration or termination of any restricted period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to shares of Restricted Stock or Restricted Stock Units shall lapse, and, unless otherwise provided in the Award Document, a stock certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be. The restrictions upon such Restricted Stock or Restricted Stock Units shall lapse only if the Grantee on the date of such lapse is, and has continuously been an employee of the Company or its Affiliate from the date such Award was granted. Neither the Grantee, nor the Grantee’s beneficiary or estate, shall have any further rights with regard to a Restricted Stock Unit once the share of Stock represented by the Restricted Stock Unit has been delivered.

i.                  The Committee may, in its sole discretion, grant an unrestricted stock Award to any Grantee pursuant to which such Grantee may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan. Unrestricted Stock Awards may be granted as described in the preceding sentence in respect of past services and other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Grantee.

j.                 Transfers of Restricted Stock (but not Restricted Stock Units) are intended to constitute property that is subject to a substantial risk of forfeiture during the restricted period, and subject to federal income tax in accordance with section 83 of the Code. Section 83 generally provides that Grantee will recognize compensation income with respect to each installment of the Restricted Stock on the vesting date in an amount equal to the then fair market value of the shares for which restrictions have lapsed. Alternatively, Grantee may elect, pursuant to Section 83(b) of the Code, to recognize compensation income for all or any part of the Restricted Stock at the date of grant in an amount equal to the fair market value of the Restricted Stock subject to the election on the date of grant (without taking into account the risk of forfeiture for purposes of this valuation). Such election must be made within 30 days of the date of grant and Grantee shall immediately notify the Company if such an election is made and follow all other applicable rules and regulations, including IRS regulations and guidance promulgated pursuant to Code Section 83.

C. Phantom Stock.

a.              Phantom Stock is an Award in the form of a right to receive cash or Stock, upon surrender of the Phantom Stock, in an amount equal to Fair Market Value of the Common Stock plus the aggregate amount of cash dividends paid with respect to a share of Common Stock during the period commencing on the date on which the share of Phantom Stock was granted and terminating on the date on which such share vests. Each Award Document shall state the number of shares of Phantom Stock to which it pertains. No cash or other consideration shall be required to be paid by a Grantee for an Award.

b.              At the time of the grant of shares of Phantom Stock, the Committee shall establish a Vesting Date or Vesting Dates with respect to such shares. The Committee may divide such shares into classes and assign a different Vesting Date for each class. Provided that all conditions to the vesting of a share of Phantom Stock imposed pursuant to the Award are satisfied, and except as otherwise provided in the Plan, upon the occurrence of the Vesting Date with respect to a share of Phantom Stock, such share shall vest.

c.               Upon the vesting of a share of Phantom Stock, the Grantee shall be entitled to receive in cash, within 30 days of the date on which such share vests, an amount equal to the sum of (i) the Fair Market Value of a share of Common Stock on the date on which such share of Phantom Stock vests and (ii) the aggregate amount of cash dividends paid with respect to a share of Common Stock during the period commencing on the date on which the share of Phantom Stock was granted and terminating on the date on which such share vests.

d.              At the time of the grant of shares of Phantom Stock, the Committee may impose such restrictions or conditions to the vesting of such shares as it, in its absolute discretion, deems appropriate.

e.               Holders of Phantom Stock shall have no rights as stockholders of the Company. Holders of Phantom Stock shall have no right to vote such Shares or the right to receive any dividends declared or paid with respect to such Shares.

f.                Holders of Phantom Stock shall have no rights other than those of a general creditor of the Company. Phantom Stock represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Document.

g.               Subject to such other provisions as the Committee may set forth in the Award Document, in the event that a Grantee’s employment with the Company terminates for any reason other than because of death or Disability, any Phantom Stock held by such Grantee shall be forfeited by the Grantee and reacquired by the Company. In the event that a Grantee’s employment terminates as a result of the Grantee’s death or Disability, all remaining restrictions with respect to such Grantee’s Phantom Stock shall immediately lapse, unless otherwise provided in the Award Document. Upon forfeiture of Phantom Stock, the Grantee shall have no further rights with respect to such Award.

h.              Except as provided in Section 9.C.i below, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise Phantom Stock. Except as provided in Section 9.C.i, no Phantom Stock shall be assignable or transferable by the Grantee, other than by will or the laws of descent and distribution.

i.                  If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of Phantom Stock to any Family Member. For the purpose of this Section 9.C.i, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights, or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this section, any such Phantom Stock shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Phantom Stock are prohibited except to Family Members of the original Grantee in accordance with this section or by will or the laws of descent and distribution.

D. Dividend Equivalent Rights. A Dividend Equivalent Right is an Award entitling the Grantee to receive credits based on cash distributions that would have been paid on the shares of Common Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the Grantee. A Dividend Equivalent Right may be granted hereunder to any Grantee. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Document. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Common Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment. Dividend Equivalent Rights may be settled in cash or Common Stock or a combination thereof, in a single installment or installments, all determined in the sole discretion of the Committee. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other Award. Except as may otherwise be provided by the Committee in the Award Document, a Grantee’s rights in all Dividend Equivalent Rights shall automatically terminate upon the Grantee’s termination of Service for any reason.

10. Change of Control. In the event of a Change of Control, the Committee may take whatever action with respect to Options and Awards outstanding as it deems necessary or desirable, including, without limitation, accelerating the expiration or termination date or the date of exercisability in any Option Documents, or removing any restrictions from or imposing any additional restrictions on any outstanding Awards.

A “Change of Control” shall be deemed to occur if:

(i) any person who is not an affiliate of the Company on the date hereof becomes a beneficial owner of a majority of the outstanding voting power of the Company’s capital stock;

(ii) the shareholders of the Company approve and there is consummated any plan of liquidation providing for the distribution of all or substantially all of the Company’s assets;

(iii) there is consummated a merger, consolidation or other form of business combination involving the Company, or, in one transaction or a series of related transactions, a sale of all or substantially all of the assets of the Company, unless, in any such case:

(A) the business of the Company is continued following such transaction by a resulting entity (which may be, but need not be, the Company) (the “Surviving Company”); and

(B) persons who were the beneficial owners of a majority of the outstanding voting power of the Company immediately prior to the completion of such transaction beneficially own, by reason of such prior beneficial ownership, a majority of the outstanding voting power of the Surviving Company (or a majority of the outstanding voting power of the direct or indirect parent of the Surviving Company, as the case may be) immediately following the completion of such transaction; or

(iv) any person beneficially owns shares of the Company’s capital stock possessing a greater voting power than held in the aggregate by M. Thomas Grumbacher, any member of his family, any trust for the primary benefit of M. Thomas Grumbacher or any member of his family, and any charitable foundation of which M. Thomas Grumbacher is a founder or co-founder with his wife (collectively, the “Grumbacher Affiliates”), or if the Grumbacher Affiliates control less than twenty percent (20%) of the outstanding voting power of the Company’s capital stock.

For purposes of this definition, the terms “person,” “beneficial owner,” “beneficial ownership,” “affiliate,” and “control” shall have the meanings ascribed to such terms under Sections 13(d) and 3(a)(9) and Rule 13d-3 under the Exchange Act and Rule 501 under the Securities Act of 1933 as amended, as applicable.

11. Adjustments on Changes in Capitalization. The aggregate number of Shares and class of Shares as to which Options and Awards may be granted hereunder, the limitation as to grants to individuals set forth in Section 8.A hereof, the number of Shares covered by each outstanding Option or Award, and the Option Price for each related outstanding Option, shall be appropriately adjusted in the event of a stock dividend, stock split, recapitalization or other change in the number or class of issued and outstanding equity securities of the Company resulting from a subdivision or consolidation of the Common Stock and/or, if appropriate, other outstanding equity securities or a recapitalization or other capital adjustment (not including the issuance of Common Stock on the conversion of other securities of the Company that are convertible into Common Stock) affecting the Common Stock which is effected without receipt of consideration by the Company. The Committee shall have authority to determine the adjustments to be made under this Section 11, and any such determination by the Committee shall be final, binding and conclusive; provided, however, that no adjustment shall be made that will cause an ISO to lose its status as such without the consent of the Optionee, except for adjustments made pursuant to Section 10 hereof.

12. Amendment of the Plan. The Board of Directors of the Company may amend the Plan from time to time in such manner as it may deem advisable. Nevertheless, the Board of Directors of the Company may not: (i) change the class of individuals eligible to receive an ISO, (ii) increase the maximum number of Shares as to which Options or Awards may be granted, or (iii) make any other change or amendment as to which shareholder approval is required in order to satisfy the conditions set forth in Rule 16b-3 promulgated under the Exchange Act, in each case without obtaining approval, within twelve months before or after such action, by (A) vote of a majority of the votes cast at a duly called meeting of the shareholders at which a quorum representing a majority of all outstanding voting stock of the Company is, either in person or by proxy, present and voting on the matter, or (B) a method and in a degree that would be treated as adequate under applicable state law for actions requiring shareholder approval, including, without limitation, by written consent of shareholders constituting a majority of the voting power of all shares of outstanding voting stock of the Company entitled to vote. No amendment to the Plan shall adversely affect any outstanding Option or Award, however, without the consent of the Optionee or Grantee.

13. No Commitment to Retain. The grant of an Option or Award shall not be construed to imply or to constitute evidence of any agreement, express or implied, on the part of the Company or any Affiliate to retain the Optionee or Grantee in the employ of the Company or an Affiliate and/or as a member of the Company’s Board of Directors or in any other capacity.

14. Withholding of Taxes. Whenever the Company proposes or is required to deliver or transfer Shares in connection with an Award or the exercise of an Option, the Company shall have the right to (a) require the recipient to remit or otherwise make available to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery or transfer of any certificate or certificates for such Shares or (b) take whatever other action it deems necessary to protect its interests with respect to tax liabilities, including the sale of Shares by the recipient to satisfy taxes. The Company’s obligation to make any delivery or transfer of Shares shall be conditioned on the Optionee’s or Grantee’s compliance, to the Company’s satisfaction, with any withholding requirement.

15. Interpretation. The Plan is intended to enable transactions under the Plan with respect to directors and officers (within the meaning of Section 16(a) under the Exchange Act) to satisfy the conditions of Rule 16b-3 promulgated under the Exchange Act; any provision of the Plan that would cause a conflict with such conditions shall be deemed null and void to the extent permitted by applicable law and in the discretion of the Board of Directors.

16. Special Rules for Performance-Based Awards.

A.            Performance-Based Awards. The Committee may grant Awards of Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Phantom Stock or Dividend Equivalent Rights pursuant to the terms of this Section 16, and consistent with Section 9, above, which shall include vesting requirements based specifically on the attainment of one or more Performance Targets applicable to any such Award, as set forth in this Section 16. In the event a Grantee who has been granted a Performance-Based Award terminates his or her employment with the Company prior to the date on which the applicable Performance Target or Targets have been met or prior to the satisfaction of any other applicable conditions or requirements have been met or satisfied, such Performance-Based Award shall be immediately forfeited. In addition, the Committee shall have the authority to cause a Performance-Based Award to be forfeited, in whole or in part, at any time prior to the Committee’s determination that such Performance-Based Award has become vested by reason of attainment of one or more of the applicable Performance Targets, at the Committee’s sole discretion. Such absolute right to reduce or eliminate a Performance-Based Award shall be exercised by the Committee in light of the Committee’s review of all facts and circumstances the Committee deems to be relevant.

B.            Establishment of Performance Targets.

a.            The Committee shall establish one or more Performance Targets for each Performance Period, which Performance Targets may vary for different Participants who may be granted Performance-Based Awards.

b.            In all cases, the Performance Target(s) established with respect to any Performance Period shall be established within the first 90 days of the Performance Period or, if shorter, within the first twenty five percent (25%) of such Performance Period.

c.             Each Performance Target established under the Plan shall constitute a goal as to which an objective method or methods is available for determining whether such Performance Target has been achieved. In addition, the Committee shall establish in connection with the Performance Targets applicable to a Performance Period an objective method for computing the portion of a particular Performance-Based Award that may be treated as vested as a result of attaining such Performance Target(s).

C.            Vesting of Performance-Based Awards. Vesting of Performance-Based Awards shall be determined at the time (or times) and in the manner established by the Committee for a Performance Period; provided, however, that no portion of a Performance-Based Award shall become vested unless and until (i) the Plan

(including the provisions of this Section 16 of the Plan) is approved by the Company’s shareholders (and such shareholder approval is still effective for purposes of the rules on performance-based compensation applicable in connection with Code Section 162(m), as required under Section 16.D), and (ii) the Committee has certified in writing that each Performance Target for the particular Performance Period for which a Performance-Based Award is granted has been achieved.

D.            Subsequent Shareholder Approval. The Plan (including the provisions of this Section 16) shall again be disclosed to the Company’s shareholders for approval at the time or times required under Code Section 162(m) and/or Treasury Regulations promulgated thereunder in order for the Performance-Based Awards granted under the Plan to continue to qualify as performance-based compensation that is exempt from the limitations on deductibility by the Company of compensation under Code Section 162(m). No Performance-Based Awards shall become vested if such required shareholder approval has not been obtained.

E.             Criteria to be Used in Establishing Performance Targets. In establishing any Performance Target under the Plan, the Committee shall establish an objective target based upon one or more of the following business criteria (which may be determined for these purposes by reference to (i) the Company as a whole, (ii) any of the Company’s subsidiaries, operating divisions, business segments or other operating units, or (iii) any combination thereof): earnings before interest, taxes, depreciation, and amortization; profit before taxes; gross margin; stock price; market share; gross revenue; net revenue; pretax income; net operating income; cash flow; earnings per share; return on equity; return on invested capital or assets; cost reductions and savings; return on revenues or productivity; loss ratio; expense ratio; combined ratio; product spread; or any variations or combinations of the preceding business criteria, which may also be modified at the discretion of the Committee, to take into account extraordinary items or which may be adjusted to reflect such costs or expense as the Committee deems appropriate.  In addition, the Committee may utilize as an additional performance measure (to the extent consistent with the Performance-Based Compensation Rules) the attainment by a Participant of one or more personal objectives and/or goals that the Committee deems appropriate, including, but not limited to, implementation of Company policies, negotiation of significant corporate transactions, development of long- term business goals or strategic plans for the Company, or the exercise of specific areas of managerial responsibility; provided, however, that the measurement of the Company’s or a Participant’s achievement of any of such goals must be objectively determinable and shall be determined, to the extent applicable, according to generally accepted accounting principles as in existence on the date on which the relevant performance goals were established.  In all cases, the Committee shall establish the Performance Target for a Performance-Based Award no later than 90 days after the beginning of the performance period applicable to the Performance-Based Award, and shall establish such Performance Target in a manner that is consistent with the Performance-Based Compensation

Rules.  For these purposes, the phrase “Performance-Based Compensation Rules” means those provisions of Code Section 162(m) and Treasury Regulations promulgated thereunder that provide the rules pursuant to which compensation that is paid to executives on the basis of performance is exempt from the limitations on deductibility applicable to certain compensation paid to executives in excess of $1,000,000.  The term “Participant” shall mean, for purposes of this Section 16, any person granted a Performance-Based Award.

F.              Performance-Based Award Limitation. Notwithstanding anything to the contrary herein, no Participant shall receive a Performance-Based Award for Shares in excess of 2,500,000 Shares.

a.            The limitation set forth in this Section 16.F shall be applied with respect to Performance-Based Awards that relate to a Performance Period longer than one year by multiplying that limitation by a fraction equal to the number of full calendar months in the Performance Period divided by twelve (12).

b.            If a Performance Period is less than a full year, the limitation of this Section 16.F shall apply without adjustment; provided, however, that any such short Performance Period shall be treated as though it were a Performance Period that extends until the end of the one year period that starts as of the first day of the short Performance Period, and any other Performance Periods that overlap such one year period will be subject to further limitations as though such Performance Periods were overlapping Performance Periods, as described in subsection 16.F.c.

c.             If Performance-Based Awards with overlapping Performance Periods are granted to any one employee, the limitations of this Section 16.F shall be reduced with respect to any such overlapping Performance Periods so that the aggregate value of such multiple Performance-Based Awards does not exceed the limitation set forth in the first sentence of this Section 16.F, multiplied by a fraction, the numerator of which is the number of full calendar months occurring during the period commencing as of the first day of the first to start of such overlapping Performance Periods, and the last day of which is the last day of the last to end of such overlapping Performance Periods, and the denominator of which is twelve (12).

The intent of subsections a through c of this Section 16.F is to cause each Performance-Based Award to satisfy the limitation of this Section 16.F as if such Award were the only Performance-Based Award granted, and to cause, in addition, the aggregate value of Performance-Based Awards granted for overlapping Performance Periods to comply with the limitation of this Section 16.F as though such multiple Performance-Based Awards constituted a single Performance-Based Award.

G.            Performance Shares. In addition to the grant of Performance-Based Awards as described above, the Committee may grant a contingent right to receive shares of

Common Stock (“Performance Shares”), where the right to receive all or a portion of such shares is subject to the same rules regarding Performance-Based Awards otherwise applicable under this Section 16, so that Performance Targets are set in the same time and manner as provided for in Section 16.B and the annual limitation on grants under Section 16.F, determined as of the date the Performance Share grant is made by the Committee, is determined on an aggregate basis with any other grants or awards under this Section 16.

17. Source of Shares; Fractional Shares. The Common Stock that may be issued (which term includes Common Stock reissued or otherwise delivered) pursuant to an Award under the Plan shall be authorized but unissued Stock. No fractional shares of Stock shall be issued under the Plan, and shares issued shall be rounded down to the nearest whole share, but fractional interests may be accumulated pursuant to the terms of an Award.

18. Deferred Arrangements. The Committee may permit or require the deferral of any award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Common Stock equivalents. Any such deferrals shall be made in a manner that complies with Code Section 409A.

19. Parachute Limitations. Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Grantee with the Company or any Affiliate, except an agreement, contract, or understanding that expressly addresses Section 280G or Section 4999 of the Code (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), if the Grantee is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Option, Restricted Stock, Restricted Stock Unit, Stock Appreciation Right, Phantom Stock or Dividend Equivalent Right held by that Grantee and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Grantee under this Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) (this curtailment of exercisability and/or vesting being referred to herein as the “280G Cutback”). For purposes of clarity, the intent of the preceding sentence is to provide for an automatic implementation of the 280G Cutback if that is beneficial to the Grantee (on an after-tax basis), and otherwise not to implement the 280G Cutback. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Grantee under any Other Agreement or any Benefit Arrangement would cause the Grantee to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Grantee as described in clause (ii) of the preceding sentence, then the Grantee shall have the right, in the Grantee’s sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Grantee under this Plan be deemed to be a Parachute Payment.

20. Section 409A. The Committee intends to comply with Section 409A of the Code (“Section 409A”), or an exemption to Section 409A, with regard to Awards hereunder that constitute nonqualified deferred compensation within the meaning of Section 409A. To the extent that the Committee determines that a Grantee would be subject to the additional 20% tax imposed on certain nonqualified deferred compensation plans pursuant to Section 409A as a result of any provision of any Award granted under this Plan, such provision shall be deemed amended, if possible, to the minimum extent necessary to avoid application of such additional tax. The nature of any such amendment shall be determined by the Committee.

21. Unfunded Status of Plan. The Plan shall be unfunded. Neither the Company, nor the Board of Directors nor the Committee shall be required to segregate any assets that may at any time be represented by Awards made pursuant to the Plan. Neither the Company, nor the Board of Directors, nor the Committee shall be deemed to be a trustee of any amounts to be paid or securities to be issued under the Plan.

22. Governing Law. The validity, performance, construction and effect of this Plan shall be governed by the laws of the Commonwealth of Pennsylvania, without giving effect to principles of conflicts of law.

23. Compensation Recovery Policy.  In addition to, and not in limitation of, the Committee’s rights to reduce any payments or benefits as are set forth under any other provisions of the Plan, in the event of a restatement of the Company’s financial statements, the Committee may take such actions as are permitted under the terms of the Company’s Compensation Recovery Policy (the “Policy”) and shall take any and all actions as are required under the Policy, as such may be amended from time to time.

As currently in effect, the Policy provides that the Committee may determine that, as a result of a restatement of the Company’s financial statements, an Executive Officer (as hereinafter defined) received more incentive compensation than the Executive Officer would have received absent the incorrect financial statements.  In such case, the Committee, in its discretion, may take such action as it deems appropriate to address the impact of the restatement of financial statements.  Such action may include, to the extent permitted under applicable law, directing the Company to recover from Executive Officers Performance-Based Bonus granted or paid to Executive Officers based on the achievement of performance targets, if the incorrect financial statements resulted an increase in a Performance-Based Bonus to such Executive Officers.

An “Executive Officer” for these purposes shall be any officer of the Company who holds an office of executive vice president or above.

The Committee shall have sole discretion (subject to a standard of good faith) in determining (i) whether circumstances of the restatement of financial statements warrant recoupment of a Performance-Based Bonus under applicable law or this Policy, and (ii) the amount of compensation that may be recovered from an Executive Officer (the “Recoverable Compensation”).  Notwithstanding the foregoing, recoupment of a Performance-Based Bonus shall be required if the Company is required to prepare an accounting restatement due to its material noncompliance with any financial reporting requirements under applicable law.

Recoverable Compensation will include the Performance-Based Bonus earned or distributed (as applicable) during the period(s), not to exceed 3 years, that required restatement of financial statements, up to the amount of the Performance-Based Bonus that the Executive Officer obtained as a result of financial statements that were later restated.

In the discretion of the Committee, Recoverable Compensation may include interest and expenses incurred by the Company to recoup a Performance-Based Bonus under this Policy.

IN WITNESS WHEREOF, and as evidence of the adoption of this amendment and restatement of the Plan, the Board of Directors has caused this document to be signed by a duly authorized officer this        day of                                       , 2012.

THE BON-TON STORES, INC.

By:

The Bon-Ton Stores, Inc.

c/o Proxy Services

PO Box 9142

Farmingdale, NY 11735

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 11, 2012. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by The Bon-Ton Stores, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 11, 2012. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

		For	Withhold	For All
		All	All	Except

		☐	☐	☐

The Board of Directors recommends you vote FOR the following: 1. Election of Directors		To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
Nominees

01 Lucinda M. Baier
02 Byron L. Bergren
03 Philip M. Browne
04 Marsha M. Everton
05 Michael L. Gleim
06 Tim Grumbacher
07 Brendan L. Hoffman
08 Todd C. McCarty

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.
		For	Against	Abstain

2 To approve the Amendment and Restatement of The Bon-Ton Stores, Inc. Cash Bonus Plan;		☐	☐	☐

3 To approve the Amendment and Restatement of The Bon-Ton Stores, Inc. 2009 Omnibus Incentive Plan;		☐	☐	☐

4 To approve, on an advisory basis, the compensation of the named executive officers of the Company, as disclosed in the Proxy Statement;		☐	☐	☐

5 To ratify the appointment of KPMG LLP as independent registered public accounting firm for 2012; and		☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

		Yes	No

Please indicate if you plan to attend this meeting		☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)		Date

0000138991_1     R1.0.0.11699

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report/10-K

Wrap is/are available at www.proxyvote.com .

THE BON-TON STORES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF

DIRECTORS

ANNUAL MEETING OF SHAREHOLDERS

June 12, 2012

The shareholder hereby appoints Brendan L. Hoffman and Keith E. Plowman, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of The Bon-Ton Stores, Inc. that the shareholder is entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 a.m. Eastern Time on June 12, 2012, at Bon-Ton’s Corporate Office, 2801 E. Market Street, York, PA 17402, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR THE BOARD OF DIRECTORS AND FOR THE PROPOSALS LISTED ON THE REVERSE SIDE.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Continued and to be signed on reverse side

0000138991_2     R1.0.0.11699